Exhibit 2.2

THIS OFFER DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or the action you should take, you are recommended to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

If you have sold or otherwise transferred all your Babtie Shares, please forward this document and the accompanying documentation as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. These documents should not, however, be mailed or otherwise sent in or into the United States, Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the laws of such jurisdiction. If you have sold or otherwise transferred only part of your holding of Babtie Shares, you should retain these documents.

This document should be read in conjunction with the accompanying Form of Acceptance.

RECOMMENDED OFFER

for

BABTIE GROUP LIMITED

by a wholly-owned subsidiary of

JACOBS ENGINEERING GROUP INC.

The procedure for acceptance of the Offer is set out on pages 7 to 8 of this document and in the accompanying Form of Acceptance. To accept the Offer in respect of Babtie Shares, you must complete and return the accompanying Form of Acceptance as soon as possible and, in any event, so as to be received by the Company Secretary of Babtie, at 95 Bothwell Street, Glasgow G2 7HX by no later than 3.00 p.m. (London time) on 6 August 2004.

The Offer is not being made in or into, and is not capable of acceptance in or from, Canada, Australia or Japan. In addition, the Offer is not being made, directly or indirectly, in or into, or by the use of the mails or by any means or instrumentality (including, without limitation, by means of telephone, facsimile, telex, or internet or other forms of electronic communication) of interstate or foreign commerce of, or any facilities of a securities exchange of the United States, and will not be capable of acceptance by any such use, means, instrumentality or facility or from within the United States. Accordingly, copies of this document, the Form of Acceptance and any other related document are not being, and must not be, directly or indirectly, mailed or otherwise distributed or sent in or into the United States, Canada, Australia or Japan. Doing so may render invalid any purported acceptance of the Offer. The availability of the Offer to persons who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

Part A

LETTER FROM THE CHAIRMAN OF BABTIE GROUP LIMITED

Registered In Scotland No SC141100

Directors:	Registered office:
Dr Christopher Masters	95 Bothwell Street
William Gilchrist Mitchell	Glasgow
Alan Harcourt Craig	G2 7HX
Morris James Murray
Mark Cubitt	12 July 2004
Lesley Mary Samuel Knox
Peter James Bailey Shakeshaft

To the shareholders of Babtie Group Limited

Recommended Offer

1.	Introduction

It was announced on 12 July 2004 that agreement has been reached between your Directors and the directors of Jacobs Inc. on the terms of a recommended Offer to be made, for the whole of the issued and to be issued share capital of Babtie, by Jacobs Inc.

Pursuant to Jacobs Inc.’s proposal, Babtie Shareholders will be entitled to receive, in cash, £17.6076 per Babtie Share, valuing the Company at approximately £92,000,000.

2.	Terms of the Offer

The terms of the Offer are set out in the letter from Jacobs Inc. set out in Part B of this Offer Document. Enclosed with this Offer Document you will find a Form of Acceptance which you can use to accept the Offer.

3.	Irrevocable Undertakings

Shareholders representing over 90% of the Babtie Share Capital have already given irrevocable undertakings to accept the Offer.

4.	Background to and reasons for the Offer

The move towards market consolidation has been a continuing trend over the last few years with the separation between large, broad based, consultancies and niche companies becoming increasingly evident. It is the unanimous view of your Board that the proposed merger with Jacobs Inc. is in the best interests of both shareholders and employees in that it will provide Babtie Group with the opportunity to develop as part of a larger organisation and will provide clear career opportunities for all of our people as part of what will be one of the largest companies in the technical consultancy market worldwide.

5.	Warranties

Certain Babtie Shareholders have signed a “Framework Agreement” pursuant to which they have given warranties and indemnities to Jacobs Inc. in relation to the assets, liabilities and trading position of Babtie.

Other shareholders are not required to give such warranties or indemnities to Jacobs Inc. However, by accepting the Offer, you will be giving certain warranties to Jacobs Inc. in relation to your ownership of the Babtie Shares which you wish to sell to Jacobs Inc. These warranties are set out in Part B of Appendix I of this Offer Document.

6.	Action to be taken

The procedure for acceptance of the Offer is set out in paragraph 8 of Part B of this Offer Document and the Form of Acceptance enclosed with this letter.

7.	Recommendation from the Directors

The Babtie Directors consider the terms of the Offer to be fair and reasonable. Accordingly, the Babtie Directors unanimously recommend you to accept the Offer as the Babtie Directors who hold Babtie Shares (Messrs. Mitchell, Craig, Murray and Cubitt) and each of the Original Members who is not a Babtie Director have irrevocably undertaken to do in respect of their own beneficial holdings amounting to 4,056,660 Babtie Shares, representing in aggregate, approximately 77.64 per cent, of the Babtie Share Capital.

Yours sincerely

Dr Christopher Masters Chairman

Part B

Letter from Gibb Holdings Limited

(a wholly-owned subsidiary of Jacobs Engineering Group Inc.)

Jacob House London Road Reading Berkshire RG6 1BL

Registered in England and Wales under no. 02387714

12 July 2004

To the shareholders of Babtie Group Limited

Dear Shareholder

Recommended Offer

1.	Introduction

This letter sets out the recommended offer by Gibb Holdings Limited, a wholly owned subsidiary of Jacobs Inc., for the whole of the issued and to be issued ordinary share capital of Babtie.

Your attention is drawn to the letter from your Chairman accompanying this Offer Document which explains the reasons for the Offer. You will see that the Babtie Directors consider the terms of the Offer to be fair and reasonable and, therefore, unanimously recommend Babtie Shareholders to accept the Offer.

2.	The Offer

Jacobs Inc. hereby offers to acquire, on the terms and subject to the conditions set out in this document and the accompanying Form of Acceptance, all of the Babtie Shares not already owned or contracted to be acquired by Jacobs Inc.

Jacobs Inc. is offering a total consideration of approximately £92,000,000 for the entire issued and to be issued share capital of Babtie. This means that, for each Babtie Share you hold Jacobs Inc. is offering you an offer price per Babtie Share of £17.6076 (the Offer Price). The consideration payable will be satisfied, on the basis of the Offer Price, as to 100 per cent, in cash.

This means that subject to the Offer becoming unconditional in all respects Jacobs Inc. will provide you with the following consideration:

for each Babtie Share you have	£17.6076 in cash
validly assented to the Offer:

to be paid by CHAPS transfer to Dundas & Wilson CS on your behalf.

Dundas & Wilson CS have undertaken to Jacobs Inc. upon receipt of the CHAPS transfer to post a cheque to each shareholder in Babtie in respect of the consideration due to be paid to such shareholder under the Offer. Further details regarding settlement are given in paragraph 9 of Part B of this Offer Document.

3.	Recommendation

The Babtie Directors consider the terms of the Offer to be fair and reasonable. Accordingly, the Babtie Directors unanimously recommend you to accept the Offer as the Babtie Directors who hold Babtie Shares (Messrs. Mitchell, Craig, Murray and Cubitt) and each of the Original Members who is not a Babtie Director have irrevocably undertaken to do in respect of their own beneficial holdings amounting to 4,056,660 Babtie Shares, representing in aggregate, approximately 77.64 per cent, of the Babtie Share Capital.

4.	Background to and reasons for the Offer

Joining together is a strong step, allowing each company to rise above its relatively small share of a huge market and forming a foundation on which together we can build a global infrastructure organization of 10,000 to 15,000 people. In the U.K., the combined employee count of 3,800 would make the combined companies one of the top five civil and infrastructure companies, allowing the combined companies to compete more successfully for opportunities in that market. Together the companies also gain a nucleus for growth in this market in Europe, especially Central and Eastern Europe. As Jacobs Inc. proceeds with more acquisitions, Jacobs Inc. and Babtie can continue to grow in the U.K. and Europe while developing Jacobs Inc.’s U.S. infrastructure organization to a similar scale.

This is also a growth initiative for the individuals in Babtie. Joining Jacobs Inc. enhances your professional growth potential and expands your range of opportunities. Jacobs Inc.’s multidomestic organizational structure means that you continue to be part of a local enterprise while reaping the benefits of working for a global leader. Jacobs Inc. believes that merging the talents of both companies allows more stable, sustainable growth for the combined business going forward, which in turn provides more opportunities and better prospects for everyone. Jacobs Inc. have been very successful in integrating companies Jacobs Inc. has acquired into its global organization, and many of its leaders have come via acquisition. Given the quality of Babtie’s people and your leadership, there’s every reason to think that combining our companies will yield similar prospects.

Together Jacobs and Babtie have an opportunity in the near term to create a solid presence in the infrastructure market—in the U.K., the U.S., and globally—that can provide a foundation for global leadership in the long term. Such growth produces excellent opportunities for everyone, and Jacobs Inc. hopes you accept the Offer.

5.	Terms and conditions of the Offer

The Offer is subject to the conditions and further terms set out in Appendix I and in the accompanying Form of Acceptance. The definitions contained in Appendix II of this Offer apply throughout this document (including the Appendices) and the Form of Acceptance.

6.	Compulsory acquisition

Jacobs has received irrevocable undertakings to accept the Offer in respect of 4,704,470 Babtie Shares representing approximately 90.04 per cent, of the Babtie Share Capital. Accordingly, Jacobs expects that as soon as it has received valid acceptances of the Offer pursuant to the irrevocable undertakings received by it and the conditions in Appendix I of this document are satisfied or (if applicable) waived, it will be able to and intends to make use of the provisions of sections 428 to 430F of the Companies Act 1985 (as amended) so as compulsorily to acquire any outstanding Babtie Shares for which valid acceptances have not been received.

7.	Overseas Shareholders

The making of the Offer to certain persons who are not resident in the United Kingdom or who are citizens, residents or nationals of other countries may be affected by the laws of the relevant jurisdictions. Babtie Shareholders who are not resident in the United Kingdom should inform themselves about and observe any applicable legal and regulatory requirements of their jurisdiction. It is the responsibility of any such person wishing to accept the Offer to satisfy himself as to the full observance of the laws of the relevant jurisdictions in connection therewith, including the obtaining of any governmental or other consents which may be required or compliance with other necessary formalities, and the payment of any issue, transfer or other taxes due in such jurisdiction.

8.	Procedure for acceptance of the Offer

8.1	To accept the Offer

To accept the Offer in respect of existing Babtie Shares you must complete Boxes 1 and 3 and complete and sign Box 2 of the Form of Acceptance in accordance with the instructions printed thereon.

8.2	Return of Form of Acceptance

The completed Form of Acceptance, together with your share certificate(s) and/or other document(s) of title, should be returned by post or by hand, in accordance with the instructions printed thereon, to the Company Secretary at 95 Bothwell Street, Glasgow G2 7HX, as soon as possible but in any event so as to be received not later than 3.00 p.m. (London time) on 6 August 2004.

A reply paid envelope is enclosed for this purpose if you are posting your documents in the United Kingdom. No acknowledgement of receipt of documents will be given.

If you are in any doubt as to the procedure for acceptance, please contact the Company Secretary by telephone on 0141 204 2511.

8.3	Share certificates not readily available or lost

If you have lost your share certificate(s) and/or other document(s) of title, or your share certificate(s) and/or other document(s) of title is/are not readily available, the Form of Acceptance should nevertheless be completed, signed and returned as stated to the address given in paragraph 8.2 above so as to be received not later than 3.00 p.m. on 6 August 2004, together with any share certificate(s) and/or other document(s) of title which you may have available, accompanied by a letter stating that the balance will follow or that you have lost one or more of your share certificate(s) and/or other document(s) of title. Any outstanding share certificate(s) and/or other document(s) of title should be forwarded to the above address as soon as possible thereafter.

If you have lost your share certificate(s), you should write to the Company Secretary of Babtie at 95 Bothwell Street, Glasgow, G2 7HX (the Company Secretary), requesting a letter of indemnity for the lost share certificate(s) which, when completed in accordance with the instructions given, should be lodged with the Company Secretary.

8.4	Validity of acceptances

Jacobs reserves the right to treat as valid any acceptance of the Offer which is not complete in all respects or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. In that event, the consideration under the Offer will not be despatched (in the manner described in paragraph 9 below) until the share certificate(s) and/or other document(s) of title or indemnities satisfactory to Jacobs have been received.

9	Settlement

Subject to the Offer becoming or being declared unconditional in all respects, the settlement of the Offer Price will be effected as set out in this paragraph 9.

9.1	Cash consideration payable

In respect of Babtie Shares for which a valid Form of Acceptance is received prior to 17.00 (London time) two Business Days prior to Completion (not counting the day of Completion), settlement of any amount of cash due to to Babtie Shareholders in respect of Babtie Shares the subject of such Form of Acceptance will be made by CHAPS transfer to Dundas & Wilson CS on Completion or if Completion occurs after 12.00 (midday) (London time) on any day, on the next Business Day.

In respect of Babtie Shares for which a valid Form of Acceptance is received at or after 17.00 (London time) two Business Days prior to Completion (not counting the day of Completion) but while the Offer remains open for acceptances, settlement of any amount of cash due to Babtie Shareholders in respect of Babtie Shares the subject of such Form of Acceptance will be made by CHAPS transfer to Dundas & Wilson CS within seven (7) days of such receipt.

Dundas & Wilson CS have undertaken to Jacobs following receipt of a CHAPS transfer comprising amounts of cash due to Babtie Shareholders to post cheques to relevant Babtie Shareholders in respect of the consideration due to be paid them and comprised in such transfer.

Payment of any consideration due under the Offer to Dundas & Wilson CS shall constitute good discharge to Jacobs of its obligations to make payment under the Offer.

9.2	General

If the Offer does not become or is not declared unconditional in all respects the relevant Form of Acceptance, share certificate(s) and/or other document(s) of title will be returned by post within 14 days of the Offer lapsing to the person or agent whose name and address is set out in Box 3 on the Form of Acceptance or, if none is set out, to the first-named holder at his or her registered address.

All remittances, communications, notices, certificates and documents of title sent by, to, from or on behalf of Babtie Shareholders or their appointed agents will be sent at their own risk.

10.	Further information

Your attention is drawn to the further information in the Appendices, which form part of this document and in the accompanying Form of Acceptance.

11.	Action to be taken

To accept the Offer, the Form of Acceptance must be completed and returned with your share certificate(s) and/or other document(s) of title in accordance with the instructions printed thereon as soon as possible and, in any event, so as to be received by the Company Secretary at 95 Bothwell Street, Glasgow G2 7HX by no later than 3.00 p.m. (London time) on 6 August 2004.

If you are in any doubt about the Offer or the action you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

Yours faithfully

William C. Markley, III

Gibb Holdings Limited

(a wholly-owned subsidiary of Jacobs Engineering Group Inc.)

APPENDIX I

CONDITIONS AND FURTHER TERMS OF THE OFFER

PART A - Conditions of the Offer

1.	The Offer is subject to the following conditions:

(a)	valid acceptances being received by not later than 3.00 p.m. (London time) on 6 August 2004 (or such later time(s) and/or date(s) as Jacobs may decide) in respect of at least 90 per cent, in nominal value of the Babtie Shares to which the Offer relates provided that this condition will not be satisfied unless the Offeror and/or its wholly owned subsidiaries shall have acquired, or agreed to acquire, whether pursuant to the Offer or otherwise, Babtie Shares carrying in aggregate more than 50 per cent, of the voting rights then normally exercisable at a general meeting of Babtie including for this purpose any such voting rights attaching to any Babtie Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise; and for this purpose:

(i)	the phrase Babtie Shares to which the Offer relates shall be construed in accordance with sections 428-430F of the Companies Act 1985 (as amended);

(ii)	Babtie Shares which have been unconditionally allotted shall be deemed to carry the voting rights which they will carry upon issue; and

(iii)	valid acceptances shall be deemed to have been received in respect of Babtie Shares which are treated for the purposes of section 429(8) of the Companies Act 1985 (as amended) as having been acquired or contracted to be acquired by the Offeror by virtue of acceptances of the Offer;

(b)	Notification of the proposed sale and purchase of Shares pursuant to the Offer having been made jointly by the Offeror and the Original Members to the Competition Authority under Section 18(1) of the Competition Act, 2002 of the Republic of Ireland (Competition Act), and one of the following having occurred:

(i)	the Competition Authority having informed the Offeror and the Representative Shareholder that the proposed sale and purchase may be put into effect in accordance with section 21(2)(a) of the Competition Act; or

(ii)	the period specified in section 21(2) of the Competition Act having lapsed without the Competition Authority having informed the Offeror and the Representative Shareholder of the determination it has made (if any) under section 21(2)(a) or (b) of the Competition Act; or

(iii)	the Competition Authority having furnished to the Offeror and the Representative Shareholder a copy of its written determination in accordance with section 22(4)(a) of the Competition Act that the proposed sale and purchase may be put into effect in accordance with section 22(3)(a) of the Competition Act; or

(iv)	the Competition Authority having furnished to the Offeror and the Representative Shareholder a copy of its written determination in accordance with section 22(4)(a) of the Competition Act that the proposed sale and purchase may be put into effect subject to conditions specified by the Competition Authority being complied with (such conditions being acceptable to the Offeror) in accordance with section 22(3)(c) of the Competition Act; or

(v)	the period of four months after the appropriate date (as defined in section 19(6) of the Competition Act) having elapsed without the Competition Authority having made a determination under section 22(3) of the Competition Act in relation to the proposed sale and purchase;

(c)	no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction being in effect which has the effect of making the Proposed Transaction illegal or otherwise prohibiting its consummation;

(d)	there being no actual, pending or threatened suit, action, investigation or proceeding by a Governmental Entity or to which a Governmental Entity is (or would be) a party:

(i)	seeking to review, restrain or prohibit the Proposed Transaction or any matters arising therefrom or seeking to obtain from the Offeror or any of the Original Members or any of their respective Affiliates any damages; or

(ii)	seeking to prohibit or limit the ownership or operation by the Offeror of any member of the Babtie Group or seeking to require the Offeror or any of its Affiliates or the Babtie Group to dispose of or hold separate any material portion of its business or assets, as a result of the Proposed Transaction; or

(iii)	which otherwise is a Material Adverse Change,

and the Offeror receiving a certificate of the Representative Shareholder to such effect;

(e)	the Offeror having received a release or waiver, in a form satisfactory to the Offeror, of (i) all Encumbrances over any Babtie Shares; and (ii) all Encumbrances (other than a Permitted Encumbrance) over any shares in or assets of any member of the Babtie Group;

(f)	there having been no breach of any of the warranties as given on the date the Framework Agreement was entered into (the Warranties);

(g)	none of the following having occurred:

(i)	any Material Adverse Change;

(ii)	any Event which, if the Warranties were repeated immediately prior to the occurrence of Completion (as defined in the Framework Agreement) by reference to the facts and circumstances then existing as if references to the date of the Framework Agreement were references to the relevant date, constitutes a breach of any of the Warranties; or

(iii)	any breach or non-fulfilment by the Original Members who are party to the Framework Agreement of any of their material obligations under the Framework Agreement;

provided that in relation to (f) and g(ii) above, such breach has or is reasonably likely to have a materially adverse effect on the business, operations, assets, liabilities (including contingent liabilities), properties, or the business or financial condition, results or prospects of the Babtie Group which represents a liability (actual or contingent) in excess of £500,000 or (ii) which will or is reasonably likely to reduce the operating profits, or increase the expenses or liabilities of the Babtie Group by £500,000, in the period of 12 months from the date of this Offer or in any subsequent 12 month period;

(h)	there not being more than 5,225,000 Babtie Shares in issue or any options over any Babtie Shares or any person having any right to call for the allotment or issue to them of any Babtie Shares such that in order to purchase all the issued and to be issued Babtie Shares the Offeror is required to purchase in excess of 5,225,000 Babtie Shares;

(i)	Completion (as defined in the Framework Agreement) having occurred (and the Framework Agreement not having been terminated in accordance with its terms); and

(j)	all notifications and filings which are necessary or are reasonably considered appropriate by Jacobs having been made, all appropriate waiting and other time periods (including any extensions of such waiting and other time periods) under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory or regulatory obligations in any relevant jurisdiction having been complied with in each case in connection with the Offer or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Babtie or any other member of the Babtie Group by Jacobs or the carrying on by any member of the Babtie Group of its business.

Jacobs reserves the right to waive all or any of the above conditions, in whole or in part.

If the Offer lapses it will cease to be capable of further acceptance. Babtie Shareholders who have accepted the Offer and Jacobs shall then cease to be bound by acceptances delivered on or before the date on which the Offer lapses.

PART B - Further terms of the Offer

1.	Interpretation

The following further terms apply, unless the context requires otherwise or the contrary is expressed, to the Offer. Except where the context requires otherwise, any reference in Part B and Part C of this Appendix I and in the Form of Acceptance:

(a)	to the Offer becoming or becomes or being declared unconditional shall mean the Offer being declared unconditional in all respects;

(b)	to acceptances of the Offer shall include deemed acceptances of the Offer;

(c)	to Babtie Shares comprised in the acceptance shall mean the number of Babtie Shares inserted in Box 1 of the relevant Form of Acceptance or, if no number is inserted or a greater number than the relevant Babtie Shareholder’s registered holding appears in Box 1, the greatest of:

(i)	the relevant Babtie Shareholder’s entire holding of Babtie Shares as disclosed by details of the register of members prior to the time the relevant Form of Acceptance is received by the Company Secretary;

(ii)	the relevant Babtie Shareholder’s entire holding of Babtie Shares disclosed by details of the register of members prior to the latest time for receipt of Forms of Acceptance which can be taken into account for determining whether the Offer is unconditional; and

(iii)	the number of Babtie Shares in respect of which certificates or an indemnity in lieu thereof is received;

(d)	to a Babtie Shareholder shall include references to the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of Appendix I Part C shall apply to them jointly and to each of them.

2.	Acceptance period

The Offer will remain open for acceptance until 3.00p.m. (London time) on 6 August 2004.

Jacobs may extend the period for which the Offer remains open for acceptance one or more times by notice to all of the Babtie Shareholders entered on the register of members at the close of business on the day which is two Business Days before the date on which such notice is given (counting the day on which the notice is given).

3.	Rights of Withdrawal

An acceptance of the Offer shall be irrevocable.

4.	General

(a)	Settlement of the consideration to which any Babtie Shareholder is entitled under the Offer will be implemented in accordance with the terms of the Offer. No consideration will be sent to addresses in the USA, Canada, Australia or Japan and/or to a US Person or a resident of the USA, Canada, Australia or Japan.

(b)	Babtie Shares will be acquired fully paid and free from all liens, equities, charges, encumbrances, rights of pre-emption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attaching thereto.

(c)	The instructions, authorities, terms and provisions contained in or deemed to be incorporated in the Form of Acceptance constitute part of the terms of the Offer. Words and expressions defined in this document have the same meanings when used in the Form of Acceptance, unless the context otherwise requires. The provisions of Part B and Part C of this Appendix I shall be deemed to be incorporated in the Form of Acceptance, which shall be construed accordingly.

(d)	Without prejudice to any other provision of this Part B of this Appendix I, Jacobs reserves the right to treat acceptances of the Offer and/or any elections pursuant thereto as valid if not entirely in order or not accompanied by the relevant share certificate(s) and/or other relevant document(s) of title or if received, by or on behalf of it, at any place or places, or in any manner, otherwise than as specified in this document or in the Form of Acceptance. In that event, no payment of cash or settlement of consideration will be made under the Offer until the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Jacobs have been received.

(e)	Any omission, failure, or decision not, to despatch this document, the Form of Acceptance, any other document relating to the Offer and/or any notice required to be despatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made, or should be made, shall not invalidate the Offer in any way or create any implication that the Offer has not been made to any such person. Subject to paragraph 0 below, the Offer extends to any such person and any Babtie Shareholder to whom this document, the Form of Acceptance, and/or any other such documents may not be despatched or who may not receive the same and such persons may collect copies of those documents, during normal business hours, from the Company Secretary at 95 Bothwell Street, Glasgow G2 7HX.

(f)	If the Offer does not become unconditional in all respects, Forms of Acceptance and any share certificate(s) and/or other document(s) of title will be returned by post within 14 days of the Offer lapsing, at the risk of the person entitled thereto, to the person or agent whose name and address is set out in Box 3 of the Form of Acceptance or, if none is set out, to the first- named holder at his/her registered address.

(g)

All powers of attorney, appointments of agents and authorities on the terms conferred by or referred to in this Appendix I or in the Form of Acceptance are given by way of security for the performance of the obligations of the Babtie

Shareholder concerned and are irrevocable (in respect of powers of attorney, in accordance with section 4 of the Powers of Attorney Act 1971).

(h)	Any communication or notice in connection with the Offer shall be given by sending the same to each Babtie Shareholder at his/her address as entered on the register of members at the close of business on the day which is two Business Days before the date on which such notice is given (counting the day on which the notice is given) and (i) where any Babtie Share is registered in the name of more than one joint holder, any such communication or notice shall be given only to the Babtie Shareholder whose name stands first in the register of members, (ii) any such communication or notice may if requested by the Offeror be given by Babtie on the Offeror’s behalf.

(i)	All communications, notices, certificates, documents of title and remittances to be delivered by or sent to, from or on behalf of any Babtie Shareholders (or their authorised agents) will be delivered by or sent to or from them (or their authorised agents) at such Babtie Shareholder’s risk. No acknowledgement of receipt of any Form of Acceptance, communication, notice, share certificate(s) and/or other document(s) of title will be given by or on behalf of the Offeror.

(j)	The Offer and all acceptances and/or elections in respect thereof, the Form of Acceptance, this document and all contracts made pursuant to the Offer, and actions taken or made or deemed to be taken or made under any of the foregoing, shall be governed by and construed in accordance with English law. Execution by or on behalf of any Babtie Shareholder of a Form of Acceptance constitutes his submission, in relation to all matters arising out of the Offer and/or the Form of Acceptance, to the jurisdiction of the Courts of England and his agreement that nothing shall limit the right of Jacobs to bring any suit, action or proceedings arising out of or in connection with the Offer and/or the Form of Acceptance in any other manner permitted by law or any court of competent jurisdiction.

(k)	All references in this document to any statute or statutory provision shall include any statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date of this document).

(1)	If sufficient acceptances are received and/or sufficient Babtie Shares are otherwise acquired, such that Jacobs is deemed (for the purposes of section 429 of the Companies Act 1985) to have acquired by way of acceptances 90 per cent, of the Babtie Shares to which the Offer relates, Jacobs intends to apply the provisions of sections 428 to 430F of the Companies Act 1985 in respect of the Offer so as compulsorily to acquire any outstanding Babtie Shares for which valid acceptances have not been received.

(m)	All references in this document and the Forms of Acceptances to times are to London times.

(n)	The provisions of the Contracts (Rights of Third Parties) Act 1999 shall not apply to this document, the Form of Acceptance or any contract made pursuant to the Offer.

5.	Cash consideration payable

In respect of Babtie Shares for which a valid Form of Acceptance is received prior to 17.00 (London time) two Business Days prior to Completion (not counting the day of Completion), settlement of any amount of cash due to Babtie Shareholders in respect of Babtie Shares the subject of such Form of Acceptance will be made by CHAPS transfer to Dundas & Wilson CS on Completion or if Completion occurs after 12.00 (midday) (London time) on any day, on the next Business Day.

In respect of Babtie Shares for which a valid Form of Acceptance is received at or after 17.00 (London time) two Business Days prior to Completion (not counting the day of Completion) but while the Offer remains open for acceptances, settlement of any amount of cash due to Babtie Shareholders in respect of Babtie Shares the subject of such Form of Acceptance will be made by CHAPS transfer to Dundas & Wilson CS within seven (7) days of such receipt.

Dundas & Wilson CS have undertaken to Jacobs following receipt of a CHAPS transfer comprising amounts of cash due to Babtie Shareholders to post cheques to relevant Babtie Shareholders in respect of the consideration due to be paid them and comprised in such transfer.

Payment of any consideration due under the Offer to Dundas & Wilson CS shall constitute good discharge to Jacobs of its obligations to make payment under the Offer and Jacobs shall not be required to investigate (or concerned as to) its application by Dundas & Wilson CS.

6.	Overseas shareholders

The making of the Offer to certain persons not resident in the United Kingdom, or who are citizens, residents or nationals of jurisdictions outside the United Kingdom, or who are nominees of, or custodians or trustees for, citizens, residents or nationals of other countries (Overseas Shareholders), may be prohibited or affected by the laws of the relevant overseas jurisdictions. Such Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of any Overseas Shareholder wishing to accept the Offer to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, the compliance with other formalities needing to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction. Any such Overseas Shareholder will be responsible for payment of any issue, transfer or other taxes, duties or other requisite payment(s) due in such jurisdiction(s) by whomsoever payable and Jacobs and any person acting on its behalf shall be entitled to be fully indemnified and held harmless by such Overseas Shareholder for any issue, transfer or other taxes or duties or other requisite payments as Jacobs or any person acting on behalf of Jacobs may be required to pay in respect of the Offer insofar as they relate to such Overseas Shareholder.

PART C - Form of Acceptance

Each Babtie Shareholder by whom, or on whose behalf, a Form of Acceptance is executed irrevocably undertakes, warrants and agrees to and with Jacobs (so as to bind him/her and his/her personal representatives, heirs, successors and assigns) to the effect that:

(a)	the execution of the Form of Acceptance and its receipt by or on behalf of Babtie shall constitute:

(i)	an acceptance of the Offer in respect of the number of Babtie Shares inserted or deemed to be inserted in Box 1 of the Form of Acceptance (or in respect of which the Offer is deemed to have been accepted);

(ii)	a written consent to the sale of any Babtie Shares to Jacobs pursuant to the Offer for the purposes of the articles of association of Babtie and (if relevant) any agreement amongst shareholders or others relating to Babtie, and a waiver of any rights of pre-emption which such Babtie Shareholder may have over any Babtie Shares pursuant to the articles of association of Babtie or otherwise;

(iii)	an authority to Jacobs or its agents to execute any further documents and give any further assurance which may be required in connection with the foregoing;

(iv)	an undertaking, first, to execute all or any documents and/or give any such further assurance as may be required to enable Jacobs to obtain the full benefit of the terms of this Part C and/or to perfect any of the authorities expressed to be given hereunder, and in each case, such acceptance shall be irrevocable provided that if (A) Box 1 of the Form of Acceptance is not completed or a number greater than such Babtie Shareholder’s registered holding appears in Box 1; or (B) the acceptance is otherwise completed incorrectly but the Form of Acceptance is signed, it may, at Jacobs’ discretion, be deemed an acceptance of the terms of the Offer in respect of all the Babtie Shares comprised in the acceptance;

(b)	such Babtie shareholder:

(i)	has not received or sent copies of this document, any Form of Acceptance or any related offering documents in, into or from the USA, Canada, Australia or Japan;

(ii)	has not otherwise utilised in connection with the Offer, directly or indirectly, the mails of, or any means or instrumentality (including, without limitation, e-mail, facsimile transmission, telex and telephone) of interstate or foreign commerce of, or any facilities of a securities exchange of, the USA, Canada, Australia or Japan;

(iii)	was outside the USA, Canada, Australia and Japan when the Form of Acceptance was sent and at the time of accepting the Offer; and

(iv)	in respect of the Babtie Shares to which the Form of Acceptance relates, is not an agent or fiduciary acting on a non-discretionary basis for a principal who has given any instructions with respect to the Offer from within the USA, Canada, Australia or Japan and the Form of Acceptance has not been mailed or otherwise sent in, into or from the USA, Canada, Australia or Japan or signed in the USA, Canada, Australia or Japan and such shareholder is accepting the Offer from outside the USA, Canada, Australia and Japan;

(c)	the execution of the Form of Acceptance and its receipt by or on behalf of Jacobs constitutes, subject to the Offer becoming unconditional in all respects in accordance with its terms the irrevocable separate appointment of Jacobs (with power to delegate to any director of Jacobs or any person appointed by Jacobs) as such Babtie Shareholder’s attorney and/or agent, and an irrevocable instruction to the attorney and/or agent to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney and/or agent in relation to the Babtie Shares comprised in the acceptance in favour of Jacobs, or such other person or persons as Jacobs may direct, and to deliver such form(s) of transfer and/or other document(s) in the attorney’s and/or agent’s discretion, and/or certificate(s) and/or the document(s) of title relating to such Babtie Shares, for registration within six months of the Offer becoming unconditional in all respects and to do all such other acts and things as may in the opinion of such attorney and/or agent be necessary or expedient for the purpose of, or in connection with, the acceptance of the Offer and to vest in Jacobs or its nominee(s) the Babtie Shares as aforesaid;

(d)	the execution of the Form of Acceptance and its receipt by or on behalf of Jacobs will constitute, subject to the Offer becoming unconditional in all respects an irrevocable authority and request subject to Paragraph 4 of Part B of this Appendix I, to Babtie and/or its agents to procure the registration of the transfer of the Babtie Shares comprised in the acceptance pursuant to the Offer and the delivery of the share certificate(s) and/or other document(s) of title in respect thereof, to Jacobs or as it may direct;

(e)	after the Offer becomes unconditional in all respects, or if the Offer will become unconditional in all respects immediately upon the outcome of the resolution(s) in question:

(i)	Jacobs or its agents shall be entitled to direct the exercise of any votes and any and all other rights, privileges (including the right to requisition the convening of a general or separate class meeting of Babtie) attaching to any Babtie Shares in respect of which the Offer has been accepted or is deemed to have been accepted; and

(ii)

the execution of the Form of Acceptance by a Babtie Shareholder in respect of Babtie Shares in respect of which the Offer has been accepted or deemed to have been accepted, will constitute an authority to Babtie from such Babtie Shareholder to send any notice, circular, warrant or other document or communication which may be required to be sent to him as a member of Babtie in respect of such Babtie Shares to Jacobs at its registered office and an irrevocable authority to each of Jacobs, any director of Jacobs and any person appointed by Jacobs to sign any consent to short notice of a general meeting or separate class meeting as his attorney and/or agent and on his behalf and/or to execute a form of proxy in respect of such Babtie Shares and/or, where appropriate, any appointment pursuant to section 375 of the Companies Act 1985, appointing any person nominated by Jacobs to attend general meetings and separate class meetings of Babtie or its members (or any of them) and any adjournments and to exercise or refrain from exercising the votes attaching to such Babtie Shares on its behalf, where relevant, such votes to be cast so far as possible to satisfy any outstanding condition of the Offer, and the execution of the Form of Acceptance will also constitute the agreement of such Babtie Shareholder not to exercise any of such rights without the consent of Jacobs and the irrevocable undertaking of such Babtie Shareholder not to appoint a proxy for or to attend such general meetings or separate class meetings;

(f)	he/she is irrevocably and unconditionally entitled to transfer the Babtie Shares comprised in the acceptance and that the entire legal and beneficial interest in such Babtie Shares comprised in the acceptance are not subject to any pledge and will be acquired under the Offer fully paid up and free from all liens, equitable interests, charges, encumbrances and from all other third party rights or interests of any nature whatsoever and together with all rights attaching thereto;

(g)	he/she will deliver, or procure the delivery, to the Company Secretary at 95 Bothwell Street, Glasgow G2 7HX of his/her share certificate(s) and/or other document(s) of title in respect of the Babtie Shares in respect of which the Offer has been accepted, or is deemed to have been accepted or an indemnity acceptable to Jacobs in lieu thereof, as soon as possible and, in any event within six months of the Offer becoming or being declared unconditional in all respects;

(h)	he/she shall do all such acts and things whatsoever as shall in the reasonable opinion of Jacobs or its agent be necessary or expedient to vest in Jacobs or its nominees all right, title and interest in the Babtie Shares in respect of which the Offer has been accepted or deemed accepted;

(i)	he/she agrees to ratify each and every act or thing which may be done or effected by Jacobs, any director of Jacobs and any of their respective agents or by Babtie or its agents, as the case may be, in exercise of any of the powers and/or authorities hereunder;

(j)	if any provisions of Part B or Part C of this Appendix I shall be unenforceable or invalid or shall not operate so as to afford Jacobs and/or any director of

Jacobs or any person appointed by Jacobs the benefit of any authority expressed to be given therein or herein, he shall, with all practicable speed, do all such acts and things and execute all such documents and give all such assurances as may reasonably be required or desirable to enable Jacobs and/or any director of Jacobs or any person appointed by Jacobs to secure the full benefit of Part B or Part C of this Appendix I.

On execution a Form of Acceptance shall take effect as a deed.

APPENDIX II

DEFINITIONS

The following definitions apply throughout this document and the accompanying Form of Acceptance, unless the context requires otherwise:

Affiliate means, in relation to any party, any subsidiary undertaking or parent undertaking of that party and any subsidiary undertaking of any such parent undertaking, in each case from time to time;

Australia means Australia, its possessions and territories and all areas subject to its jurisdiction and any political subdivision thereof;

Babtie means Babtie Group Limited;

Babtie Directors means the directors of Babtie and a Babtie Director means any one of them;

Babtie Group means Babtie and its subsidiaries listed in Appendix III to this document;

Babtie Share Capital means the issued ordinary share capital of Babtie Group Limited being £5,225,000 divided into 5,225,000 ordinary shares of £1 each;

Babtie Shareholder means a holder of Babtie Shares;

Babtie Shares means the ordinary shares of £1 each in the capital of Babtie currently in issue and any further shares which are unconditionally allotted or issued prior to the date on which the Offer closes or such earlier date (not being earlier than the date on which the Offer becomes unconditional) as the Offeror may determine;

Canada means Canada, its possessions and territories and all areas subject to its jurisdiction and any political subdivision thereof;

Company Secretary means the company secretary of Babtie, Mr W.G. Mitchell located at 95 Bothwell Street, Glasgow, G2 7HX;

Encumbrance means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement or any agreement to create any of the above;

Event has the meaning given to it in the definition of Material Adverse Change;

Form of Acceptance means the form of acceptance and authority for use in connection with the Offer;

Framework Agreement means an agreement entered into between the Original Members, Jacobs Inc. and Jacobs dated 10 July 2004 pursuant to which Jacobs has agreed to make the Offer;

Governmental Entity means, in relation to anywhere in the world, any supra-national, national, state, municipal or local government, any subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including the European Union;

Jacobs or Offeror means Gibb Holdings Limited;

Jacobs Inc. means Jacobs Engineering Group Inc.

Jacobs Group means Jacobs Inc. and its subsidiaries and subsidiary undertakings;

Japan means Japan, its possessions and territories and all areas subject to its jurisdiction and any political subdivision thereof;

Material Adverse Change means any event(s), circumstance(s), effect(s), occurrence(s) or state of affairs or any combination thereof (whether existing or occurring on or before the date of this Offer or arising or occurring afterwards) but excluding events, circumstances, effects, occurrences or states of affairs or combinations thereof which have general effect on business as a whole as carried on in the United Kingdom (an Event) which is/are, or is/are reasonably likely to be, materially adverse to the business, operations, assets, liabilities (including contingent liabilities), properties or the business or financial condition, results or prospects of the Babtie Group and which (i) give(s) rise to a liability or liabilities (actual or contingent) in excess of £500,000 or (ii) will or is/are reasonably likely to reduce the operating profits, or increase(s) the expenses or liabilities of the Babtie Group by £500,000 in the period of 12 months from the date of the Framework Agreement or in any subsequent 12 month period;

Offer means the recommended offer made by Jacobs for the Babtie Shares on the terms and subject to the conditions set out in this document and the Form of Acceptance (including, where the context so requires, any subsequent, revision, variation, renewal or extension thereof);

Offer Document means this document;

Original Members means the nineteen senior managers who have signed the Framework Agreement;

Partnership means Babtie, Shaw & Morton, and members of the Partnership are the Partners;

Permitted Encumbrance means:

(a) the security interests over assets of certain Group Companies in favour of Bank of Scotland;

(b) security interests arising by operation of law;

(c) security interests arising under sales contracts with title retention provisions and equipment leases with third parties entered into in the ordinary course of business; and

(d) security interests for taxation and other governmental charges which are not due and payable or which may be paid without penalty after they become due and payable;

Proposed Transaction means the transaction contemplated by the Framework Agreement, this Offer and Form of Acceptance and any ancillary or related documents;

Representative Shareholder means Dr Christopher Masters or such other person who may be selected by the Original Members of Babtie from time to time;

Undertaking is to be construed in accordance with the Companies Act 1985;

US Person(s) means the United States of America, its possessions and territories and any state of the United States and the District of Columbia and all other areas subject to its jurisdiction;

Warranties means the warranties given to Jacobs by the Original Members in the Framework Agreement.

APPENDIX III

THE SUBSIDIARIES

1.	Murdoch Green Limited

2.	Babtie International Limited

3.	Allott Projects Limited

4.	Harris & Sutherland Limited

5.	Harris & Sutherland (Offshore) Limited

6.	Babtie Shaw & Morton Limited

7.	Babtie Dobbie Limited

8.	Babtie Geotechnical Limited

9.	Babtie Electrical & Mechanical Limited

10.	Babtie Traffic and Transportation Limited

11.	Babtie Environmental Limited

12.	Murdoch Green Management Limited

13.	Babtie Health Limited

14.	Gower Associates Limited

15.	Allott &Lomax

16.	Allott & Lomax (International) Limited

17.	Fairbairn Services Limited

18.	Brindford Limited

19.	Sir Herbert Humphries & McDonald

20.	Allott Environmental Processes Limited

21.	Ceramic Industrial Projects Limited

22.	Allott & Lomax (Holdings) Limited

23.	Harris & Sutherland Holdings Ltd

24.	Allott & Lomax (Hong Kong) Limited

25.	Babtie Asia Limited
[CHINESE LANGUAGE]

26.	Babtie China Limited

27.	Harris & Sutherland (Far East) Limited

28.	Peter Fraenkel Asia Limited

29.	BABTIE ASIA TECHNICAL & MANAGEMENT CONSULTANTS SDN. BHD.

30.	Babtie Consultants (India) Pvt. Limited

31.	Babtie Asia Pte Limited

32.	Inženýrský atelier PPU-Babtie spol. s.r.o.

33.	Babtie spol. s.r.o

34.	Ringway Babtie Limited

35.	Babtie Fichtner Limited

36.	Le Crossing Company Limited

37.	Bear Scotland Limited

38.	Babtie Pettit Limited

39.	Harris & Sutherland Philippines Corporation

40.	Allott & Lomax Polska sp. Z.O.O.

10 July 2004

WILLIAM GILCHRIST MITCHELL AND OTHERS

GIBB HOLDINGS LIMITED

JACOBS ENGINEERING GROUP INC.

AGREEMENT

FOR THE SALE AND PURCHASE OF CERTAIN

SHARES IN BABTIE GROUP LIMITED

Page I

11.	TAX	22

12.	INSURANCE	24
	Policies to continue in force	24
	Insurance proceeds to be retained	24
	Run off coverage	24
	Acknowledgement of existing insurance commitments	24
	Current PI insurance arrangements of the Company	26

13.	PROTECTIVE COVENANT	26

14.	CONDUCT OF CLAIMS	27

15.	ANNOUNCEMENTS	28

16.	CONFIDENTIALITY	28

17.	FURTHER ASSURANCE	31

18.	GUARANTEE	31

19.	COSTS	32

20.	REPRESENTATIVE SHAREHOLDER	32
	Successor to Mr. Masters	33

21.	NOTICES	33

22.	ASSIGNMENT	35

23.	CONFLICT WITH OTHER AGREEMENTS	36

24.	ENTIRE AGREEMENT	36

25.	WAIVERS/OFFEROR’S RIGHTS AND REMEDIES	37

26.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	37

27.	GENERAL	38

28.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS	39

SCHEDULE 1 INTERPRETATION		41

SCHEDULE 2		55

SCHEDULE 3		57

	PART A : SUBSIDIARIES	57

	PART B : MINORITY INTEREST COMPANIES	97

SCHEDULE 4 THE SHAREHOLDERS		100

	PART A : THE ORIGINAL MEMBERS	100

	PART B : THE CONTRACTING SHAREHOLDERS (OTHER THAN THE ORIGINAL MEMBERS)	101

SCHEDULE 5 THE WARRANTIES		102
	1. THE GROUP COMPANIES AND THE SHARES	103
	2. FINANCIAL MATTERS	105
	3. DEBT POSITION	108
	4. REGULATORY MATTERS	109

Page II

5. ASSETS	113
6. CAPTIVE INSURANCE PCC	116
7. INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY	117
8. CONTRACTUAL MATTERS	122
9. LITIGATION AND INVESTIGATIONS	125
10. REAL ESTATE	126
11. LABORATORIES	129
12. TAXATION	129
13. ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS	134
14. EMPLOYMENT	136
15. RETIREMENT BENEFITS	137
16. INSOLVENCY ETC.	140
17. Babtie Morton & Shaw	141
18. Enquiry	143

SCHEDULE 6 LIMITATIONS ON LIABILITY AND ESCROW	144
Additional definitions	144
Time limits for bringing claims	144
De minimis	144
Threshold	145
Aggregate liability of Original Members	145
Circumstances in which limitations not to apply	145
Disclosure	145
Contingent claims	146
General exclusions on liability	147
Rights against third parties	147
Offeror’s knowledge	148
Conduct of claims	148
Right of offeror to retain conduct	149
Restriction on double–recovery	150
Third party recoveries	151
Cooperation re insurance	151
Obligation to mitigate	151
Escrow in relation to warranties and indemnities	151

SCHEDULE 7 PROPERTIES	156
[SEE ATTACHED SCHEDULES]	156

SCHEDULE 8 TAX COVENANT	157
1. Interpretation	157
2. Covenant to Pay	161
3. Exclusions and Limitations	161
4. Costs and Expenses	163
5. Withholdings/Deductions from Covenant Payments	163
6. Tax on Covenant Payments	164
7. Notification of Claims and Conduct of Disputes	164
8. Due Date of Payment and Interest	165
9. Recovery from Third Parties	166
10. Management of pre-Completion Tax Affairs	167

Page III

Interpretation	167
Obligations of the Offeror	168
11. Overprovisions	169

SCHEDULE 9 NET ASSETS ADJUSTMENT	171

PART A : INTERPRETATION	171

PART B : GENERAL REQUIREMENTS AND PROCESS	173
Offeror to prepare first draft	173

PART C : ACCOUNTING POLICIES - GENERAL REQUIREMENTS	178

PART D : ACCOUNTING POLICIES - SPECIFIC ACCOUNTING TREATMENTS	179

PART E : FORMAT OF COMPLETION ACCOUNTS	183

PART F : EXAMPLE CALCULATION OF BBS AND PRB	184

Page IV

THIS AGREEMENT is made on 10 July 2004

BETWEEN:

(1)	The persons whose names and addresses are listed in Part A of Schedule 4 (together the Original Members, and each an Original Member);

(2)	GIBB HOLDINGS LIMITED a company incorporated under the laws of England and Wales whose registered office is at Jacobs House, London Road, Reading, Berkshire RG6 1BL (the Offeror);

(3)	JACOBS ENGINEERING GROUP INC. a company incorporated under the laws of the state of Delaware in the United States of America and whose principal executive office is at 1111 South Arroyo Parkway, Pasadena, California 91109-7084, United States of America (the Guarantor).

WHEREAS:

(A)	Babtie Group Limited (the Company) is a private company limited by shares incorporated under the laws of Scotland. The Original Members are the sole legal and beneficial owners of not less than 77.64 per cent. of the issued share capital of the Company, as set out in Schedule 4 ;

(B)	The Offeror has agreed to make an offer to acquire all the issued Shares in the capital of the Company and the Original Members have each agreed to accept the offer, in respect of all of the issued Shares in the capital of the Company held by them, as provided for in this agreement;

(C)	It is intended that each Contracting Shareholder will enter into an irrevocable undertaking pursuant to which such Contracting Shareholder will agree to accept the Offer when made, in respect of all of the issued Shares in the capital of the Company held by such Contracting Shareholder; and

(D)	The Guarantor has agreed to guarantee the obligations of the Offeror pursuant to this agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1 Words and expressions used in this agreement shall have the meanings set out in Schedule 1 unless the context requires otherwise.

1.2 The Schedules comprise schedules to this agreement and form part of this agreement.

2.	THE OFFER

Agreement to make and accept offer

2.1 Upon the terms of this agreement, the Offeror undertakes to each of the Original Members to make the Offer not later than the end of the Business Day next following the day on which this agreement is made and each of the Original Members agrees, for no consideration other than the promise by the Offeror to make the Offer, to accept the Offer by delivering to the Offeror a duly executed Form of Acceptance and all accompanying documents required in accordance with the Offer:

(a)	immediately upon the Offer having been made, in respect of its Committed Shares held at the date of this agreement; and

(b)	in respect of any other Committed Shares acquired by it after the date of this agreement, within 5 Business Days after such acquisition.

2.2 The Original Members agree upon receipt of a proof of the same to procure the despatch of the Offer Document and Form of Acceptance to each Babtie Shareholder so that the Offeror may comply with its obligation under clause 2.1 (above).

Undertakings regarding shares and the offer

2.3 Each of the Original Members further agrees that it shall not during the Offer Period:

(a)	sell, transfer, dispose of or create, or permit to be created in relation to any interest in its Committed Shares (save as pursuant to the Offer), any Encumbrance, or enter into or solicit or negotiate any offer or proposal for any agreement or arrangement for any such sale, transfer, disposal or creation of any such Encumbrance or which otherwise restricts the disposal of any of its Committed Shares in accordance with the terms of the Offer;

(b)	purchase or acquire any further interest in any Shares or enter into any agreement or arrangement which could result in its doing so, otherwise than in circumstances where it complies with clause 2.1(b) hereof in respect of any such Shares; or

(c)	purport to withdraw its acceptance of the Offer; or

(d)	make any public statement or statement to Shareholders or to employees of the Group or to any regulatory authority which, or take any other action (or seek to procure that any other person takes any action) which, will or is intended or is reasonably likely to prevent any of the Conditions from being fulfilled.

2.4 Each Original Member agrees that from the time he/she accepts the Offer to the time the Offer ceases to be open for acceptances, or lapses, he/she shall exercise and/or procure the exercise of:

(a)	the voting rights attaching to the Committed Shares only in accordance with the Offeror’s directions; and

(b)

the rights attaching to the Committed Shares to requisition or join in requisitioning any general or class meeting of the Company for the purpose of considering any resolution and to require the Company pursuant to section 376 of the Act to give notice of such a resolution in accordance with the Offeror’s directions,

and for the purpose of voting on any such resolution each Original Member shall execute and/or procure that the relevant registered shareholder shall execute such form of proxy as may be required by the Offeror appointing any person nominated by the Offeror to attend and vote at the relevant general meeting (or any class meeting) of the Company and shall in good time deliver the form of proxy to the Offeror or to such person as the Offeror may direct.

Offer conditions not fulfilled; new offer

2.5 If:

(a)	on the Four Month Anniversary the condition set out in paragraph 1(b) of Appendix I to the Offer remains to be satisfied;

(b)	Jacobs gives the Representative Shareholder notice of that fact and states in such notice that Jacobs wishes to renew its offer for the Babtie Shares, such notice to be given before midnight on the Five Month Anniversary; and

(c)	Jacobs lapses the Offer and makes a new offer for the Babtie Shares on the same terms and conditions mutatis mutandis as that set out in the Offer, such new offer being made before midnight on the Five Month Anniversary, then, each Original Member undertakes to accept such new offer and the terms of this agreement shall apply mutatis mutandis as if references to the Offer, Offer Document and Form of Acceptance were references to the offer, offer document and form of acceptance which shall be in the same form as those documents except for any necessary changes to reflect the timetable of the new offer provided, however, that:

(d)	the Longstop Date shall be extended to the Five Month Anniversary;

(e)	the first closing date of the new offer shall be five Business Days after it is made (unless the Offeror and Representative Shareholder agree otherwise); and

(f)	the terms and conditions of the offer (as set out in the offer document and the form of acceptance) may otherwise differ from the terms and conditions of the Offer (as set out in the Offer Document and the Forms of Acceptance) of this agreement in any way that the Offeror and the Representative Shareholder may in their absolute discretion agree.

Consideration

2.6 The Offeror’s undertaking to make the Offer is being incurred by the Offeror in consideration of the Original Members facilitating the making by the Offeror of the Offer and the Original Members incurring certain obligations including to accept the Offer and giving certain warranties and indemnities.

Offer price

2.7 The Offer shall be made at a cash offer price per Share of £17.6076 (the Initial Purchase Price) on the basis of there being 5,225,000 Shares in issue and there not being in existence any options over any Babtie Shares and there being no person having any right to call for the allotment or issue to them of any Babtie Shares.

3.	RECOMMENDATION OF THE OFFER

3.1 Each of the Original Members shall use its respective reasonable endeavours to procure that the Directors unanimously recommend (and continue to recommend unanimously) that the Shareholders accept the Offer.

3.2 The parties agree that there shall be included in the Offer Document a recommendation from the Directors in the form set out immediately below together with statements as to their interests in Shares and intentions with regard to acceptances of the Offer in respect of their own beneficial holdings of Shares.

Form of recommendation to be included in the Offer Document:

“The Babtie Directors consider the terms of the Offer to be fair and reasonable. Accordingly, the Babtie Directors unanimously recommend you to accept the Offer as the Babtie Directors who hold Babtie Shares (Messrs. Mitchell, Craig, Murray and Cubitt) and each of the Original Members who is not a Babtie Director have irrevocably undertaken to do in respect of their own beneficial holdings, amounting to 4,056,660 Babtie Shares, representing, in aggregate, approximately 77.64 per cent. of the Babtie Share Capital.”

4.	CONDITIONS TO COMPLETION

4.1 Completion shall be conditional on the following conditions having been fulfilled or waived in accordance with this agreement:

Irish Competition Clearance

(a)	Notification of the proposed sale and purchase of Shares pursuant to the Offer having been made jointly by the Offeror and the Original Members to the Competition Authority under Section 18(1) of the Competition Act, 2002 of the Republic of Ireland (Competition Act), and one of the following having occurred:

(i)	the Competition Authority having informed the Offeror and the Representative Shareholder that the proposed sale and purchase may be put into effect in accordance with section 21(2)(a) of the Competition Act; or

(ii)	the period specified in section 21(2) of the Competition Act having lapsed without the Competition Authority having informed the Offeror and the Representative Shareholder of the determination it has made (if any) under section 21(2)(a) or (b) of the Competition Act; or

(iii)	the Competition Authority having furnished to the Offeror and the Representative Shareholder a copy of its written determination in accordance with section 22(4)(a) of the Competition Act that the proposed sale and purchase may be put into effect in accordance with section 22(3)(a) of the Competition Act; or

(iv)	the Competition Authority having furnished to the Offeror and the Representative Shareholder a copy of its written determination in accordance with section 22(4)(a) of the Competition Act that the proposed sale and purchase may be put into effect subject to conditions specified by the Competition Authority being complied with (such conditions being acceptable to the Offeror) in accordance with section 22(3)(c) of the Competition Act; or

(v)	the period of four months after the appropriate date (as defined in section 19(6) of the Competition Act) having elapsed without the Competition Authority having made a determination under section 22(3) of the Competition Act in relation to the proposed sale and purchase;

No injunction

(b)	no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction being in effect which has the effect of making the Proposed Transaction illegal or otherwise prohibiting its consummation provided, however, that this Condition shall not be invoked to stop or delay Completion by any party which has failed to fulfil its obligations pursuant to clauses 4.2 or 4.3 where such failure has been the cause of, or shall have resulted in, such order or injunction (or the failure to have such order or injunction removed or released);

No review or prohibition

(c)	there being no actual, pending or threatened suit, action, investigation or proceeding by a Governmental Entity or to which a Governmental Entity is (or would be) a party:

(i)	seeking to review, restrain or prohibit the Proposed Transaction or any matters arising therefrom or seeking to obtain from the Offeror or any of the Contracting Shareholders or any of their respective Affiliates any damages; or

(ii)	seeking to prohibit or limit the ownership or operation by the Offeror of any Group Company or seeking to require the Offeror or any of its Affiliates or the Group Companies to dispose of or hold separate any material portion of its business or assets, as a result of the Proposed Transaction; or

(iii)	which otherwise is a Material Adverse Change,

and the Offeror receiving a certificate of the Representative Shareholder (on a non-recourse basis (except in the case of dishonest or deliberate mis-statement or concealment or other fraud) and based on the awareness of the Original Members mutatis mutandis on the terms of clause 1.2(k) of Schedule 1 of this agreement) to such effect provided, however, that this Condition shall not be invoked to stop or delay Completion by any party which has failed to fulfil its obligations pursuant to clauses 4.2 and 4.3 where such failure has been the cause of, or shall have resulted in, such suit, action, investigation or proceeding (or the failure to procure that such suit, action, investigation or proceeding ceases to be pending or threatened);

Release of encumbrances

(d)	the Offeror having received a release or waiver, in a form satisfactory to the Offeror, of (i) all Encumbrances over any Shares; and (ii) all Encumbrances (other than a Permitted Encumbrance) over any shares in or assets of any Group Company;

Of the above Conditions, the Condition listed in paragraph 4.1(d) shall be referred to as the Original Members’ Condition and the Conditions listed in paragraphs 4.1 (a) to (c) shall be referred to as the Joint Conditions.

4.2 The Original Members shall use all reasonable endeavours to ensure that the Original Members’ Condition is fulfilled as soon as possible after the date of this agreement to the reasonable satisfaction of the Offeror. Each of the Original Members and the Offeror undertakes to use all reasonable endeavours to ensure that the Joint Condition(s) are fulfilled as soon as possible after the date of this agreement to the reasonable satisfaction of the Offeror. Such reasonable endeavours shall include the relevant party, as promptly as practicable, taking all steps reasonably necessary or desirable (including making notifications and filings) to obtain all consents, approvals or actions of any Governmental Entity which are required in order to satisfy the relevant Condition.

4.3 The Original Members and the Offeror shall use all reasonable efforts to co-operate with each other in all relevant jurisdictions in connection with their obligations under clause 4.2 which co-operation shall include:

(a)	respectively co-operating with each other to ensure that all information necessary or desirable for the making of (or responding to any requests for further information consequent upon) any notifications and filings (including draft versions) made in respect of this agreement or any related transactions is supplied promptly to the party dealing with such notifications and filings and that they are made accurately and promptly;

(b)	notifying the other, and providing copies, in a timely fashion of any communications from any Governmental Entity which are relevant to any of the Conditions;

(c)

where reasonably requested by the other, providing the other (or advisers nominated by the other) with draft copies of all submissions and communications to relevant Governmental Entities in relation to obtaining any relevant consent, approval or action or which otherwise relate to any of the Conditions (excluding communications of an administrative nature) at such time as will allow the other a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent to such relevant Governmental Entities and taking into account any such comments as are reasonable and providing the other (or such nominated adviser) with copies of all such submissions and communications in the form submitted or sent; and

(d)	where reasonably requested by the other and where permitted by the relevant Governmental Entity concerned, allowing persons nominated by the other to attend all meetings with relevant Governmental Entities and, where appropriate, to make oral submissions at such meetings.

4.4 The Offeror shall notify the Representative Shareholder in writing as soon as the Original Members’ Condition has been fulfilled to the reasonable satisfaction of the Offeror or waived by the Offeror. The Offeror shall notify the Representative Shareholder in writing as soon as the Joint Conditions have been fulfilled to the reasonable satisfaction of the Offeror or waived by the Offeror.

4.5 The first Business Day in London on or by which, prior to 4.00 p.m., all Conditions have been fulfilled to the satisfaction of the relevant party or waived in accordance with clause 4.6 shall be deemed to be the Condition Fulfilment Date.

4.6 The Offeror shall be entitled in its absolute discretion, by written notice to the Representative Shareholder, to waive any or all of the Conditions either in whole or in part.

4.7 If any of the Conditions has not been fulfilled (or waived in accordance with clause 4.6) on or before the Longstop Date, this agreement (other than the Surviving Provisions) shall automatically terminate in which case no party shall have any claim of any nature whatsoever against any other party under this agreement (save in respect of any rights and liabilities of the parties which have accrued before termination or in relation to any of the Surviving Provisions), provided that, if Condition 4.1(d) has not been fulfilled because the Original Members have not fulfilled their obligations pursuant to clause 4.2 or 4.3, the Offeror shall have the right, at its absolute discretion, on or before the Longstop Date, either to waive the relevant Condition or to specify a new date which is no more than 30 Business Days after the Longstop Date by which the relevant Condition shall be fulfilled or waived and such date shall be substituted for the Longstop Date).

5.	PRE-COMPLETION UNDERTAKINGS

5.1 From the date of this agreement until Completion, the Original Members shall:

(a)	procure that each Group Company carries on its business only in the ordinary and usual course and shall procure that no Group Company makes or agrees to make any payment other than routine payments in the ordinary and usual course of business;

(b)	procure that all reasonable steps are taken to preserve and protect the assets of each of the Group Companies and to preserve and retain the goodwill of each of their businesses (including the existing relationships with customers and suppliers);

(c)	subject to clause 16 (Confidentiality), procure that the Offeror’s representatives shall be allowed, upon reasonable notice and during Working Hours, access to (i) the books and records of each Group Company (including all statutory books, minute books, leases, contracts, supplier lists and customer lists), together with the right to take copies, and (ii) reasonable access to the premises used by, and management of, the Group Companies;

(d)	not do, allow or procure, and shall use all reasonable endeavours to ensure that no Group Company shall do, allow or procure, any act or omission which would constitute or give rise to a breach of any Warranty when the Warranties are repeated immediately prior to Completion by reference to the facts and circumstances then existing as if references in the Warranties to the date of this agreement were references to the Completion Date;

(e)	make disclosure as soon as reasonably practicable to the Offeror of all relevant material information which comes to the notice of any of the Contracting Shareholders in relation to any fact or matter (whether existing on or before the date of this agreement or arising afterwards) which is likely to constitute a breach of any Warranty if the Warranties were to be repeated on or at any time before Completion by reference to the facts and circumstances then existing;

(f)	procure that there is no declaration, authorisation, making or payment of a dividend or other distribution (whether in cash, stock or in kind) nor any reduction of its paid-up share capital by any Group Company;

(g)	procure that no share or loan capital or other security is created, allotted or issued or agreed to be created, allotted or issued by any Group Company and that no option over or other right to subscribe for any share or loan capital or other security is granted by any Group Company;

(h)	procure that there is no sale, purchase, redemption or repurchase by any Group Company of any share or loan capital or other security of any Group Company;

(i)	other than (i) the payment of salaries in arrear and (ii) the provision of benefits of a type and to the extent customarily enjoyed by employees, in each case in the ordinary course of business, procure that without the prior written consent of the Offeror no transaction shall be entered into between any Group Company and any Contracting Shareholder (or any Associate of any Contracting Shareholder) nor shall any Group Company transfer or agree to transfer any thing of value to or release or assume any liability of any Contracting Shareholder (or any Associate of any Contracting Shareholder) or agree to do any of the foregoing;

(j)	procure that changes are not made or announced in terms of employment (including pension fund commitments), other than those required by law,

which could in aggregate increase the total staff costs of the Group Companies by more than 5% per annum or the remuneration of any one director or employee by more than £10,000 per annum;

(k)	procure that, except to replace employees of the Group Companies on substantially the same terms, no Group Company shall employ or agree to employ any new persons fully or part time where this could increase the total staff costs of the Group Companies in aggregate by more than 5% per annum or dismiss any existing employees where the total staff costs of the Group Companies would be reduced in aggregate by more than £250,000 per annum except for incompetence or gross misconduct or other reasonable cause justifiable in law; and

(l)	not take any action, and shall procure that no action is taken by any Contracting Shareholder or any Group Company which is inconsistent with the provisions of this agreement or the consummation of the transactions contemplated by the Transaction Documents.

5.2 Pending Completion the Original Members shall fully notify the Representative Shareholder who, in turn, shall fully notify and consult with the Offeror, in relation to any matters which would be likely to result in a Material Adverse Change, and shall procure that, save with the prior written consent of the Offeror (such consent not to be unreasonably withheld or delayed):

(a)	none of the following are done, permitted or agreed to be done by or in relation to the Group Companies:

(i)	the reorganisation of, or the discontinuance of, any part of the business of the Group Companies;

(ii)	any failure to settle in accordance with the payment procedures and timescales normally observed by the Group Companies any debts incurred by the Group Companies in the normal course of trading;

(iii)	any entry into or modification of (including a bid, tender, proposal or offer likely to lead to the same) or a termination of any contract or arrangement having a value or involving or likely to involve expenditure in excess of £250,000 per annum or which is of a long term or unusual nature (a long term nature meaning that such contract or arrangement is not capable of performance within its terms within twelve months after the date on which it is entered into or undertaken or cannot be terminated on less than twelve months’ notice) or which could involve an obligation of a material nature (a liability for expenditure in excess of £250,000 being included as material for this purpose) or which may result in any material change in the nature or scope of the operations of any Group Company, or any modification (including a bid, tender, proposal, or offer likely to lead to the same) of any contract or arrangement which would cause the relevant contract or arrangement to fall within any of the above descriptions in this paragraph 5.2(a)(iii), or which may have such a result;

(iv)	the giving of any individual guarantee, indemnity or other agreement to secure an obligation of a third party which if called would result in a cost to any Group Company of £250,000 or more;

(v)	the amendment of such insurance policies as the Original Members are required by clause 12 of this agreement to maintain, or the doing or suffering to be done of anything that will, or which could reasonably be expected to, render any of the same void or voidable;

(vi)	any increase in any liability in respect of which any Assurance existing at the date of this agreement has been given or the entry into of any new Assurance;

(vii)	the institution or settlement of, or agreement to settle, any litigation where the institution or settlement would result in a payment to or by a Group Company of £250,000 or more save for collection in the ordinary course of trading of debts, none of which exceed £50,000 or which would result in the Company recognising a loss in its accounting records of £250,00 or more;

(viii)	the entry into, or the material modification of, any subsisting agreement with any trade union or other body representing its Employees or relating to any works council;

(ix)	the creation of any Encumbrance (other than a Permitted Encumbrance) over the Shares or the shares or the assets of any Group Company;

(x)	the acquisition of, or entry into an agreement to acquire, or the disposal of, or entry into an agreement to dispose of, any material asset or business, in each case, involving consideration, expenditure or liabilities in excess of £250,000 (exclusive of VAT);

(xi)	any change by the Company in its accounting principles, methods or practices or in the manner it keeps its books and records or any change by the Company of its current practices with regard to sales, receivables, setting or release of reserves, payables, or accrued expenses, except as required by UK GAAP, consistently applied for all relevant periods.

(b)	none of the following things are done, permitted or agreed to be done in relation to the Properties:

(i)	termination (or serving of any notice to terminate), surrender or accept any surrender of or waiving the terms of any lease, tenancy or licence; or

(ii)	agreeing any new rent or fee payable under any lease, tenancy or licence; or

(c)	entering into or varying any agreement, lease, tenancy, licence or other commitment which is material in the context of the business of the Group Companies.

6.	COMPLETION

Time and location

6.1 Completion shall take place at the offices of the Offeror’s Solicitors on such date as is the later of (i) the fifth Business Day after the Condition Fulfilment Date (provided that all the Conditions (other than those which have been waived in accordance with clause 4.6) remain fulfilled at that date); or (ii) if clause 6.12(b) or 6.12(c) applies such dates as the Offeror elects pursuant to the relevant sub-clause (the Completion Date).

Completion: documents and items held to order pending completion

6.2 All documents and items to be delivered at Completion shall be held by the recipient to the order of the person delivering the same until such time as Completion shall be deemed to have taken place.

Original Members deliverables

6.3 Each of the Original Members shall deliver or cause to be delivered or made available to the Offeror each of the deeds and documents required to be delivered by the Contracting Shareholders or a Group Company as set out in the Completion Agenda.

Offeror deliverables

6.4 The Offeror shall deliver or cause to be delivered or made available to the Representative Shareholder each of the deeds and documents required to be delivered by the Offeror as set out in the Completion Agenda.

Release of share pledges

6.5 The Original Members shall procure that any pledges of shares by any Original Member or Contracting Shareholder in favour of the Bank of Scotland are extinguished and provide evidence of this to the satisfaction of the Offeror (acting reasonably).

Board Business

6.6 The Original Members shall procure that resolutions of the boards of directors or of the shareholders, as appropriate, of each Group Company are passed by which the business set out in the Completion Agenda as required is transacted, including:

(a)	the registration (subject to their being duly stamped) of the transfers in respect of the Shares is approved;

(b)	the accounting reference date of each Group Company be changed to 30 September;

(c)	the resignations of director(s) and secretaries of certain Group companies, as specified by the Offeror, are accepted; and

(d)	such persons as are nominated by the Offeror are appointed as directors and/or secretary of each Group Company; and

(e)	Ernst & Young LLP are appointed as auditors of each Group Company.

6.7 Upon:

(a)	delivery of all documents required to be delivered at Completion (or waiver of the delivery thereof by the rightful recipient of any such document); and

(b)	the holding of the meetings referred to in clause 6.6,

the documents and items delivered in accordance with clause 6.2 shall cease to be held to the order of the person delivering the same and Completion shall be deemed to have taken place.

Payments

6.8 Forthwith upon Completion but subject to clause 6.9 (below) the Offeror shall pay or procure the payment of consideration to the Original Members under the Offer in accordance with the terms set out in the Offer Document.

6.9 Each Original Member agrees that the Offeror shall deduct or procure that there shall be deducted and retained from the amounts due to them under the Offer (as contemplated by clause 6.8 above):

(a)	the sum of £250,000 (per Original Member, except Mark Cubitt) which shall be held by the Offeror and dealt with in accordance with clause 7 of this agreement;

(b)	the sum set opposite their name in column 5 of Schedule 4 (Completion Accounts Escrow Amount) all of which sums shall be paid to the Escrow Agent and shall be dealt with as required by the provisions of paragraphs 10-13 of Schedule 9 of this agreement and the provisions of the Escrow Agreement; and

(c)	the sum set opposite their name in column 6 of Schedule 4 (Warranty and Indemnity Escrow Amount) all of which sums shall be paid to the Escrow Agent and shall be dealt with as required by the provisions of clause 8 and 11 and Schedule 6 and Schedule 8 of this agreement and the provisions of the Escrow Agreement.

6.10 Any payments due to be made on or after Completion shall (except where agreed otherwise between the Offeror and the Representative Shareholder) be paid by electronic transfer for same day value on the payment date as follows:

(a)

amounts due to Original Members (or any of them) shall be paid to the Original Members’ Solicitors (who are hereby authorised by each of the Original Members to receive any such proceeds on behalf of them) by way of transfer to the OM Account and the receipt by the Original Members’ Solicitors of any sum transferred to them pursuant to this paragraph 6.10(a) shall constitute a good receipt by the Original Members (and, if relevant, each of them) of the relevant sum from the Offeror and (to the extent of the payment mode) a discharge for the Offeror of its payment obligation thereunder and the Offeror shall not be concerned to see that the funds are applied in payment to the Original Members (or any of them); and

(b)	amounts due to the Offeror shall be paid by the Original Members in the first instance to the Original Members’ Solicitors and the Original Members shall then procure that the same sums are transferred (as an aggregate sum, but accompanied by a statement disclosing the amounts comprised in the aggregate sum transferred on behalf of the individual Original Members) to the Offeror’s Bank Account and the receipt by the Offeror’s bankers of any sum transferred to them pursuant to this paragraph 6.10(b) shall constitute a good receipt by the Offeror of the relevant sum from the relevant Original Members and (to the extent that the payment transferred to the Offeror’s Bank Account comprises funds paid by a particular Original Member) a discharge for the relevant Original Member (to the extent of the payment made) of its payment obligation thereunder and the Original Members shall not be concerned to see that the funds are applied in payment to the Offeror.

Tax

6.11 The Tax Covenant shall come into full force and effect at Completion.

Failure to complete

6.12 If any of the Original Members fails or is unable to perform any material obligation required to be performed by him/her on or before Completion, the Offeror shall not be obliged to complete the sale and purchase of the Shares (or any of them) and may, in its absolute discretion, by written notice to the Representative Shareholder at the time Completion would otherwise be due to take place:

(a)	terminate this agreement (other than the Surviving Provisions), and no party shall have any claim of any nature whatsoever against any other party under this agreement (save in respect of any rights and liabilities of the parties which have accrued before termination or in relation to any of the Surviving Provisions);

(b)	elect to defer the completion of the Proposed Transaction by not more than twenty (20) Business Days to such other date as it may specify in such notice, in which event the provisions of this clause 6.12 shall apply, mutatis mutandis, if the Original Members (or any of them) fail or are unable to perform any of their obligations on such other date; or

(c)	elect to complete the Proposed Transaction on that date and specify a later date (not being later than the Longstop Date) on which the Original Members shall be obliged to complete their outstanding obligations.

7.	DEFERRED CONSIDERATION

7.1 Part of the consideration to which the Original Members (other than Mark Cubitt) are entitled (being the sum of £250,000 per Original Member other than Mark Cubitt) (the Deferred Consideration) is, in respect of each Original Member (other than Mark Cubitt), payable conditionally upon the Payment Condition being satisfied in relation to such Original Member (other than Mark Cubitt).

7.2 The Payment Condition is that the Original Member:

(a)	is on the date of this agreement employed by a Group Company in terms of a Service Contract in the Agreed Form (the New Service Contract);

(b)	subject to clause 7.4 below, shall not voluntarily cease to work as employed under his New Service Contract before the third anniversary of the Completion Date or serve notice to terminate his employment under the New Service Contract (or any replacement thereof voluntarily entered into by the Original Member) where such notice will expire before the third anniversary of the Completion Date, except in circumstances where he is entitled to terminate the New Service Contract (or any replacement thereof voluntarily entered into by the Original Member) (whether by serving notice or otherwise) by reason of the conduct of his employer which amounts to a dismissal in terms of Section 95 (1) (c) of the ERA or such Group Company is otherwise in material breach of the New Service Contract; and

(c)	shall not commit any material breach of the New Service Contract, or material breach of his individual obligations under a Transaction Document, or commit a criminal offence which is either serious or brings a Group Company into disrepute, or be guilty of any gross misconduct which would entitle his employer to summarily dismiss him in terms of section 98 of ERA.

7.3 Any payment required to be made by the Offeror pursuant to clause 7.1 (above) shall be made within five Business Days of the earlier of the Original Member ceasing to be employed by a Group Company, or the third anniversary of Completion, together with interest on the Deferred Consideration accruing from day to day and compounding on each anniversary of Completion from and including the Completion Date to but excluding the date of payment, at The Royal Bank of Scotland plc base rate from time to time, on the basis of actual days elapsed and a 365 day year.

7.4 In terms of the New Service Contract the Executive’s employment will automatically terminate on 31 December in the year in which he attains the age of 60 years save in respect of the individuals noted below.

(a)	Gary Smith will retire on 31 December 2004 and (provided he has not breached the Payment Condition) will be entitled to payment of his Deferred Consideration in accordance with clause 7.3.

(b)	Robert Kennard will retire early on 30 June 2005 and will be entitled (provided he has not breached the Payment Condition) to payment of his Deferred Consideration in accordance with clause 7.3.

(c)	It is agreed that David Noakes will be continue to be employed from 1 January 2005 until 31 December 2005 but from that date will be on a part time basis with new duties. It is anticipated that his annual obligations in terms of the hours he is required to work will be substantially met in the first half of the year and accordingly (provided he has not breached the Payment Condition) he will be entitled to payment of his Deferred Consideration on 30 June 2005 notwithstanding that he will continue to be employed until the end of that year.

(d)	Messrs Mitchell, Murray, Clarke and Atkins will all attain 60 years of age within three years of the Completion Date but it is intended that their terms of employment will permit them to continue in employment and that they shall retire on the third anniversary of the Completion Date (unless agreed otherwise by any of these individuals and the Offeror) and (provided he has not breached the Payment Condition) each will be entitled to his Deferred Consideration in accordance with clause 7.3.

8.	WARRANTIES, UNDERTAKINGS AND INDEMNITIES

Original Members’ warranties

8.1 Subject to clause 8.2 (below) the Original Members severally warrant to the Offeror as at the date of this agreement in the terms of the Warranties set out in Schedule 5 , subject to the matters fairly and reasonably disclosed and, in relation to specific disclosures, disclosed in sufficient detail to identify the nature and scope of any matter disclosed, in each case in the Disclosure Letter. The Warranties set out in the separate paragraphs of Schedule 5 shall be separate and independent and (except as expressly otherwise provided) no Warranty shall be limited by reference to any other Warranty.

8.2 Mark Cubitt does not warrant in the terms of the Warranties set out in section 17 of Schedule 5 (Babtie, Shaw & Morton).

No counter-claims by original members

8.3 Each of the Original Members agrees and undertakes to the Offeror and to each individual and entity referred to in this clause 8.3 that except in the case of fraud it has no rights against and hereby waives and releases and shall not make any claim against any undertaking in which the Offeror is interested or any present or former director, officer, employee, agent or representative of any such undertaking or of a member of the Offeror Group on whom it may have relied before agreeing any term of or before entering into this agreement or any other Transaction Document and in relation to any information supplied or omitted to be supplied by any such persons in connection with the Warranties, this agreement or any other Transaction Document.

Damages basis

8.4 Each of the Original Members severally undertakes to the Offeror (for itself and as trustee for each member of the Offeror Group) that, if there is a breach of any Warranty, it shall pay or procure payment in cash to the Offeror on demand of a sum equal to the aggregate of:

(a)	the amount which would be necessary to put the relevant Group Company into the financial position which would have existed had there been no breach of the Warranty in question and, without prejudice to the generality of the foregoing, in relation to any breach of Warranty affecting or in relation to an entity in which any Group Company is interested (not being a Group Company) there shall be included in the calculation of such amount in relation to any such breach of Warranty the diminution in value to any Group Company of the investment in any such entity; and

(b)	without prejudice to the generality of sub-clause (a) above, all Costs suffered or incurred by any member of the Offeror Group or any of its Affiliates (including, without limitation, any Group Company) as a result of or in connection with such breach of Warranty.

Warranties repeated

8.5 The Warranties shall be deemed to be repeated immediately before Completion by reference to the facts and circumstances then existing as if references in the Warranties to the date of this agreement were references to the date of Completion. The Warranties deemed to be repeated shall be subject to the right of the Original Members to make further disclosures in respect of any event or circumstance arising after the date of this Agreement but before Completion (but for the avoidance of doubt no additional disclosure may be made of any fact, matter, event or circumstance arising on or prior to the date of this agreement), in the Supplementary Disclosure Letter to the extent permitted by paragraph 8 of Schedule 6 .

Notification of breach

8.6 Each of the Original Members undertakes to notify the Representative Shareholder in writing promptly who, in turn undertakes to notify the Offeror, in writing promptly if such Original Member becomes aware of any circumstance arising after the date of this agreement which would cause any Warranty (if the Warranties were repeated with reference to the facts and circumstances then existing) to become untrue or inaccurate or misleading in any respect.

Specific indemnities

8.7 Subject to those limitations set out in Schedule 6 (limitations on liability) that are expressly stated to apply to the Specific Indemnities and subject to Mark Cubitt giving no indemnity under sub-clause 8.7(d) (below), each of the Original Members severally undertakes to the Offeror to indemnify and hold harmless the Offeror (for itself and as trustee for each member of the Offeror Group) on an after tax basis against any and all Losses and Costs incurred or suffered by any member of the Offeror Group to the extent that any such Losses and Costs arise or result from:

Encumbrances

(a)

any Encumbrance subsisting as at the Completion Date (other than a Permitted Encumbrance or an Encumbrance granted in favour of any Group Company) over any Committed Shares or all or any part of the business or assets of the

Group Companies or shares in the Subsidiaries to the extent any such Encumbrance is not fully released and discharged at Completion;

Pre-Completion liabilities

(b)	all debts, obligations and liabilities of any of the Group Companies to the extent they were incurred prior to the Completion Date except for:

(i)	any debt, obligation or liability arising from any act or omission after Completion of a member of the Offeror Group or any of its directors, officers or employees outside the ordinary course of business (except where such act or omission resulted from reliance on any Warranty that was not true);

(ii)	the burden of any contract entered into by any Group Company in the ordinary course of business and which at the Completion Date remains to be performed and any claims arising from work carried out by any Group Company or any of its directors, officers, employees, agents or representatives prior to Completion; or

(iii)	any debt, obligation or liability:

(A)	fairly and reasonably disclosed and, in relation to specific disclosures, disclosed in sufficient detail to identify the nature and scope of any matter disclosed, in each case in the Disclosure Letter, or in the Supplementary Disclosure Letter to the extent permitted in clause 8 of Schedule 6 ; or

(B)	specifically disclosed and reserved against or provided for in the Completion Accounts,

however, in each case, only to the extent of the specific sterling amount so disclosed, reserved against or provided for; or

(C)	under or in respect of any Group Company Plan;

Amounts owed to the Original Members

(c)	any debt, obligation or liability of any Group Company to or in respect of any Original Member or any of their Associates as at the Completion Date save for sums due in the ordinary course of employment;

Partnership matters

(d)

any debt, obligation or any other liability whatsoever of any Group Company arising pursuant to or in connection with the Offer to Sell, the Tri-partite Agreement and/or the Retirement Agreement or any documents ancillary thereto or the termination of the arrangements put in place pursuant to or in implementation of the Offer to Sell, the Tri-partite Agreement, the Retirement Agreement or any documents ancillary thereto provided that the indemnity in this sub-clause (d) shall not cover the burden of any contract entered into by any Group Company (or any of its predecessor entities including the

Partnership) in the ordinary course of their business of providing services and advice to their clients and any claims arising from work carried out by such entities or any of their directors, officers, employees, agents or representatives prior to Completion or the cost of maintaining insurance as contemplated by sub-clauses 12.4(a) and (b);

Complaints re trading in Babtie Group Limited shares

(e)	any claim, proceedings, suit or action brought by or on behalf of any shareholder or former shareholder of the Company who has disposed of shares in the Company complaining that such shareholder has foregone the benefit of the price offered or to be offered by the Offeror pursuant to the Offer;

(f)	any claim, proceedings, suit or action brought or threatened by or on behalf of any shareholder or former shareholder of the Company (i) who has communicated a wish to the Original Members, directors, officers or relevant employees of the Company that he/she wished to acquire shares in the Company but who was prevented or dissuaded from doing so by any Original Member, director, officer or relevant employee of the Company, complaining that having not acquired shares in the Company he/she has foregone the benefit of the price offered or to be offered by the Offeror pursuant to the Offer, or (ii) complaining that no “Bargain Price” was fixed and intimated to shareholders of the Company by 01 April 2004 as required by the Company’s articles of association;

Complaints arising from historic structure of Babtie Group Limited;

(g)	any claim, proceedings, suit or action brought or threatened by or on behalf of any shareholder arising directly or indirectly out of the method of acquisition of the Company pursuant to this agreement and the other Transaction Documents including any complaint that the transfer provisions in the articles of association of the Company have not been complied with or that any right of pre-emption has not been honoured or any ruling or decision that the Offeror is not entitled and bound to acquire the Shares (or any of them) pursuant to Part XIIIA of the Act (compulsory acquisition) or that any shareholder or former shareholder has suffered ‘unfair prejudice’ within the meaning of section 459 of the Act or that the Offeror must purchase any such complainant’s shares (or any other shareholders’ shares) on terms different to those contained in the Offer Documents;

Undisclosed shares

(h)	there being more than 5,225,000 Shares in issue or any options over Shares or any person having any right to call for the allotment or issue to them of any shares in the capital of the Company such that in order to purchase all the issued and to be issued shares in the capital of the Company the Offeror is required to purchase in excess of 5,225,000 Shares or that any Group Company suffers or incurs any liability as a result of not satisfying any such option or not allotting or issuing any such shares; and

Securities laws

(i)	any claim, proceedings, suit or action brought or threatened by or on behalf of any person on the basis that the making of or implementation of the Offer fails to comply with the laws of any jurisdiction other than England and Wales, and Scotland.

Specific indemnities: rights cumulative

8.8 Without prejudice to the provisions of paragraph 18 of Schedule 6 (double recovery), the rights of the Offeror and each member of the Offeror Group under clause 8.7 shall be in addition to and shall not merge with any other right of the Offeror or any other member of the Offeror Group to bring a claim in respect of the same Losses and Costs under any other clause of this agreement or under any of the other Transaction Documents. For the avoidance of doubt, unless specifically noted the provisions of Schedule 6 (limitations on liability) shall not apply to any claim under clause 8.7.

No claims by original members

8.9 Without prejudice to clause 8.3 (above) each of the Original Members hereby irrevocably waives and forever releases any and all claims, suits, actions or causes of action that it may now or in the future have against any Group Company of any kind including in relation directly or indirectly (before and after Completion) to the 2000 Reorganisation, the conduct or management of the Group Companies and the Proposed Transaction except for:

(a)	each Original Member’s right to remuneration pursuant to their employment agreement (as disclosed in the Disclosure Letter) with their relevant employing Group Company; and

(b)	each Original Member’s rights under the Transaction Documents including the right to receive consideration pursuant to the Offer (but subject to the provisions of the Offer Documents and to this agreement including clause 7 (Deferred Consideration), paragraph 12 of Part B of Schedule 9 (Completion Accounts Escrow) and paragraphs 12 to 17 of Schedule 6 (Warranty and Indemnity Escrow),

and hereby consents generally and in particular for the purposes of the Senior Shareholders’ Agreement, the Reserved Matters Agreement and the Retirement Agreement to each and every aspect of the Proposed Transactions.

Offeror warranties

8.10 The Offeror warrants to each of the Original Members that:

(a)	it is validly incorporated, in existence and duly registered under the laws of its jurisdiction and has full power to conduct its business as conducted at the date of this agreement;

(b)	it has obtained all corporate authorisations and (other than to the extent relevant to the Conditions) all other applicable governmental, statutory,

regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under this agreement and any other Transaction Document to which it is a party;

(c)	this agreement and the Transaction Documents which are to be entered into by the Offeror and (as the case may be) the Guarantor will, when executed, constitute valid and binding obligations of the Offeror and (as the case may be) the Guarantor;

(d)	entry into and performance by the Offeror and (as the case may be) the Guarantor of this agreement and/or any Transaction Document to which it is a party will not violate or conflict with the provisions of its memorandum and articles of association, certificate of incorporation, by-laws, or equivalent constitutional documents in each relevant jurisdiction in any way that would materially adversely affect its ability to enter into or perform its obligations under this agreement and/or any Transaction Document to which it is a party; and

(e)	subject to fulfilment of the Conditions, neither entry into this agreement nor entry into, and implementation of, the Proposed Transaction will:

(i)	result in violation or breach of any applicable laws or regulations in any relevant jurisdiction; or

(ii)	amount to a violation or default with respect to any statute, regulation, order, decree or judgment of any court or any governmental or regulatory authority in any jurisdiction,

by the Offeror or (as the case may be) the Guarantor, where, in each case, such breach, conflict or violation would materially adversely affect its ability to enter into or perform its obligations under this agreement and/or any Transaction Document to which it is a party.

Offeror undertaking re pension plan

8.11 The Offeror shall procure that each Employee who immediately before the Completion Date was accruing benefits under the Babtie Group Limited Superannuation and Life Assurance Scheme, the Babtie Group Limited OA Retirement Benefits Scheme or The Pension and Life Assurance Plan of Allott & Lomax (including any associated life assurance arrangements) (the Babtie Plans) shall for a period of twelve (12) months following the Completion Date (but only so long as he continues to be employed by a Group Company or by any company in the Offeror’s Group and has not chosen to opt out of active membership of the relevant Babtie Plan or of any replacement plan) continue:

(a)	to accrue pension benefits (and in the event of death, to have death benefits paid); and

(b)	to pay employee contributions,

calculated in each case on an identical basis to the basis which applied in respect of him immediately before Completion, unless, and then only to the extent that, any change to this basis is agreed in writing in advance by the relevant Employee, and subject to any changes that may be required by law or in order to satisfy tax approval requirements.

9.	LIMITATIONS ON LIABILITY

9.1 The liability of the Original Members in relation to any claim or claims shall be limited as set out in Schedule 6.

10.	OFFEROR’S RIGHTS TO TERMINATE

10.1 If at any time before Completion:

(a)	any Material Adverse Change occurs;

(b)	there is a breach of any of the Warranties as given on the date of this agreement;

(c)	any Event occurs which, if the Warranties were repeated immediately prior to Completion by reference to the facts and circumstances then existing as if references in the Warranties to the date of this agreement were references to that time, would constitute a breach of any of the Warranties; or

(d)	there is any breach or non-fulfilment by any of the Original Members of any of their material obligations under this agreement,

provided that in relation to sub-paragraphs (b) and (c) (above) all such breaches will or are reasonably likely to have a materially adverse effect on the business, operations, assets, liabilities (including contingent liabilities), Properties, or the business or financial condition, results or prospects of the Group Companies (as understood by the Offeror, based on the Warranties but subject to the matters fairly and reasonably disclosed and, in relation to specific disclosures, disclosed in sufficient detail to identify the nature and scope of any matter disclosed, in each case in the Disclosure Letter) and (i) which represents a liability or liabilities (actual or contingent) in excess of £500,000 or (ii) which will or is reasonably likely to reduce the operating profits, or increase the expenses or liabilities of the Group by £500,000, in the period of 12 months from the date of this agreement or in any subsequent 12 month period, then the Offeror may by written notice given to the Representative Shareholder at any time before Completion terminate this agreement (other than the Surviving Provisions) in which case no party shall have any claim of any nature whatsoever against any other party under this agreement (save, subject to clause 10.3, in respect of any rights and liabilities of the parties which have accrued before termination or in relation to any of the Surviving Provisions).

10.2 Each of the Original Members undertakes to disclose promptly to the Representative Shareholder and the Representative Shareholder in turn undertakes to disclose promptly to the Offeror in writing any breach, matter, event, condition, circumstance, fact or omission of which any Group Company is or becomes aware that would be reasonably likely to give rise to a right of termination under clause 10.1.

10.3 If:

(a)	any matter(s) validly disclosed in a Supplementary Disclosure Letter in accordance with this agreement would, but for such disclosure(s), have constituted a breach of any of the Warranties when deemed repeated immediately prior to Completion; and

(b)	the value of any such claims under the Warranties (excluding Costs) would, in aggregate, have exceeded £250,000,

then:

(c)	if the breach is capable of remedy and is remedied prior to Completion (to the reasonable satisfaction of the Offeror) then the parties shall proceed to Completion; and

(d)	if the breach is not capable of remedy or (if capable of remedy) is not remedied to the reasonable satisfaction of the Offeror prior to Completion, the Offeror may by written notice given to the Representative Shareholder:

(i)	elect to proceed to Completion in any event and the provisions of paragraph 8 of Schedule 6 shall apply and the liability of the Original Members will be limited accordingly;

(ii)	terminate this agreement (other than the Surviving Provisions) in which case no party shall have any claim of any nature whatsoever against any other party to this agreement (save in respect of any rights and liabilities of the parties which have accrued before termination (excluding for the avoidance of doubt any purported claims in respect of breach of Warranties which do not relate either to the Warranties given as at the date of this agreement or to the repetition thereof immediately prior to Completion)); or

(iii)	elect by notice given as soon as reasonably practicable to the Representative Shareholder to defer Completion by not more than twenty (20) Business Days (or such longer period as the Offeror and the Representative Shareholder may agree) and upon the revised Completion Date the parties shall the provisions of clause 6 shall mutatis mutandis apply.

11.	TAX

11.1 The Original Members and the Offeror shall comply with the provisions of Schedule 8.

11.2 All sums payable under this agreement shall be paid free and clear of all deductions or withholdings whatsoever save only as provided in this agreement or as may be required by law.

11.3 If any deduction or withholding is required by law from any payment in respect of an Original Member Obligation then, except in relation to interest, the Original Member making the payment shall be obliged to pay the Offeror such additional sum as will, after such deduction or withholding has been made, leave the Offeror with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

11.4 If any tax authority brings into charge to tax any sum paid by a party to any other party under this agreement in respect of a Offeror Obligation or an Original Member Obligation then, except in relation to interest, the amount so payable shall be grossed up by such amount as will ensure that, after payment of the tax so charged, there will be left a sum equal to the amount that would otherwise have been payable had the sum in question not been so charged to tax.

11.5 If any party receiving payment (Recipient) under this agreement in respect of an Offeror Obligation or an Original Member Obligation receives a credit for, refund of or relief from any tax or other monies payable by it or similar benefit by reason of any deduction or withholding for or on account of tax or by reason of any tax charged in respect of which there is a gross up under clause 11.4, or in relation to the matter giving rise to the payment to the Recipient, then it shall reimburse to the other relevant parties such part of such additional payments paid to it pursuant to clause 11.3 or clause 11.4 by such other parties as the Recipient, acting reasonably, certifies to the other parties will leave it (after such reimbursement) in no better or worse position than it would have been in if no deduction or withholding had been required or no tax charge had arisen or (where applicable) if the matter giving rise to the payment had not arisen.

11.6 If the Offeror shall have assigned the benefit in whole or in part of this agreement in accordance with the provisions of clause 22, the liability of any Original Member to the Offeror under clauses 11.3 and 11.4 shall be limited to that (if any) which it would have been had no such assignment taken place.

11.7 For the avoidance of doubt, clauses 11.3 to 11.6 shall not apply to the Initial Purchase Price, the Deferred Consideration, (if applicable) release of all or part of the Completion Accounts Escrow Amount or all or part of any amount of the Warranty and Indemnity Escrow Amount to the Original Members and any payment to be made by the Offeror under the Tax Covenant.

11.8 All sums payable under this agreement are (unless expressly stated otherwise) exclusive of any applicable VAT.

11.9 Any stamp duty or other transfer taxes (including interest and penalties) payable in respect of the purchase of the Shares shall be borne by the party legally responsible for such stamp duty or other transfer tax.

11.10 The Offeror (or an Affiliate of the Offeror) may (but shall not be obliged to) elect to make the election provided by Section 338 of the U.S. Internal Revenue Code (the Election) in connection with the purchase of the Shares pursuant to this agreement. If the Offeror (or an Affiliate of the Offeror) elects to make the Election, the Election will be made with respect of each of the Group Companies to be designated by the Offeror (or an Affiliate of the Offeror).

12.	INSURANCE

Policies to continue in force

12.1 Each of the Original Members shall procure that each of the Group Companies shall continue in force all policies of insurance in respect of the Group Companies’ businesses and assets up to and including Completion.

Insurance proceeds to be retained

12.2 If, before Completion, any fire, flood, accident or other calamity or insured peril occurs in relation to any Group Company or any of their businesses or assets and any Group Company has any right to make a claim in respect of it under the terms of any insurance policy, then the Original Members undertake to, or to procure that the relevant Group Company shall, use all reasonable endeavours to make recovery under the relevant policy prior to Completion. To the extent that any such recovery is made prior to Completion, the Original Members shall procure that the proceeds are applied to the restoration or replacement of the relevant insured asset(s) or that they are otherwise either passed to the relevant Group Company before Completion.

Run off coverage

12.3 The Offeror shall be entitled to, but is under no obligation to, purchase to incept at or at any time following Completion run-off professional indemnity insurance to cover the risk that any Group Company suffers loss or liability as a result of any act or omission of any Group Company (or any former group company) or any of their respective directors, officers, employees, agents or representatives which act or omission occurred in whole or in part prior to Completion that would cover the same risks that the Company’s professional indemnity insurance in place at the Completion Date would have covered had it been maintained (such an insurance policy or policies, the Run-off Cover).

Acknowledgement of existing insurance commitments

12.4 The Offeror acknowledges the subsisting obligations of the Company under the following agreements (notwithstanding that some or all of the other provisions of them may have been terminated and/or waived):

(a)	Clause 4.5 of the Retirement Agreement (which relates to an undertaking by the Company to use reasonable endeavours, except with the prior consent of the Directors of the Company, to maintain adequate professional indemnity insurance (insofar as appropriate and if it is reasonably practicable to do so) in respect of the Group);

(b)	Clause 3 of the Tripartite Agreement (which relates to an undertaking to the partnership of Babtie Shaw & Morton (the Partnership) and the Partners thereof (as defined therein) by the Company to use all reasonable endeavours to maintain reasonable professional indemnity insurance for the Partnership, having regard to circumstances pertaining from time to time);

(c)	Clause 4 of the Tripartite Agreement (which relates to an undertaking by the Company in favour of the Partnership and the Partners (as defined therein) to discharge and to indemnify them and to keep them fully indemnified, from and against:

(i)	any and all liability in respect of all amounts owed by the Partnership in connection with the Business (as defined in the Tripartite Agreement) as at close of business on 31 December 1992;

(ii)	any and all claims by third parties in respect of any services supplied or collateral warranties provided or advice given by or on behalf of the Partnership or any act, omission or negligence of the Partnership, any of the partners of the Partnership or any other person acting on behalf of the Partnership at any time in the period prior to 1 January 1993;

(iii)	all debts and claims associated with the Business and all wages, other emoluments, sums payable under taxation statutes, rents and other expenses relating to or incurred in connection with the Partnership;

(iv)	the burden of certain contracts and client contracts and all obligations and liabilities in respect of or pursuant to those contracts and client contracts whensoever and howsoever arising including (without limitation):

(A)	any breach, default or non-performance by the Partnership, the Partners, its former partners, the Company or any of their respective employees, agents or contractors of any of those contracts and/or client contracts prior to or at any time after 31 December 1992; and

(B)	any liability incurred by the Partnership or the Partners whether prior to or at any time after 31 December 1992 in respect of any of those contracts and/or client contracts to the extent that the Partnership is unable to recover the same from its insurers;

(v)	all obligations and liabilities of the Partnership to the former employees of the Partnership in its capacity as their former employer; and

(vi)	(without prejudice to the foregoing paragraphs) all actions, proceedings, costs, damages, claims and demands which may now or at any time be made against the Partnership and/or the Partners or former partners (or their successors, as appropriate) arising out of the business and affairs of the Partnership in the period prior to 1 January 1993.

(d)	Clause 8 of the annexure to the offer dated 31 December 1992 by the Partnership to Babtie Group (then unlimited) to sell the business and assets of the Partnership (which relates to an indemnity by the Company in favour of the Partnership against all actions, proceedings, costs, damages claims and demands now or at any time made arising out of the business and affairs of the Partnership).

Current PI insurance arrangements of the Company

12.5 The Offeror confirms that it will use its best endeavours to ensure that the professional indemnity insurance which the Company has obtained from the Association of Consulting Engineers’ scheme, through its brokers, Griffiths & Armour, current certificate of insurance, number 03/01/00182 issued under policy number 20773506LAL (the Existing Scheme) will be maintained in force until its expiry date 01 April 2005 except where Offeror purchases the Run-off Cover and thus it becomes appropriate and reasonably practical (in the opinion of the Offeror, acting reasonably) to cancel the Existing Scheme before its expiry date.

13.	PROTECTIVE COVENANT

13.1 Each of the Original Members (other than Mark Cubitt, to whom the undertakings in this clause 13 shall not apply) undertakes to the Offeror and to each of the Offeror’s Affiliates that he/she shall not (whether alone or jointly with another and whether directly or indirectly) carry on or be engaged or concerned or interested economically or otherwise in any manner whatsoever in any Competing Business anywhere in the world during a period of 3 years after the Completion Date. For this purpose, Competing Business means a business:

(a)	which competes with any business carried on by any Group Company as at the Completion Date or at any time in the 12 month period ending on the Completion Date; and

(b)	which is carried on within the area in which any Group Company carries on that business as at the Completion Date or at any time in the 12 month period ending on the Completion Date.

13.2 Nothing in this clause 13 shall prevent, after Completion any of the Original Members owning for investment purposes securities in any company dealt in on a stock exchange provided that such securities do not exceed 2.5 per cent. in nominal value of the securities of that class in such company or 10 per cent. of such Original Members net worth.

13.3 Each of the Original Members undertakes to the Offeror and to each of the Offeror’s Affiliates that he/she shall not within a period of 3 years after the Completion Date and whether alone or jointly with another and whether directly or indirectly solicit or endeavour to entice away from any Group Company or any member of the Offeror Group, offer employment to or employ, or offer or conclude any contract for services with, any person who was employed by any Group Company at any time during the 12 months prior to the Completion Date or in the period ending 6 months after the Completion Date provided that this clause 13.3 shall not prevent any Original Member from employing any person who responds to a public advertisement for the relevant vacancy if there has been no previous contact (specifically made with a view to allowing them or their associates to take advantage of the proviso to this clause) between such Original Member or its associates (or any person acting on its behalf) and such person.

13.4 Each of the Original Members undertakes to the Offeror and to each of the Offeror’s Affiliates that he/she shall not within a period of 3 years after the

Completion Date and whether alone or jointly with another and whether directly or indirectly canvass or solicit custom away from any Group Company any person who was a customer of that Group Company at any time during the period of 12 months ending on the Completion Date or in the period ending 6 months after the Completion Date.

13.5 Each of the Original Members acknowledges and agrees that each of clauses 13.1 to 13.4 (inclusive) constitutes an entirely separate and independent restriction and that the duration, extent and application of each of the respective restrictions are no greater than is reasonable and necessary for the protection of the interests of the Offeror and its Affiliates but that, if any such restriction shall be adjudged by any court or authority of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof were to be deleted and/or the period thereof were to be reduced and/or the area dealt with thereby were to be reduced, the said restriction shall apply within the jurisdiction of that court or competent authority with such modifications as may be necessary to make it valid and effective.

14.	CONDUCT OF CLAIMS

14.1 If either the Offeror or any of the Original Members or any of their respective Affiliates wishes to make a claim under any of the Transaction Documents, each of the parties agrees (for itself and for each of its Affiliates) that any such claim shall only be made by the Offeror or, as the case may be, one or more of the Original Members (each for itself and/or as agent for the relevant Affiliate(s)) against the Original Members or, as the case may be, the Offeror (for itself and/or as agent for the relevant Affiliate(s)) in accordance with the dispute resolution provisions in this agreement. Each of the Original Members and the Offeror agree not to raise any defence or objection to any such claim on the basis that it is made in the name of an Original Member or the Offeror acting as agent and/or made against an Original Member or Offeror acting as agent pursuant to the provisions of this clause respectively and shall each be taken to have waived the right to raise and be estopped from raising any such defence or objection.

14.2 Where a claim cannot, as a matter of law, be made by the Offeror or, as the case may be, an Original Member in its or his/her own name as agent for one or more Affiliates pursuant to clause 14.1, any such claim shall be, and is permitted to be, assigned by the relevant Affiliate(s) to the Offeror or, as the case may be, an Original Member provided that the liabilities of the person claimed against shall be no greater, and no less than such liabilities would have been had the assignment not occurred.

14.3 Each of the Offeror and the Original Members undertakes to the other (for itself and on behalf of each of the other’s Affiliates) to indemnify the other and the other’s Affiliates on an after tax basis for any Losses and Costs suffered or incurred by any of them in circumstances where any of its Affiliates makes any claim other than in accordance with the terms of this agreement and further to procure that any such claim made by any of its Affiliates is discontinued and withdrawn with immediate effect.

14.4 Where a claim is made by an Original Member or the Offeror against the other as agent for one or more of the other’s Affiliates and such claim results in a payment being required to be made to the Offeror, or as the case may be, an Original Member (for itself and/or as agent for one or more of its Affiliates), such payment shall be made by the relevant Original Member or, as the case may be, the Offeror as agent for the relevant Affiliate.

15.	ANNOUNCEMENTS

15.1 Except as required by law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the announcement or disclosure is subject, whether or not having the force of law, none of the Original Members shall nor shall the Offeror, in the period commencing on the date of this agreement and ending on the anniversary of this agreement, make or issue any announcement or circular or disclosure in connection with the existence or the subject matter of this Agreement or any of the other Transaction Documents, and each party shall procure that none of its Affiliates shall make or issue any such announcement or circular or disclosure, in each case without the prior written approval of the Representative Shareholder (where the Offeror proposes to make an announcement) or the Offeror (where any of the Original Members propose to make an announcement), such approval, in any such case, not to be unreasonably withheld or delayed.

15.2 Where any announcement or disclosure is made is made in reliance upon the exception set out in clause 15.1, the party making the announcement or disclosure shall (if permitted by the relevant laws or regulations and to the extent practicable) consult with the other party (meaning the Representative Shareholder where the Offeror proposes to make an announcement) in advance as to the form, content and timing of any such announcement or disclosure.

16.	CONFIDENTIALITY

16.1 Subject to clause 16.2, for the purposes of this clause 16 Confidential Information means all confidential information (including trade secrets, secret or confidential operations or processes, information relating to future projects, business development or planning, commercial relationships, sales targets and statistics, market share statistics, surveys and reports and pricing information relating to sales and purchases, and negotiations and secret dealings):

(a)	held by the Offeror Group (or any of its Representatives) or received by the Offeror Group (or any of its/their Representatives) from the Original Members, relating to the Original Members’ personal affairs;

(b)	held by the Original Members or any Group Company (or any of its Representatives) or received by any of the Original Members or any Group Company (or any of its/their Representatives) from the Offeror Group, relating to the Offeror Group and, following Completion, the Group Companies; and

(c)	the provisions and subject matter of, and negotiations relating to, this agreement and the other Transaction Documents,

including not only written information but information transferred orally, visually, electronically or by any other means.

16.2 For the avoidance of doubt, the term Confidential Information shall not include:

(a)	information that is in the public domain at the date of this agreement other than as a result of a wilful or negligent act or omission by any party to this agreement or any of its Representatives;

(b)	information that subsequently comes into the public domain, otherwise than as a result of a wilful or negligent act or omission by any party to this agreement or any of its Representatives or a breach of this agreement, but only after it has come into the public domain;

(c)	information which the receiving party obtains or its Representatives obtain from a third party which third party is not, to the best of the knowledge and belief of the receiving party, under any confidentiality obligation to the disclosing party in respect of such information;

(d)	information which the receiving party or its Representatives at the time of disclosure already has in its or their possession and which is not subject to any obligation of secrecy on its or their part to the other party; or

(e)	information which is independently developed by employees of the receiving party or its Representatives who have had no access to the information disclosed by the disclosing party.

For the purposes of this clause 16, Representatives means Affiliates, directors, officers, employees, agents or representatives of the relevant party or their respective Affiliates, and their respective external legal advisers, accountants, consultants and financial advisers.

16.3 Each of the Original Members and the Offeror undertakes to maintain Confidential Information received or held by it or its Representatives relating to the other parties in confidence and not disclose that Confidential Information to any person other than its Representatives except with the prior written approval of the Representative Shareholder (in the case where the Offeror proposes to make a disclosure) or the Offeror (in the case where any of the Original Members propose to make a disclosure).

16.4 Each of the Original Members and the Offeror undertakes only to disclose to Representatives such Confidential Information relating to the other party as is reasonably required for the purposes of performing the obligations under this agreement or the other Transaction Documents and only to Representatives whom it has informed of the confidential nature of the Confidential Information and who undertake to keep it confidential.

16.5 Each of the Original Members and the Offeror shall procure that its respective Representatives also comply with the provisions of clauses 16.3 and 16.4, mutatis mutandis. Each of the Original Members and the Offeror shall be responsible for breach of the above confidentiality undertaking by it or its Representatives and undertakes to the other and to each of the other’s Affiliates to indemnify and hold harmless the other party, its Affiliates or any successor to such business on an after tax basis against all Losses and Costs arising from such breach.

16.6 Notwithstanding the provisions of this clause 16, each of the Original Members or the Offeror may disclose or permit the disclosure of Confidential Information in the following circumstances:

(a)	if any of the Original Members or the Offeror, or any person or Representative to whom they respectively have transmitted Confidential Information, is advised in writing by their solicitors that they have become legally required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or similar process, or otherwise) to disclose any of the Confidential Information received or held by them, provided that the disclosing party provides the Representative Shareholder or the Offeror (as applicable) with prompt written notice of the relevant legal requirement so that the Representative Shareholder or the Offeror (as applicable) may seek a protective order or other appropriate remedy. However, the disclosing party shall not be obliged to delay disclosure if to do so would be in breach of any conditions for such disclosure imposed by the authority compelling disclosure; or

(b)	disclosure to a tax authority in connection with the tax affairs of the disclosing party, provided that where practicable the disclosing party shall first inform the Representative Shareholder or the Offeror (as applicable) of its intention to disclose such information, and take into account the reasonable comments of the other party; or

(c)	to the extent any disclosure is required by any regulatory body or the rules and regulations of any recognised stock exchange, provided that the disclosing party shall first inform the Representative Shareholder or the Offeror (as applicable) of its intention to disclose such information, and take into account the reasonable comments of the other party.

16.7 Each of the Original Members and the Offeror shall only use (or permit the use by its Representatives of) the Confidential Information received or held by it or its Representatives for the purposes of the Proposed Transaction.

16.8 Nothing in this clause 16 shall make any party liable for any of its Representatives in relation to breaches of this clause 16 which occur after the time when such Representative becomes the Representative of the other party to this agreement.

16.9 Notwithstanding any provision to the contrary, the provisions of clauses 16.1 to 16.8 shall survive termination and/or Completion of this agreement provided that (i) if all the Conditions are not satisfied or waived, and in any event (ii) pending Completion, all information and other confidential information in relation to the Group Companies shall be deemed to be Confidential Information of the Original Members for the purposes of this clause 16.

16.10 The Original Members shall (if applicable, and if they are able) assign to the Offeror on Completion the benefit of any confidentiality agreement entered into by a third party (including other proposed offerors) in favour of the Original Members in contemplation of a sale of one or more Group Companies (or any of its or their businesses) to the extent that such a confidentiality agreement relates to any Group Company or its business and was entered into within 24 months prior to the date of this agreement.

17.	FURTHER ASSURANCE

17.1 Each of the parties agrees to perform, or procure the performance of, all further acts and things and execute and deliver, or procure the execution and delivery of such further documents as may in each case be required by law or as may be necessary or reasonably required by the Offeror to implement and give effect to this agreement and the other Transaction Documents and the Proposed Transaction for the purpose of vesting in the Offeror the Shares and the full benefit of the assets, rights and benefits to be transferred to the Offeror, including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, despatching of all documents and notices to Shareholders, the provision of all information to the Offeror, the giving of all necessary waivers and consents (including any consent required in connection with the Senior Shareholders’ Agreement, the Retirement Agreement or any associated, ancillary or supplementary agreements or in relation to any amendment of the service contracts of any person) and the passing of all resolutions and otherwise exercising all powers and rights available to them whether at law or in any agreement to which they are a party, or otherwise.

17.2 In the absence of specific agreement to the contrary, each party shall be responsible for all of its own costs and expenses (including, for the avoidance of doubt, those of its Affiliates) incurred in giving effect to the provisions of clause 17.1.

18.	GUARANTEE

18.1 The Guarantor irrevocably and unconditionally guarantees to the Original Members the proper and punctual performance and discharge by the Offeror of its obligations under this agreement and the Offer Document.

18.2 The obligations of the Guarantor shall not be discharged, impaired or otherwise affected by:

(a)	the winding-up, dissolution, administration or re-organisation of any Group Company;

(b)	time or other indulgence being granted or agreed to be granted to the Guarantor or the Offeror in respect of its obligations under any Transaction Document;

(c)	any amendment to or any variation, waiver or release of, any obligation of any person (other than an obligation of the Offeror or the Guarantor) under any Transaction Document; or

(d)

any other act, event or omission which, but for this clause 18.2 might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor contained in any Transaction Document or any of the rights, powers or remedies conferred upon any of the Original Members by any Transaction Document or by law except where such other act, event or omission is a discharge, or impairs or otherwise affects any of the obligations of the Offeror contained in any Transaction Document.

19.	COSTS

19.1 If:

(a)	there is a breach or non-fulfilment of the terms of this agreement by any Original Member as a result of which breach the Offeror lawfully exercises its right to terminate or rescind this agreement pursuant to clause 10.1; or

(b)

(i)	there is a breach of any of the Warranties as given at the date of this agreement which has occurred as a result of any act or omission of any Original Member in whatever capacity or any of the other persons named in 1.2(k) of Schedule 1 ; or

(ii)	any Event occurs which, when the Warranties are repeated immediately prior to Completion by reference to the facts and circumstances then existing as if references in the Warranties to the date of this agreement were references to the relevant date, constitutes a breach of any of the Warranties which has occurred as a result of any act or omission of any Original Member in whatever capacity or any of the other persons named in 1.2(k) of Schedule 1 , and in either case as a result of such breach the Offeror lawfully exercises its right to terminate or rescind this agreement pursuant to clause 10.1,

then, in addition to any right or remedy which the Offeror may have against the Original Members for breach of this agreement, each of the Original Members undertakes to the Offeror (for itself and on behalf of each of the Offeror’s Affiliates) to indemnify the Offeror and each of its Affiliates on an after tax basis against all Costs suffered or incurred by the Offeror or any of its Affiliates in investigating the affairs of the Group Companies or in connection with the negotiation, preparation, implementation, termination or rescission of the Transaction Documents.

20.	REPRESENTATIVE SHAREHOLDER

20.1 Christopher Masters, current Chairman of Babtie, is appointed hereunder with full powers conferred on him to perform all the functions of the Representative Shareholder in terms of this agreement and without limitation to agree the Completion Accounts including the amount of the Final Net Assets and, if required, instructing PricewaterhouseCoopers, instructing and liaising with the Independent Firm, and meeting, negotiating and agreeing the Completion Accounts with the Offeror, settling Warranty and indemnity claims, dealing with the conduct of claims, receiving and giving notices, liaising with the Offeror in relation to the Conditions, notifying breaches of Warranties, and any Material Adverse Change, agreeing agreed form documents, instructing the Escrow Agent (and the Original Members agree to procure that the Representative Shareholder from time to time shall promptly give to the Escrow Agent all such notices as they are required to give pursuant to this agreement), and agreeing announcements, and in respect of all the foregoing powers and functions the Representative Shareholder shall act at all times in accordance with the terms of the Framework Agreement, and the Original Members agree to be bound by and ratify all decisions of the Representative Shareholder in connection therewith and agree that the Offeror shall be entitled to deal solely with the Representative Shareholder in respect of the matters specified in this agreement to be dealt with by the Representative Shareholder, without the necessity of consulting or communicating with or taking account of any communication from any of the Original Members (unless the Representative Shareholder shall from time to time be an Original Member in which case they shall deal with him in his capacity as Representative Shareholder) and the Representative Shareholder shall be Christopher Masters unless and until a replacement is notified to the Offeror from time to time pursuant to Clause 21 ( in which case the provisions of clause 21.2 shall as necessary be deemed to be varied mutatis mutandis in relation to the details of the Representative Shareholder ).

Successor to Mr. Masters

20.2 If Mr Masters’ appointment hereunder terminates for any reason and accordingly he ceases to be the Representative Shareholder or he refuses to carry out diligently his duties as the Representative Shareholder then the Original Members shall as soon as practicable after such termination or receiving notice of the same from the Offeror and in any event within five working days of it meet (at a mutually agreed time and place) to nominate and appoint a new Representative Shareholder on the terms of the Representative Shareholder Agreement in the Agreed Form (the RS Agreement) mutatis mutandis and if they fail to make a unanimous nomination then it shall be made by such majority of the Original Members as is referred to in clause 3.3 of the RS Agreement and such nomination will be binding on all of the Original Members.

20.3 The Original Members agree that in order to ensure that there is no period during the currency of this agreement in which there is no Representative Shareholder, if Mr Masters’ appointment or that of any replacement hereunder terminates for any reason (or he or they refuse to carry out diligently his/their duties) then at all times prior to the election of a new Representative Shareholder in accordance therewith, and in the event that no such new Representative Shareholder is nominated or appointed, the Representative Shareholder shall be the first named Original Member in Part A of Schedule 4, whom failing the second, whom failing the third, and so on and if, then, no person is available to act or carry out his duties diligently then no Representative Shareholder shall be required under this agreement and the Offeror shall be entitled to act unilaterally (where the agreement of the Representative Shareholder would otherwise be required) until a Representative Shareholder is appointed or, if appointed, commences to carry out his duties diligently.

21.	NOTICES

21.1 Any notice or other communication to be given by any party to any other party under, or in connection with, this agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 21.2, or delivering it by hand, or by email to the email address set out in clause 21.2, or (in the case of notices or communications to any of the Original Members) sending it by special delivery or (in the case of notices or communications to the Offeror) by pre-paid international courier on second business day service, to the address set out in clause 21.2 and in each case marked for the attention of the relevant party set out in clause 21.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 20). Any notice so served by hand, fax, email or post shall be deemed to have been duly given:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission;

(c)	in the case of email, at the time of sending;

(d)	in the case of special delivery or pre-paid international courier, at 10am on the second Business Day following the date of posting; and

(e)	in the case of pre-paid air mail letter, at 10am on the fifth Business Day following the date of posting,

provided that in each case where delivery by hand, by fax, or by email occurs after 6pm (local time, at the place of receipt) on a Business Day, or at any time on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time at the address to which the relevant notice is sent.

21.2 The addresses and fax numbers of the parties for the purpose of clause 21.1 are as follows:

Notices as communications to any/all of the Original Members

Address:	Christopher Masters 12 Braid Avenue Edinburgh EH106EE Scotland

Fax:	+44 (0) 131 447 7424

Email:	cm@chrismasters.co.uk

For the attention of:	Christopher Masters as Representative Shareholder

The Offeror

Address:	Jacobs Engineering Group Inc.
1111 South Arroyo Parkway

Pasadena California 91109-7084 United States of America

Fax:	001 626 578 6837

Email:	bill.markley@jacobs.com

For the attention of:	William C. Markley, III

The Offeror may notify the Original Members (by way of notice to the Representative Shareholder) and the Representative Shareholder may notify the Offeror (on behalf of all Original Members) of a change to its name, relevant addressee, address or fax number for the purposes of this clause 20, provided that such notice shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

21.3 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid special delivery, or to a firm of international couriers pre-paid for second business day delivery or that the notice was transmitted by fax to the fax number of the relevant party set out in this clause 20 (or as otherwise notified under it).

21.4 All notices, demands, requests, statements or other documents or communications under or in connection with this agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

22.	ASSIGNMENT

22.1 It is acknowledged and agreed by each Original Member that the Offeror may at any time following Completion effect an intra-group reorganisation of the Offeror Group (including for the avoidance of doubt any of the Group Companies) whereby the Offeror may sell or transfer all or any of the Shares or assets of the Group Companies to any other member or members of the Offeror Group and/or following the date of this agreement it may transfer any of its rights under this agreement or any of the other Transaction Documents to which it is a party to any other member or members of the Offeror’s Group. Accordingly, subject to clause 22.2 each of the Original Members agrees that the benefit of this agreement, any of the other Transaction Documents, the Warranties and any other provision of this agreement may be assigned (in whole or in part) by the Offeror without the consent of the Original Members to, and may be enforced by, any member of the Offeror Group.

22.2 If the benefit of the whole or any part of this agreement is assigned by the Offeror in accordance with clause 22.1 the transferee may at any time assign the same to another member of the Offeror’s Group.

22.3 The parties acknowledge and agree that if an assignment of the benefit of, or any part of the benefit of, this agreement or any of the other Transaction Documents is made by any member of the Offeror Group, the liabilities of the Original Members under this agreement and/or the relevant Transaction Document(s) shall be no greater, and no less, than such liabilities would have been had the assignment not occurred.

22.4 Immediately after any assignment to a member of the Offeror Group in accordance with this clause 22 the Offeror will give written notice of the assignment to the Representative Shareholder (on behalf of each Original Member) containing details of the assignment including the identity of the assignor and assignee.

22.5 Save as provided in clauses 14.2 and 22.1 to 22.4, no party shall nor shall it purport to assign, transfer, charge or otherwise deal with all or any of its rights under this agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other party.

22.6 Any purported assignment in contravention of this clause 22 shall be void.

23.	CONFLICT WITH OTHER AGREEMENTS

Save as expressly provided elsewhere in this agreement, in the event of any conflict between this agreement and any other agreement relating to the Proposed Transaction, this agreement shall prevail (as between the parties to this agreement) save where such other agreement expressly states that it (or any part of it) is overriding this agreement in any respect and the Original Members and the Offeror are either also parties to that other agreement or otherwise expressly and in writing agree that such other agreement shall override this agreement in that respect.

24.	ENTIRE AGREEMENT

24.1 This agreement and the other Transaction Documents set out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. This agreement supersedes all prior agreements, understandings or arrangements (whether oral or written) relating to the sale and purchase of the Shares (including the Proposal Letter and the Confidentiality Agreement), which shall cease to have any further force or effect. It is agreed that:

(a)	no party has entered into this agreement or any other Transaction Document in reliance upon any statement, representation, warranty or undertaking of any other party other than those expressly set out or referred to in this agreement or any other Transaction Document;

(b)	save for such liability as a party has under or in respect of any breach of this agreement or any of the other Transaction Documents, no party shall owe any duty of care, nor have any liability in tort or otherwise, to any other party or any other person in respect of, arising out of, or in any way relating to the Proposed Transaction; and

(c)	this clause shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

25.	WAIVERS/OFFEROR’S RIGHTS AND REMEDIES

25.1 No failure or delay by the Offeror or an Original Member in exercising any right or remedy provided by law or under or pursuant to this agreement or any of the Transaction Documents shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

25.2 The rights and remedies of the Offeror and the Original Members under or pursuant to this agreement and under or pursuant to the other Transaction Documents are cumulative, may be exercised as often as the Offeror or the Original Members (as the case may be) considers appropriate and are in addition to its/their respective rights and remedies under general law.

25.3 The rights and remedies of the Offeror and (save in the case of (b) below) the Original Members under this agreement shall not be affected, and the liabilities of the Offeror or (as the case may be) the Original Members under this agreement shall not be released, discharged or impaired, by:

(a)	Completion;

(b)	any investigation made into the affairs of the Group Companies or any knowledge held or gained of any such affairs by or on behalf of the Offeror (except, in respect of the Warranties only, for matters fairly and reasonably disclosed and, in relation to specific disclosures, disclosed in sufficient detail to identify the nature and scope of any matter purportedly disclosed, in each case in the Disclosure Letter or to the extent permitted by paragraph 8 of Schedule 6 , in the Supplementary Disclosure Letter;

(c)	subject to compliance with the notice requirements in Schedule 6 , the expiry of any limitation period prescribed by law in relation to a Claim; or

(d)	any event or matter whatsoever, other than a specific and duly authorised written waiver or release by the Offeror.

26.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

26.1 Subject to clause 26.2, each party undertakes to each other party that:

(a)	each undertaking in which the Offeror is interested and each present and former director, officer, employee, agent or representative of any such undertaking or a member of the Offeror Group shall have the right to enforce the terms of clause 8.3 (No claims by Original Members);

(b)	each of the Offeror’s respective Affiliates shall have the right to enforce the terms of clause 13 (Protective Covenant)

(c)	each party’s respective Affiliates shall have the right to enforce the terms of clause 16.5 (Confidentiality),

in each case under the Contracts (Rights of Third Parties) Act 1999 (each person with rights under paragraphs (a) to (c) above being a Third Party).

26.2 The rights of Third Parties under clause 26.1 are subject to:

(a)	the term that the parties to this agreement may by agreement terminate or rescind or vary it in any way without the consent of any Third Party; and

(b)	the other terms and conditions of this agreement.

26.3 Save as provided in clause 26.1, a person who is not a party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

27.	GENERAL

27.1 Notwithstanding Completion:

(a)	each provision of this agreement and the other Transaction Documents not performed at or before Completion but which remains capable of performance;

(b)	the Warranties; and

(c)	all covenants, indemnities and other undertakings and assurances contained in or entered into pursuant to this agreement or the other Transaction Documents,

will remain in full force and effect and (except as otherwise expressly provided) without limit in time.

27.2 This agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which taken together shall constitute one and the same instrument.

27.3 No amendment, variation or waiver of this agreement (or of any of the other Transaction Documents) shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to it. The expression ‘variation’ shall include any variation, supplement, deletion or replacement howsoever effected. Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this agreement which have already accrued up to the date of the variation, and the rights and obligations of the parties under or pursuant to this agreement shall remain in full force and effect, except and only to the extent that they are so varied.

27.4 Each of the provisions of this agreement and the other Transaction Documents is severable. If any such provision is held to be or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction:

(a)	so far as it is illegal, invalid or unenforceable, it shall be given no effect and shall be deemed not to be included in this agreement or the relevant

Transaction Document, it shall not affect or impair the legality, validity or enforceability in that jurisdiction of the other provisions of this agreement or that other Transaction Document, or of that or any provisions of this agreement or that other Transaction Document in any other jurisdiction; and

(b)	the parties shall use all reasonable endeavours to replace it with a valid and enforceable substitute provision or provisions satisfactory to any relevant competent authority but differing from the replaced provision as little as possible and the effect of which is as close to the intended effect of the illegal, invalid or unenforceable provision.

28.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

28.1	This agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English law.

28.2 All of the parties agree that the courts of England are, subject to clause 28.3, to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this agreement or otherwise arising in connection with this agreement, and for such purposes irrevocably submit to the jurisdiction of the English courts.

28.3 The agreement contained in clause 28.2 is included for the benefit of the Offeror. Accordingly, notwithstanding the exclusive agreement in clause 28.2, the Offeror shall retain the right to bring proceedings in any other court which has jurisdiction.

28.4 The Original Members irrevocably waive any objections to the jurisdiction of any court referred to in this clause.

28.5 Each of the Original Members irrevocably agrees that a judgment or order of any court referred to in this clause in connection with this agreement is conclusive and binding on each of them and may be enforced against each of them in the courts of any other jurisdiction.

28.6 Each of the Original Members irrevocably consents to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this agreement or any other usual address, mail or in any other manner permitted by the law of the place of service or the law of the jurisdiction where proceedings are instituted.

28.7 Each of the Original Members shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this agreement. Such agent shall be Dundas & Wilson currently of 5th Floor, Northwest Wing, Bush House, Aldwych, London WC2B 4EZ and any claim form, judgment or other notice of legal process shall be sufficiently served on an Original Member if delivered to such agent at its address for the time being marked “For the urgent attention Graham Sibbald/David Hardie”. Each of the Original Members irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Offeror requests an Original Member to do so it shall promptly appoint another such agent with an address in England and advise the Offeror. If, following such a request, the Original Member concerned fails to appoint another agent, the Offeror shall be entitled to appoint one on behalf of such Original Member at the expense of the Original Member concerned.

AS WITNESS this agreement has been signed on behalf of the parties the day and year first before written.

SCHEDULE 1

INTERPRETATION

1.1 In this agreement, the following words and expressions shall have the following meanings:

2000 Reorganisation means the reorganisation of the Partnership and the entry into certain agreements between the Partners, the Partnership and the Company during 2000 and 2001 including pursuant to the Retirement Agreement;

Accounts means:

in relation to any financial year of each Group Company:

(a)	the audited balance sheet of the company (and, where relevant, the audited consolidated balance sheet of the company and its subsidiary undertakings) as at the Accounts Date in respect of that financial year; and

(b)	the audited profit and loss account of the company (and, where relevant, the audited consolidated profit and loss account of the company and its subsidiary undertakings) as at the Accounts Date in respect of that financial year;

Accounts Date means 31 December;

Act means the Companies Act 1985 (as amended);

Affiliate means in relation to any party, any subsidiary undertaking or parent undertaking of that party and any subsidiary undertaking of any such parent undertaking, in each case from time to time;

Agreed Form means, in relation to a document, the form of that document which has been initialled on the date of this agreement for the purpose of identification by or on behalf of the Representative Shareholder and the Offeror (in each case with such amendments as may be agreed by or on behalf of the Representative Shareholder and the Offeror);

Associate shall have the meaning given in section 417 of the Taxes Act 1988;

Assurance means all guarantees indemnities, counter-indemnities and letters of comfort of any nature whatsoever given to a third party in respect of any liability of a Group Company or (if not a Group Company) of any joint venture in which any Group Company is interested or in respect of any liability of any of the Shareholders;

Basic Claims Longstop Date shall have the meaning given in paragraph 1(b) of Schedule 6 ;

Business Centre Directors means Steven Donkin, Julian Ruddick, Raymond Thompson, Krishna Moorthy, Catriona Schmolke, Paul Townsend, W T Leung, Edward Hill, William A Duff, Christian Maltbaek, Roderick Stewart, Barry Waterhouse, Peter M Sime, Richard Ko, David Reid and Cameron Broadfoot.

Business Day means a day (other than a Saturday or Sunday) on which banks generally are open in London and Edinburgh for the transaction of the full range of normal banking business;

Cash has the meaning given in Schedule 9 ;

Cash and Debt Statement has the meaning given in Schedule 9 ;

CEDR means the Centre for Effective Dispute Resolution;

Claim has the meaning given in Schedule 6 ;

Committed Shares means in relation to each Original Member, the number of Shares set opposite their name in column 2 of Part A of Schedule 4 together with any other Shares acquired beneficially by such Original Member while the Offer remains open for acceptance;

Company means Babtie Group Limited as defined in recital A on page 1;

Competition Act shall have the meaning given in clause 4.1(a);

Competition Authority means the Irish Competition Authority as defined in Section 3(1) of the Irish Competition Act 2002;

Completion means completion of the sale and purchase of such Shares as have been assented to the Offer on the Completion Date;

Completion Accounts has the meaning given in Part A of Schedule 9 ;

Completion Accounts Escrow Account has the meaning given to it in the Escrow Agreement;

Completion Accounts Escrow Amount has the meaning given to it in the Escrow Agreement;

Completion Accounts Escrow Income has the meaning given to it in the Escrow Agreement;

Completion Agenda means the document in the agreed form identified as such being a list of document to be signed or delivered, and actions to be carried out, at Completion;

Completion Date has the meaning given in clause 6.1;

Conditions means any of the conditions to Completion set out in clause 4.1 and Condition means any of them;

Condition Fulfilment Date has the meaning given in clause 4.5;

Confidentiality Agreement means the confidentiality agreement made between Jacobs Engineering Group, Inc. and Babtie Group Limited dated 13 April 2004 (as amended) and attached the Disclosure Letter as Annex 1;

Confidential Information has the meaning given in clause 16.1;

Contracting Shareholders means those individuals listed in Part B of Schedule 4 ;

Costs means all reasonably incurred costs including professional adviser’s fees and all reasonably incurred expenses;

Default Interest means interest at LIBOR plus 2 per cent.;

Deferred Consideration shall have the meaning given in clause 7;

Deloitte & Touche means Deloitte & Touche LLP a limited liability partnership organised under the laws of England and Wales and having its registered office at Stonecutter Court, 1 Stonecutter Street, London EC4A 4TR;

Directors means the directors and non-executive directors of the Company the Director means any one of them;

Disclosure Letter means the letter in the Agreed Form from the Original Members to the Offeror executed and delivered immediately before the signing of this agreement;

Dispute Notice shall have the meaning given in paragraph 4 of Part B of Schedule 9 ;

Employees means those employees of the Group Companies immediately prior to Completion;

Encumbrance means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

Environment means all or any of the following media, namely air (including the air within buildings or other natural or man-made structures above or below ground), water (including surface or groundwater and water in pipe, drainage or sewerage systems) and land and humans and any living organisms or systems supported by those media;

Environmental Consents means any permit, licence, authorisation, approval or consent, agreements or undertakings required under or in relation to Environmental Laws relating to either the carrying on of the businesses of the Group Companies, or the use of, or any activities or operations carried out at, any site owned or occupied by any Group Company;

Environmental Laws means any and all of the following:

(a)	any international, European Union, national, state, federal, regional or local laws (including common law, statute law, civil, criminal and administrative law);

(b)	any subordinate legislation and codes of practice, including guidance notes, circulars, decisions, regulations and judgements; and

(c)	any judicial or administrative interpretation of each of the foregoing,

which relate to the pollution or protection of the Environment or Health and Safety Matters or Nuclear Matters, and which have the force of law;

ERA means the Employment Rights Act 1996;

Escrow Agent means The Royal Bank of Scotland plc of 36 St. Andrew Square, Edinburgh EH2 2YB;

Escrow Agreement means the agreement of today’s date and made between the Escrow Agent, the Original Members and the Offeror;

Event has the meaning given in the definition of Material Adverse Change (below);

Exchange Rate means with respect to a particular currency for a particular day the spot rate of exchange (the closing mid-point) for that currency into sterling on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by The Royal Bank of Scotland plc as at the close of business in London as at such date;

Expert means a partner of at least 10 years’ qualified experience at Deloitte & Touche or if such firm is unable or unwilling to act, an independent firm of chartered accountants agreed between the parties, or, in default of agreement within 5 Business Days of one of the parties seeking the appointment of an Expert, selected by the President for the time being of the Institute of Chartered Accountants at the request of one of the parties;

Final Net Assets has the meaning given in Schedule 9 ;

Five Month Anniversary means the date which is five months after (and including) the date on which the Offer is made;

Four Month Anniversary has the meaning given in the definition of Longstop Date;

Form of Acceptance means the document to be sent to shareholders by which they will be requested to accept the Offer and which, together with the Offer Document, contains the terms and conditions of the Offer;

Governmental Consents means, in relation to any Shares, any consents, approvals, orders, authorisations, registrations, declarations and filings with or from any Governmental Entity in relation to those Shares (except for those specified in clause 4.1) which are required to be obtained for the valid and effective transfer of such Shares to the Offeror;

Governmental Entity means, in relation to anywhere in the world, any supra-national, national, state, municipal or local government, any subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including the European Union;

Group means the Company and the Subsidiaries;

Group Companies means the Company and the Subsidiaries and Group Company means any of them;

Group Company IPR means the registered and unregistered Intellectual Property Rights owned by the Group Companies;

Group Company Plan has the meaning given in paragraph 15.13 of Schedule 5 ;

Guaranteed Net Assets has the meaning given in Schedule 9 ;

Guarantor shall mean Jacobs Engineering Group Inc. as defined in the parties clause on page 1 of this agreement;

Health and Safety Matters means any matter which relates to either health and safety (which for the avoidance of doubt includes, but is not limited to, health and safety of employees, occupiers and invitees), and/or fire safety matters;

Independent Firm shall have the meaning given in paragraph 8 of Part B of Schedule 9 ;

Initial Purchase Price shall have the meaning given in clause 2.7;

Institute of Chartered Accountants means the body of the Institute of Chartered Accountants of England and Wales with its registered office at Chartered Accountants’ Hall, PO Box 433, Moorgate Place, London EC2P 2BJ;

Intellectual Property Rights or IPR means the following types of property and/or rights as granted in any jurisdiction (where references to any English legal term for such property/rights shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the right/property under English law: (i) patents; (ii) petty patents and utility model rights; (iii) registered trade marks; (iv) registered design rights; (v) plant breeder rights; (vi) applications for and rights to apply for any of the property/rights listed in (i) to (v) inclusive above; (vii) copyrights; (viii) database rights; (ix) unregistered design rights; (x) rights in performances; (xi) the rights set out in Chapter IV or Part I of the Copyright, Designs and Patents Act 1988 (as amended from time to time); (xii) any rights of action in relation to confidential information; and (xiii) any rights of action in relation to trade names, logos, trading styles, product packaging and/or domain names;

Internal IT Systems means the information and communications technologies used by the Group Companies, including hardware, proprietary and third party software, networks, peripherals and associated documentation and excluding the Internet and all wide area network telecommunication links provided by a third party;

Irish Merger Condition means the condition set out in clause 4.1(a);

Joint Conditions has the meaning given in clause 4.1;

Laboratories means the laboratory premises operated, owned, leased, controlled, occupied or used by any Group Company located at (i) Abington Laboratory, Unit 9, Station Yard, Steventon, Abingdon, Oxfordshire; (ii) Doubleday House, Michaels Close, Aylesford, Kent; (iii) Unit 6, Manton Lane, Bedford; (iv) Newby House, Neath; (v) Reading Training Centre, Sulhamstead, Reading, Berkshire; (vi) Depot Lodge Lane, Great Blakenham, Suffolk; and (vii) Wrexham Laboratory, Council Depot, Ruthin Road;

Last Accounts means, in relation to any Group Company, the Accounts for that entity in respect of its financial year ended on the Last Accounts Date in the Agreed Form;

Last Accounts Date means 31 December 2003 or such earlier date to which the most recent audited accounts for any particular Group Company were prepared;

LIBOR means:

(a)	the display rate per annum of the offered quotation for deposits in sterling for a period of one month which appears on Telerate 3750 (or such other page as the parties may agree) at or about 11.00a.m. London time on the Due Date; or

(b)	if the display rate cannot be determined under paragraph (a) above, the rate determined as if the parties had specified that the rate for the Due Date will be determined on the basis of the rates at which deposits in sterling are offered by The Royal Bank of Scotland plc at or about 11.00a.m. London time on the Due Date to prime banks in the London Interbank Market for a period of one month commencing on the Due Date for amounts comparable to the Due Sum, and for the purposes of this definition, Telerate Page 3750 means the display designated as Page 3750 on the Telerate Service (or such other pages as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers’ Association (including the Reuters Screen) for the purposes of displaying British Bankers’ Association Interest Settlement Rates for deposits in sterling;

Licences In means any licence of Intellectual Property Rights which has been granted by a third party to a Group Company and excluding in each case any licence granted by one Group Company to another Group Company;

Licences Out means any licence of Intellectual Property Rights which has been granted by a Group Company to a third party and excluding in each case any licence granted by one Group Company to another Group Company;

Longstop Date means the date which is four months after (and including) the date of the Offer (the Four Months Anniversary) or such later date as may be fixed pursuant to clause 2.5 or 4.7;

Losses means all obligations, liabilities, losses and damages (including taxation), actions, proceedings, claims and demands in each case of any nature whatsoever;

LPMPA means the Law of Property (Miscellaneous Provisions) Act 1994;

Management Accounts means the unaudited consolidated management accounts for each of the one month periods commenced on the Last Accounts Date and ended on the Management Accounts Date in the Agreed Form;

Management Accounts Date means 31 May 2004;

Material Adverse Change means any event(s), circumstance(s), effect(s), occurrence(s) or state of affairs or any combination thereof (whether existing or occurring on or before the date of this agreement or arising or occurring afterwards) but excluding events, circumstances, effects, occurrences or states of affairs or combinations thereof which have general effect on business as a whole as carried on in the United Kingdom (an Event) which is/are, or is/are reasonably likely to be, materially adverse to the business, operations, assets, liabilities (including contingent liabilities), properties or the business or financial condition, results or prospects of the Babtie Group and which (i) give(s) rise to a liability or liabilities (actual or contingent) in excess of £500,000 or (ii) will or is/are reasonably likely to reduce the operating profits, or increase(s) the expenses or liabilities of the Babtie Group by £500,000 in the period of 12 months from the date of this agreement or in any subsequent 12 month period;

Minority Interest Company means the companies details of which are set out in Schedule 3 Part B ;

Net Assets has the meaning given in Schedule 9 ;

Non Contracting Shareholders means those shareholders of the Company as at the date of this agreement and thereafter from time to time other than the Original Members and the Contracting Shareholders;

Non Tax Claim shall have the meaning given in Schedule 6 ;

Non Tax Warranties has the meaning given in Schedule 6 ;

Nuclear Matters means any matter relating to the:

(a)	design, construction, operation, use, decommissioning or cleaning up of a nuclear facility or site; or

(b)	treatment, handling, storage, transportation and/or disposal of radioactive substances;

Offer means the offer to be made by the Offeror to acquire all the issued share capital of the Company other than that already owned by the Offeror, substantially on the terms set out in the Offer Documents or on such other terms as may be agreed between the parties;

Offer Document means the document in the agreed form to be sent to the shareholders in the Company and containing (together with the Form of Acceptance) the terms and conditions of the Offer;

Offer Documents means the Offer Document and the Form of Acceptance;

Offer to Sell means the offer to sell from the partnership of Babtie Shaw & Morton addressed to The Directors, Babtie Group, dated 31 December 1992, in respect of the whole business and assets of the partnership together with Annexure A to such offer;

Offeror’s Accountants means Ernst & Young LLP of Los Angeles, California, USA, and any other successor accounting firm duly appointed by the Offeror in its sole and absolute discretion;

Offeror’s Bank Account means such bank account as the Offeror may notify to the Representative Shareholder from time to time;

Offeror Group means the Offeror and its Affiliates from time to time;

Offeror Obligation means any representation, warranty or undertaking to indemnify (including any covenant to pay pursuant to the Tax Covenant) given by the Offeror to the Original Members under this agreement;

Offer Period means the time from and including the date of this agreement and ending on the time when the Offer ceases to be open for acceptance, or lapses;

Offeror shall mean Gibb Holdings Limited as defined on page 1 of this agreement;

Offeror’s Solicitors means Freshfields Bruckhaus Deringer of 65 Fleet Street, London EC4Y 1HS;

OM Account means the Original Members’ Solicitors bank account at Clydesdale Bank plc, 120 Bath Street, Glasgow; DW Client A/C; Sort Code 82-47-07; Account number 10351012, or such other account details of which are notified to the Offeror by the Shareholder Representative;

Operating Board Directors means those persons listed in Schedule 4 who have set against their name in column 1 the symbol “ † “ and Operating Board Director means each or any one of them (as the case may be);

Original Members means those individuals listed in Part A of Schedule 4 ;

Original Members’ Condition has the meaning given in clause 4.1;

Original Member Obligation means any representation, warranty or undertaking to indemnify (including any covenant to pay pursuant to the Tax Covenant) given by the Original Members to the Offeror under this agreement;

Original Members’ Solicitors means Dundas & Wilson of 191 West George Street, Glasgow G2 2LD;

Owned Software means any software where the IPRs comprised in or protecting that software are owned by a Group Company;

Permitted Encumbrances means:

(a)	the security interests over assets of certain Group Companies in favour of Bank of Scotland listed in Annex 2 to the Disclosure Letter;

(b)	security interests arising by operation of law;

(c)	security interests arising under sales contracts with title retention provisions and equipment leases with third parties entered into in the ordinary course of business; and

(d)	security interests for taxation and other governmental charges which are not due and payable or which may be paid without penalty after they become due and payable;

Planning and Zoning Matters means any matter which relates to the construction, demolition, alteration or use of land or the preservation or protection of the national heritage;

PricewaterhouseCoopers means PricewaterhouseCoopers LLP of Lomond House, George Square, Glasgow G2 1QQ;

Properties means the freehold and leasehold interests of the Group Companies brief particulars of which are set out in Schedule 7 ;

Proposal Letter means the letter from Mr Noel Watson to Mr. Chris Masters dated May 5, 2004 and its attached Term Sheet and attached as Annex 3 to the Disclosure Letter;

Proposed Transaction means the transaction contemplated by the Transaction Documents;

Purchase Price Adjustment has the meaning given in paragraph 10 of Part B of Schedule 9 ;

registered, in relation to Intellectual Property Rights, includes registrations and applications for registration;

Registered Group Company IPR has the meaning given in paragraph 7.1(a) of Schedule 5 ;

relief has the meaning given in Schedule 8 ;

Report has the meaning given in paragraph 8(e) of Part B of Schedule 9 ;

Representatives has the meaning given in clause 16.2;

Representative Shareholder has the meaning given in clause 20.1;

Reserved Matters Agreement means the agreement between the Company and certain registered and/or beneficial owners of A and C shares in the Company dated various dates in 2001 and 2002;

Retained Group means any company or companies (other than a Group Company) which have within the six years ending at Completion, been treated as members of the same group as any Group Company, or otherwise connected or associated in any way with the Original Members for any tax purpose;

Retirement Agreement means the retirement agreement among the Company and the registered holders or beneficial owners of A, B and C Shares of the Company, dated various dates in August and September 2000;

Retirement Benefit Warranties means the warranties set out in section 15 of Schedule 5 ;

Review Period shall have the meaning given in paragraph 3 of Part B of Schedule 9 ;

Run-off Cover as the meaning given in clause 12.3;

Schedules means Schedule 1 to Schedule 9 to this agreement and Schedule shall be construed accordingly;

Senior Shareholders’ Agreement means the agreement between the Company and the registered and/or beneficial owners of the A and C shares in the Company dated on various dates in 2001;

Service Contract means a service agreement setting out the terms and conditions of employment with a Group Company, including any variations and/or amendments thereof;

Specific Indemnities means those indemnities contained in clause 8.7 of this agreement;

Shares means the ordinary shares of £1 each in the capital of the Company;

Shareholders means the Original Members, the Contracting Shareholders and the Non Contracting Shareholders and Shareholder means any one of them;

Stock shall have the meaning given in Part D of Schedule 9 ;

Subsidiaries means the companies details of which are set out in Schedule 3 Part A , and Subsidiary means any one of them;

Supplementary Disclosure Letter shall have the meaning given in paragraph 8 of Schedule 6 ;

Surviving Provisions means clauses 1 (Interpretation), 11.2 to 11.6 inclusive (Tax), 15 (Announcements), 16 (Confidentiality), 18 (Costs), 20 (Notices), 22 (Assignment), 23 (Conflict with other Agreements), 24 (Entire Agreement), 25 (Waiver/Offeror’s Rights and Remedies), 27.4 (Severability), 28 (Governing Law, Jurisdiction and Service of Process) and Schedule 1 ;

tax and taxation have the meanings given in Schedule 8 ;

tax authority has the meaning given in Schedule 8 ;

Tax Claim has the meaning given in Schedule 6 ;

Tax Claims Longstop Date shall have the meaning given in paragraph 1(a) of Schedule 6 ;

Tax Covenant means the covenant relating to tax set out in Schedule 8 ;

Tax Warranties means the warranties set out in paragraph 12 of Schedule 5 ;

Third Party has the meaning given in clause 26.1(a)-(c);

Transaction Documents means this agreement, the Disclosure Letter, the Offer Document, the Form of Acceptance, and the Escrow Agreement;

Tri-partite Agreement means the agreement among the Company, Babtie Shaw & Morton and the partners of Babtie Shaw & Morton amending and supplementing the Offer to Sell dated 27 October and 12 November both 1994;

undertaking means a body corporate or partnership or unincorporated association carrying on trade or business with or without a view to profit. In relation to an undertaking which is not a company, expressions in this agreement appropriate to companies are to be construed as references to all corresponding persons, officers, documents or agencies (as the case may be) appropriate to undertakings of that description;

VAT means value added tax and any similar sales or turnover tax;

Warranties means the warranties given pursuant to clause 8.1 and set out in Schedule 5 and Warranty means any of them;

Warranty and Indemnity Escrow Account has the meaning given to it in the Escrow Agreement;

Warranty and Indemnity Escrow Amount has the meaning given to it in the Escrow Agreement;

Warranty and Indemnity Escrow Income has the meaning given to it in the Escrow Agreement;

Working Hours means 9.30am to 5.30pm on a Business Day;

White Rock PCC means White Rock Insurance Company PCC Ltd a company incorporated under the laws of the States of Guernsey and having its registered office at P.O. Box 33, Maison Trinity, Trinity Square, Saint Peter Port, GY1 4AT, Guernsey;

1.2 In this agreement, unless the context otherwise requires:

(a)	references to a person shall be construed so as to include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	the headings are inserted for convenience only and shall not affect the construction of this agreement;

(c)	the singular shall include the plural and vice versa;

(d)	references to one gender include all genders;

(e)	references to times of the day are to local time in the relevant jurisdiction unless otherwise stated;

(f)	references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(g)	references to sterling or pounds sterling or £ are references to the lawful currency from time to time of England;

(h)	subject to paragraph (i) below and unless otherwise specifically provided in this agreement, references to any monetary sum expressed in a sterling amount shall, where such sum is referable in whole or part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the Exchange Rate at the relevant date specified in this agreement;

(i)	where it is necessary to determine whether a monetary limit or threshold set out in Schedule 6 has been reached or exceeded (as the case may be) and the value of any of the relevant claims is expressed in a currency other than sterling, the value of each such claim shall be translated into sterling at the Exchange Rate on the date of receipt of written notification in accordance with Schedule 6 of the existence of such claim;

(j)	where any number or amount is expressed as a negative number or amount and/or is preceded by the minus sign, or where a calculation results in a negative number or amount, if such number or amount is to be subtracted from another number or amount (whether positive or negative), then instead, applying the general rule of arithmetic, the equivalent positive number or amount shall be added to that other number or amount;

(k)	any statement in this agreement qualified by the expression to the best of the Original Members knowledge or so far as the Original Members are aware or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry of each Original Member, Chris Masters, Cameron Broadfoot, Allan Thomas, Ray Thomson, Neil McClure, David Biggart, John Morton and Suzanne King, and shall be deemed also to include the knowledge of each member of the Operating Board and of the following individuals to the extent that the statement relates to the Warranties listed after their name:

Grainne Haack	All Warranties

Tom Shaw	All Warranties

Bruce Campbell	All Warranties

Scott McKenzie	All Warranties

Peter Gotch	All Warranties

Robert Clarke	All Warranties

Florence Sze	Hong Kong

Neil Patrick	14 (Employment) and 14 (Retirement Benefits)

Richard Ko	All Warranties insofar as the relate to the business of the Group as carried on in Hong Kong or clients that are serviced from the Hong Kong office

David Walker	7 (Intellectual Property and Information Technology)

(l)	an undertaking is a subsidiary undertaking of another undertaking (its parent undertaking) if that other undertaking, directly or indirectly, through one or more subsidiary undertakings:

(i)	holds a majority of the voting rights in it; or

(ii)	is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or other equivalent managing body; or

(iii)	has a right to exercise a dominant influence over it:

(A)	by virtue of provisions contained in its memorandum or articles or equivalent constitutional documents; or

(B)	by virtue of a contract with that undertaking or other members or shareholders of that undertaking; or

(iv)	is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; and

(m)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3 Except as otherwise expressly provided in this agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

(a)	that enactment as amended, extended or applied by or under any other enactment before or after the date of this agreement;

(b)	any enactment which that enactment re-enacts (with or without modification); and

(c)	any subordinate legislation (including regulations) made (before or after the date of this agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above.

1.4 Where there is any inconsistency between the definitions set out in this Schedule and the definitions set out in any clause or any other Schedule, then for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

SCHEDULE 2

DETAILS OF THE COMPANY

Name:	Babtie Group Limited

Date of Incorporation:	09/11/1992

Place of Incorporation:	Scotland

Class of Company:	Private Limited with share capital

Registered Number:	SC141100

Registered Office:	95 Bothwell Street, Glasgow, G2 7HX

Directors:	Alan Harcourt Craig Mark Cubitt Lesley Mary Samuel Knox Dr Christopher Masters William Gilchrist Mitchell Morris James Murray Peter James Bailey Shakeshaft

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£20,000,002.00

(20,000,000 Ordinary Shares of £1 each (A Shares) and 2 Cumulative Participating Shares of £1 each (B Shares)

Issued Capital:	£5,225,002.00

(5,225,000 A Shares and 2 B Shares)

Registered Shareholders:	See separate table set out in Schedule 4

Accounting Reference Date:	31/12

Auditors:	PricewaterhouseCoopers LLP

Tax Residence:	UK

Shareholdings:

Babtie Shaw & Morton Limited (100%)

Murdoch Green Limited (100%)

Babtie International Limited (100%)

Allott & Lomax (Holdings) Limited (100%)

Harris & Sutherland Holdings Limited (100%)

Gower Associates Limited (100%)

Babtie Dobbie Limited (100%)

Babtie Geotechnical Limited (100%)

Babtie Electrical & Mechanical Limited (100%)

Babtie Traffic and Transportation Limited (100%)

Babtie Environmental Limited (100%)

Babtie Health Limited (100%)

Babtie Spol s.r.o (Czech Republic) (100%)

Babtie Asia Limited (Hong Kong) (100%)

Babtie Asia Pte Limited (Singapore) (100%)

Babtie Asia Technical & Management

Consultants Sdn Bhd (Malaysia) (100%)

Employee Benefit Trust (England) (100%)

Cell BG (England) (100%)

Babtie Consultants (India) Private Limited (India) (99%)

Bear Scotland Limited (25%)

Babtie Fichtner Limited (50%)

Ringway Babtie Limited (25%)

Babtie Pettit Limited (50%)

Mortgages and charges:	Bond & Floating Charge dated 24/7/97 in favour of the Bank of Scotland.

Debenture dated 5/12/00 in favour of the Bank of Scotland.

SCHEDULE 3

DETAILS OF THE SUBSIDIARIES

Part A : Subsidiaries

Name:	Murdoch Green Limited

Date of Incorporation:	21/11/1991

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	02664685

Registered Office:	224 Towerbridge Court, London

Directors:	Mark Cubitt Robert Shepherd Duff Clifford Neil Malone William Gilchrist Mitchell Allan William Thomas William Angus Wallace Stephen Philip Woodward

Secretary:	Babtie Group Limited

Authorised Capital:	£500,000

(500,000 Ordinary Shares of £1 (Ordinary Shares))

Issued Capital:	£500,000

(500,000 Ordinary Shares of £1 each)

Registered Shareholders:	Babtie Group Limited (500,000 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	PricewaterhouseCoopers LLP

Tax Residence:	UK

Shareholdings:	Murdoch Green Management Limited (100%)

Mortgages and charges:	Debenture dated 1/6/99 in favour of the Bank of Scotland

Name:	Babtie International Limited

Date of Incorporation:	29/06/1977

Place of Incorporation:	Scotland

Class of Company:	Private Limited with share capital

Registered Number:	SC062616

Registered Office:	95 Bothwell Street, Glasgow, G2 7HX

Directors:

John Philippo Atkins

David Baird

Robert Ross Barr

Robert Hugh Clarke

Alan Harcourt Craig

Mark Cubitt

Robert Shepherd Duff

David Fred Fawcett

Dr Robert Moir Kennard

Alexander MacDonald

Gordon Grier Thomson Masterton

William Gilchrist Mitchell

Morris James Murray

David John Noakes

Gary Smith

Patrick William Wingfield

Secretary:	Babtie Group Limited

Authorised Capital:	£250,000

(250,000 Ordinary Shares of £1 each (Ordinary Shares))

Issued Capital:	£2

(2 Ordinary Shares)

Registered Shareholders:	Babtie Group Limited (2 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	PricewaterhouseCoopers LLP

Tax Residence:	UK

Shareholdings:	Babtie spol s.r.o

Mortgages and charges:	Floating Charge dated 1/6/99 in favour of the Bank of Scotland

Name:	Allott Projects Limited

Date of Incorporation:	20/05/1986

Place of Incorporation:	England & Wales

Class of Company:	Private Limited with share capital

Registered Number:	02021050

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	David William Gregory Martin Alan Ormond Smith

Secretary:	William Angus Wallace

Authorised Capital:	£100

(100 Ordinary Shares of £1 each (Ordinary Shares))

Issued Capital:	£100

(100 Ordinary Shares)

Registered Shareholders:	Allott & Lomax (Holdings) Limited (100 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	PricewaterhouseCoopers LLP

Tax Residence:	UK

Shareholdings:	Ceramic Industrial Projects Limited (99%)

Mortgages and charges:	None

Name:	Harris & Sutherland Limited

Date of Incorporation:	21/10/1976

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	01282666

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt Philip James Hardie William Gilchrist Mitchell William Angus Wallace

Secretary:	Babtie Group Limited

Authorised Capital:	£100,000.00

(100,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£75,000.00

(75,000 Ordinary Shares of £1.00 each)

Registered Shareholders:	Harris and Sutherland Holdings Limited (75,000 Ordinary Shares)

Accounting Reference Date:	30/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	Debenture dated 24 July 1997 in favour of the Bank of Scotland

Name:	Harris & Sutherland (Offshore) Limited

Date of Incorporation:	23/09/1964

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	00820555

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt Philip James Hardie William Gilchrist Mitchell William Angus Wallace

Secretary:	Babtie Group Limited

Authorised Capital:	£1,000.00

(1,000 Ordinary Shares of £1.00 each)

Issued Capital:	£1,000.00

(1,000 Ordinary Shares of £1.00 each)

Registered Shareholders:	Harris & Sutherland Holdings Limited (1,000 Ordinary Shares)

Accounting Reference Date:	30/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	OCB Germanischer Lloyd Limited (6%)

Mortgages and charges:	Debenture dated 24/7/97 in favour of the Bank of Scotland

Name:	Babtie Shaw & Morton Limited

Date of Incorporation:	08/01/1993

Place of Incorporation:	Scotland

Class of Company:	Private Limited with Share Capital

Registered Number:	SC142020

Registered Office:	95 Bothwell Street, Glasgow, G2 7HX

Directors:

Robert Hugh Clarke

Alan Harcourt Craig

Mark Cubitt

Robert Shepherd Duff

David Fred Fawcett

Alexander MacDonald

Gordon Grier Thomson Masterton

William Gilchrist Mitchell

Morris James Murray

David John Noakes

Gary Smith

Patrick William Wingfield

Secretary:	Babtie Group Limited

Authorised Capital:	£10,000,000

(10,000,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£6,700,014.00

(6,700,014 Ordinary Shares)

Registered Shareholders:	Babtie Group Limited (6,700,014 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Dobbie Limited

Date of Incorporation:	02/04/1990

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	02488043

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Gilchrist Mitchell William Angus Wallace

Secretary:	Babtie Group Limited

Authorised Capital:	£1,000.00

(1,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£2.00

(2 Ordinary Shares)

Registered Shareholders:	Babtie Group Limited (2 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Geotechnical Limited

Date of Incorporation:	04/03/1981

Place of Incorporation:	Scotland

Class of Company:	Private Limited with share capital

Registered Number:	SC074060

Registered Office:	95 Bothwell Street, Glasgow, G2 7HX

Directors:	Mark Cubitt William Gilchrist Mitchell

Secretary:	Babtie Group Limited

Authorised Capital:	£100,000.00

(100,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£1,000.00

(1,000 Ordinary Shares)

Registered Shareholders:	Babtie Group Limited (1,000 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Electrical & Mechanical Limited

Date of Incorporation:	10/12/1984

Place of Incorporation:	Scotland

Class of Company:	Private Limited with share capital

Registered Number:	SC090901

Registered Office:	95 Bothwell Street, Glasgow, G2 7HX

Directors:	Mark Cubitt William Gilchrist Mitchell

Secretary:	Babtie Group Limited

Authorised Capital:	£100,000.00

(100,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£10,000

(10,000 Ordinary Shares of £1 each)

Registered Shareholders:	Babtie Group Limited (9999 Ordinary Shares)

Mark Cubitt (in trust) (1 Ordinary Share)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Traffic and Transportation Limited

Date of Incorporation:	13/06/1985

Place of Incorporation:	Scotland

Class of Company:	Private Limited with Share Capital

Registered Number:	SC093783

Registered Office:	95 Bothwell Street, Glasgow, G2 7HX

Directors:	Mark Cubitt William Gilchrist Mitchell

Secretary:	Babtie Group Limited

Authorised Capital:	£100,000.00

(100,000 Ordinary Shares of £1.00 each)

Issued Capital:	£10,000.00

(10,000 Ordinary Shares of £1.00 each)

Registered Shareholders:	Babtie Group Limited (9,999 Ordinary Shares) Mark Cubitt (1 Ordinary Share) (in trust)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Environmental Limited

Date of Incorporation:	26/09/1989

Place of Incorporation:	Scotland

Class of Company:	Private Limited with Share Capital

Registered Number:	SC120441

Registered Office:	95 Bothwell Street, Glasgow, G2 7HX

Directors:	Mark Cubitt William Gilchrist Mitchell

Secretary:	Babtie Group Limited

Authorised Capital:	£100,000.00

(100,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£10,000.00

(10,000 Ordinary Shares)

Registered Shareholders:	Babtie Group Limited (9999 Ordinary Shares)

Mark Cubitt (1 Ordinary Share) (in trust)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Murdoch Green Management Limited

Date of Incorporation:	28/06/1991

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	02624833

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£100,000.00

(100,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£2.00

(2 Ordinary Shares)

Registered Shareholders:	Murdoch Green Limited (2 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Health Limited

Date of Incorporation:	05/10/1994

Place of Incorporation:	Scotland

Class of Company:	Private Limited with share capital

Registered Number:	SC153410

Registered Office:	95 Bothwell Street, Glasgow G2 7HX

Directors:	Mark Cubitt William Gilchrist Mitchell

Secretary:	Babtie Group Limited

Authorised Capital:	£1,000.00

(1,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£2.00

(2 Ordinary Shares)

Registered Shareholders:	Babtie Group Limited (2 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Gower Associates Limited

Date of Incorporation:	14/01/1988

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	02210806

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Gilchrist Mitchell William Angus Wallace

Secretary:	Babtie Group Limited

Authorised Capital:	£100,000.00

(100,000 Ordinary Shares of £1.00 (Ordinary Shares))

Issued Capital:	£13,000.00

(13,000 Ordinary Shares)

Registered Shareholders:	Babtie Group Limited (13,000 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Allott & Lomax

Date of Incorporation:	24/04/1975

Place of Incorporation:	England and Wales

Class of Company:	Private Unlimited with share capital

Registered Number:	01209355

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Gilchrist Mitchell William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£50,100.00

(50,100 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£47,745.00

(47,745 Ordinary Shares)

Registered Shareholders:	Allott & Lomax (Holdings) Limited (1 Ordinary Share) Brindford Limited (47744 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	Debenture dated 14/01/2000 in favour of the Bank of Scotland

Name:	Allott & Lomax (International) Limited

Date of Incorporation:	28/09/1977

Place of Incorporation:	England & Wales

Class of Company:	Private Limited with Share Capital

Registered Number:	01331748

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Gilchrist Mitchell William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£100.00

(100 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£100.00

(100 Ordinary Shares)

Registered Shareholders:	Allott & Lomax (Holdings) Limited (100 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	PricewaterhouseCoopers LLP

Tax Residence:	UK

Shareholdings:	1. Allott & Lomax (Hong Kong) Limited (100%) 2. Allott & Lomax Polska sp. Z.0.0 (75%) 3. Allott & Lomax (Deutschland) GmbH (100%)

Mortgages and charges:	Debenture dated 14/01/2000 in favour of the Bank of Scotland

Name:	Fairbairn Services Limited

Date of Incorporation:	30/01/1984

Place of Incorporation:	England & Wales

Class of Company:	Private Limited with Share Capital

Registered Number:	01787030

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Gilchrist Mitchell William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£100.00

(100 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£100.00

(100 Ordinary Shares)

Registered Shareholders:	Allott & Lomax (Holdings) Limited (100 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	Debenture dated 14/01/2000 in favour of the Bank of Scotland

Name:	Brindford Limited

Date of Incorporation:	02/10/1978

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with Share Capital

Registered Number:	01391979

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Gilchrist Mitchell William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£100.00

(100 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£100.00

(100 Ordinary Shares)

Registered Shareholders:	Allott & Lomax (Holdings) Limited (100 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	Allott & Lomax (100%)

Mortgages and charges:	Debenture dated 14/01/2000 in favour of the Bank of Scotland

Name:	Sir Herbert Humphries & McDonald

Date of Incorporation:	25/06/1980

Place of Incorporation:	England and Wales

Class of Company:	Private Unlimited with share capital

Registered Number:	01504020

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester M33 6WP.

Directors:	Mark Cubitt William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£200,000.00

(200,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£103,974.00

(103,974 Ordinary Shares)

Registered Shareholders:	Allott & Lomax (Holdings) Limited (103,974 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Allott Environmental Processes Limited

Date of Incorporation:	18/07/1990

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with Share Capital

Registered Number:	02523347

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£40,000.00

(40,000 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£40,000.00

(40,000 Ordinary Shares)

Registered Shareholders:	Allott & Lomax (Holdings) Limited (40,000 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Ceramic Industrial Projects Limited

Date of Incorporation:	20/12/1977

Place of Incorporation:	England & Wales

Class of Company:	Private Limited with Share Capital

Registered Number:	01344946

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£100.00

(100 Ordinary Shares of £1.00 each (Ordinary Shares))

Issued Capital:	£100.00

(100 Ordinary Shares)

Registered Shareholders:	Allott & Lomax (Holdings) Limited (1 Ordinary Share) Allott Projects Limited (99 Ordinary Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Allott & Lomax (Holdings) Limited

Date of Incorporation:	27/09/1977

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	01331542

Registered Office:	Fairbairn House, Ashton Lane, Sale, Manchester, M33 6WP

Directors:	Mark Cubitt William Gilchrist Mitchell William Angus Wallace

Secretary:	William Gilchrist Mitchell

Authorised Capital:	£150,000.00

(599,600 Ordinary A Shares of 25p each (A Shares) and 10,000 Ordinary B Shares of 1p each (B Shares))

Issued Capital:	£66,524.00

(265,696 A Shares and 10,000 B Shares)

Registered Shareholders:	Babtie Group Limited (265,696 A Shares and 10,000 B Shares)

Accounting Reference Date:	31/12

Auditors:	None

Tax Residence:	UK

Shareholdings:

Allott & Lomax (1%)

Allott Projects Limited (100%)

Allott Environmental Processes Limited (100%)

Allott & Lomax (International) Limited (100%)

Fairbairn Services Limited (99%)

Ceramic Industrial Projects Limited (1%)

Brindford Limited (100%)

Sir Herbert Humphries McDonald (100%)

Mortgages and charges:	Debenture dated 14/01/00 in favour of the Bank of Scotland

Name:	Harris & Sutherland Holdings Ltd

Date of Incorporation:	22/03/89

Place of Incorporation:	England & Wales

Class of Company:	Private limited with share capital

Registered Number:	2364639

Registered Office:	Fairbairn House, 23 Ashton Lane, Sale, Manchester, Greater Manchester. M33 6WP

Directors:	Mark Cubitt William Mitchell William Wallace

Secretary:	Babtie Group Limited

Authorised Capital:	£1,000

Made up of 1,000 shares of £1 nominal value per share.

Issued Capital:	£600

(600 shares of £1 each)

Registered Shareholders:	Babtie Group Limited (600 Ordinary Shares)

Accounting Reference Date:	30/12

Auditors:	None

Tax Residence:	UK

Shareholdings:	Harris & Sutherland Limited Harris & Sutherland (Offshore) Limited

Mortgages and charges:	Debenture dated 24 July 1997 in favour of the Bank of Scotland

Name:	Allott & Lomax (Hong Kong) Limited

Date of Incorporation:	29 July 1988

Place of Incorporation:	Hong Kong

Class of Company:	Private company limited by shares

Registered Number:	222635

Registered Office:	15/Floor, Cornwall House, 28 Tong Chong Street, Quarry Bay, Hong Kong

Directors:	Robert Moir Kennard 4A Dor Fook Mansion, 126 Pokfulam Road, Hong Kong David Fred Fawcett 4 Pottery Street, London SE16 4DM United Kingdom

Secretary:	Florence Si Si Sze 12C Albron Court, 99 Caine Road, Hong Kong

Authorised Capital:	HK$10,000.00 (10,000 Ordinary Shares of HK$1 each)

Issued Capital:	HK$10,000.00 (10,000 Ordinary Shares of HK$1 each)

Registered Shareholders:	Allott & Lomax (International) Ltd. (9,999 Ordinary Shares)

John Maxwell Roberts – (1 Ordinary Share)

Accounting Reference Date:	30 April

Auditors:	KPMG

Subsidiaries:	None

Mortgages and charges:	None

Name:	Babtie Asia Limited [CHINESE LANGUAGE]

Date of Incorporation:	12 September 1995

Place of Incorporation:	Hong Kong

Class of Company:	Private company limited by shares

Registered Number:	525095

Registered Office:	15th Floor, Cornwall House, 28 Tong Chong Street, Quarry Bay, Hong Kong

Directors:

Henry Wai Tat Leung

Flat A, 7/F,

Ying May Building,

190 Tong Mei Road,

Kowloon, Hong Kong

Robert Moir Kennard

4A Dor Fook Mansion,

126 Pok Fulam Road,

Hong Kong

Richard Kwai Nin Ko

Unit F, 18/F,

Block 19, Laguna City,

Kwun Tong,

Kowloon, Hong Kong

Secretary:	Florence Si Si Sze 12C Albron Court, 99 Caine Road, Hong Kong

Authorised Capital:	HK$300,000.00 (30,000 Ordinary Shares of HK$10 each)

Issued Capital:	HK$300,000.00 (30,000 Ordinary Shares of HK$10 each)

Registered Shareholders:	Babtie Group Limited (29,999 Ordinary Shares) Robert Moir Kennard (1 Ordinary Share)

Accounting Reference Date:	31 December

Auditors:	BKR Lew Barr Ltd

Subsidiaries:	Peter Fraenkel Asia Limited Babtie China Limited Harris & Sutherland (Far East) Limited Harris & Sutherland (Philippines) Corporation

Mortgages and charges:	(a) Security over deposits dated 18 October 2002 in favour of HSBC over all monies owing in connection with Deposit A/C No. 500-003868.

(b) Debenture dated 6 November 2000 in favour of the Bank of Scotland

Name:	Babtie China Limited

Date of Incorporation:	30 January 1996

Place of Incorporation:	Hong Kong

Class of Company:	Private company limited by shares

Registered Number:	537556

Registered Office:	15th Floor, Cornwall House, 28 Tong Chong Street, Quarry Bay, Hong Kong

Directors:	Robert Moir Kennard 4A Dor Fook Mansion, 126 Pok Fulam Road, Hong Kong Henry Wai Tat Leung Flat A, 7/F, Ying May Building, 190 Tong Mei Road, Kowloon, Hong Kong

Secretary:	Florence Si Si Sze 12C Albron Court, 99 Caine Road, Hong Kong

Authorised Capital:	HK$1,200,000.00 (120,000 Ordinary Shares of HK$10 each)

Issued Capital:	HK$1,200,000.00 (120,000 Ordinary Shares of HK$10 each)

Registered Shareholders:	Babtie Asia Limited (119,999 Ordinary Shares) Robert Moir Kennard (1 Ordinary Share)

Accounting Reference Date:	31 December

Auditors:	BKR Lew & Barr Limited

Subsidiaries:	None

Mortgages and charges:	Debenture dated 6 November 2000 in favour of the Bank of Scotland

Name:	Harris & Sutherland (Far East) Limited

Date of Incorporation:	30 June 1981

Place of Incorporation:	Hong Kong

Class of Company:	Private company limited by shares

Registered Number:	99907

Registered Office:	15th Floor, Cornwall House, 28 Tong Chong Street, Quarry Bay, Hong Kong

Directors:	Robert Moir Kennard 4A Dor Fook Mansion, 126 Pokfulam Road, Hong Kong Henry Wai Tat Leung Flat A, 7/F, Ying May Building, 190 Tong Mei Road, Kowloon, Hong Kong

Secretary:	Florence Si Si Sze 12C Albron Court, 99 Caine Road, Hong Kong

Authorised Capital:	HK$1,000,000.00 (100,000 Ordinary Shares of HK$10 each)

Issued Capital:	HK$8,020.00 (802 Ordinary Shares of HK$10 each)

Registered Shareholders:	Babtie Asia Limited (800 Ordinary Shares) Robert Moir Kennard (2 Ordinary Shares)

Accounting Reference Date:	31 December

Auditors:	BKR Lew & Barr Limited

Subsidiaries:	Harris & Sutherland (Philippines) Corporation

Mortgages and charges:	Debenture dated 6 November 2000 in favour of the Bank of Scotland

Name:	Peter Fraenkel Asia Limited

Date of Incorporation:	18 April 1986

Place of Incorporation:	Hong Kong

Class of Company:	Private company limited by shares

Registered Number:	168068

Registered Office:	15th Floor, Cornwall House, 28 Tong Chong Street, Quarry Bay, Hong Kong

Directors:	Robert Moir Kennard 4A Dor Fook Mansion, 126 Pok Fulam Road, Hong Kong Henry Wai Tat Leung Flat A, 7/F, Ying May Building, 190 Tong Mei Road, Kowloon, Hong Kong

Secretary:	Florence Si Si Sze 12C Albron Court, 99 Caine Road, Hong Kong

Authorised Capital:	HK$300,000.00 (30,000 Ordinary Shares of HK$10 each)

Issued Capital:	HK$300,000.00 (30,000 Ordinary Shares of HK$10 each)

Registered Shareholders:	Babtie Asia Limited (29,999 Ordinary Shares) Robert Moir Kennard (1 Ordinary Share)

Accounting Reference Date:	31 December

Auditors:	BKR Lew & Barr Limited

Subsidiaries:	None

Mortgages and charges:	Debenture dated 6 November 2000 in favour of the Bank of Scotland

Name:	BABTIE ASIA TECHNICAL & MANAGEMENT CONSULTANTS SDN. BHD.

Date of Incorporation:	13/6/1987

Place of Incorporation:	Malaysia

Class of Company:	Private company limited by shares

Registered Number:	162020-H

Registered Office:	24-5-2, Jalan 2/101C, Cheras Business Centre, Chreas, 56100 Kuala Lumpur

Directors:	Robert Moir Kennard (British) Philip John Jones (British) Sze Si Si Florence (British) Tuti Astuti Bt Suharjo (Permanent Resident Malaysia) Tan Giok Kian (Malaysian)

Secretary:	Ang Saw Hoon

Authorised Capital:	RM25,000 (25,000 Ordinary Shares of RM1 each)

Issued Capital:	1,000 Ordinary Shares

Registered Shareholders:	Babtie Group Limited (1,000 Ordinary Shares)

Accounting Reference Date:	31 December

Auditors:	Victor & Co 26-5-2, Jalan 2/101C, Chreas Business Centre, 5th Mile, Jalan Chreas, 56100 Kuala Lumpur

Tax Residence:	Malaysia

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Consultants (India) Pvt. Limited

Date of Incorporation:	08/12/1997

Place of Incorporation:	India

Class of Company:	Limited by share

Registered Number:	04 – 033439/97-98

Registered Office:	83, Newyork Tower ‘A’, Thaltej Cross Road, Thaltej, Ahmedabad

Directors:	Mr. Saurin Vakil Mr. Gary Smith Mr. Morris Murray Mr. Graham Boothman Mr. Julian Ruddick Mr. Krishna Moorthy

Secretary:	Mukesh Shah

Authorised Capital:	Rs.1,000,0,000 (shares of Rs.10)

Issued Capital:	Paid Up Capital Rs. 4,481,500

Registered Shareholders:	Babtie Group Limited (448,140 shares of Rs.10) Suren Vakil (10 shares of Rs.10)

Accounting Reference Date:	31 December

Auditors:	Price Waterhouse & Co. Chartered Accountants 110211107 Raheja Chember Nariman Point Mumbai

Tax Residence:	India

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Asia Pte Limited

Date of Incorporation:	08/01/1980

Place of Incorporation:	Singapore

Class of Company:	Limited private company

Registered Number:	198000078N

Registered Office:	10 Anson Road #30-06 International Plaza Singapore 079903

Directors:	Paula O’Leary (British) Richard Kwai-Nin Ko (Canadian) Tan Teck Cheng (Mdm) (Singaporean)

Secretary:	Paul Corbett (Singapore permanent resident)

Authorised Capital:	1,000,000 Singapore dollars (1,000,000 Ordinary Shares of 1 Singapore dollar each)

Issued Capital:	1,000,000 Shares

Registered Shareholders:	Babtie Group Limited (1,000,000 Ordinary Shares)

Accounting Reference Date:	31 December

Auditors:	Heng Lee Seng & Co

Tax Residence:	Singapore

Shareholdings:	None

Mortgages and charges:	Debenture dated 6 November 2000 in favour of the Bank of Scotland

Name:	Inženýrský atelier PPU

Date of Incorporation:	4 June 1993

Place of Incorporation:	Prague

Class of Company:	Limited liability company

Registered Number:	49 61 34 81

Registered Office:	Prague 8-Invalidovna, Nekvasilova 2/265, Postal Code: 180 00

Directors:	Managing Director: Mr. Pavel Rittenauer DOB: 22/09/41 Address: Prague 7, Jana Zajíce 6

Secretary:	Mr. Pavel Rittenauer

Authorised Capital:	Registered Capital: CZK 200,000

Issued Capital:	CZK 200,000, 100% paid up

Registered Shareholders:

Mr. Marcel Kamínek, Prague 6, Hodčina 5/699

Postal Code 160 00 (20,000)

Mr. Pavel Rittenauer, Prague 7, Jana Zajíce 6,

Postal Code 170 00 (20,000)

Ms. Jitka Thomasovà, Prague 6, Kladenská

19/526, Postal Code: 160 00 (20,000)

Mr. Petr Vejražka, Prague 5, Hranova 2/1542,

Postal Code: 150 00 (20,000)

Babtie Group Ltd., 95 Bothwell Street, Glasgow,

G2 7HX, UK (120,000)

Accounting Reference Date:	31 December

Auditors:	None

Tax Residence:	Czech Republic

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie spol. s.r.o

Date of Incorporation:	11 January 1996

Place of Incorporation:	Prague

Class of Company:	Limited Liability Company

Registered Number:	64 93 95 11

Registered Office:	Prague 1, Zlatnická 10/1582, Postal Code: 110 00

Directors:	Managing Director: Mr. Pavel Rittenauer DOB: 22/09/41 Address: Prague 7, Jana Zajíce 6

Secretary:	Iiona Reznickova

Authorised Capital:	Registered Capital: CZK 100,000

Issued Capital:	CZK 100,000, 100% paid up.

Registered Shareholders:	Babtie International Limited (100,000) 95 Bothwell Street Glasgow G2 7HX UK

Accounting Reference Date:	31 December

Auditors:	None

Tax Residence:	Czech Republic

Shareholdings:	None

Mortgages and charges:	None

Name:	Fawley Aquatic Research Laboratories Limited

Date of Incorporation:	14 October 1991

Place of Incorporation:	England and Wales

Class of Company:	Limited by share

Registered Number:	02653755

Registered Office:	Dunlop House 23a Spencer Road New Milton Hampshire BH25 6BZ

Directors:	Mark Cubitt William Angus Wallace

Secretary:	Mark Cubitt

Authorised Capital:	£100

(50 Ordinary A Shares of £1 each and 50 Ordinary B Shares of £1 each)

Issued Capital:	£100 (50 A Shares and 50 B Shares)

Registered Shareholders:	Babtie Group Limited (50 A Shares and 50 B Shares)

Accounting Reference Date:	31 October

Auditors:	None

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Fichtner Limited

Date of Incorporation:	26/06/2001

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	04241094

Registered Office:	Frederick House, 8 Acorn Business Park, Heaton Lane, Stockport, Cheshire SK4 1AS

Directors:	David Baird Graham Bootham Phineas Mark Eddy Nicolas Searle Gamble Christian Simon Maltbaek Edmund John Weatherby

Secretary:	Phineas Mark Eddy

Authorised Capital:	£1,000,000

(500,000 A Ordinary Shares of £1 each (A Shares) and 500,000 B Ordinary Shares of £1 each (B Shares))

Issued Capital:	£200

(100 A Shares and 100 B Shares)

Registered Shareholders:	Babtie Group Limited (100 A Shares) Fichtner Consulting Engineers Limited (100 B Shares)

Accounting Reference Date:	31/12

Auditors:	Nasmith Coutts & Co.

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Babtie Pettit Limited

Date of Incorporation:	31/03/1999

Place of Incorporation:	Republic of Ireland

Class of Company:	Private limited with share capital

Registered Number:	304608

Registered Office:	9 Upper Leeson Street, Dublin 2., Ireland

Directors:	David Coultas Daniel Horgan Robert Cairnduff Robert Duff Thomas Bolger

Secretary:	Declan Horgan

Authorised Capital:	€1,250,000.00

Made up of 500,000 class “A” ordinary shares of value €1.25 per share, and 500,000 class “B” ordinary shares of value €1.25 per share.

Issued Capital:	€250.00

(100 A Shares and 100 B Shares)

Registered Shareholders:	Babtie Group Limited (100 A Shares) Pettit Engineering Group (100 B Shares)

Accounting Reference Date:	31/12

Auditors:	Ernst & Young

Tax Residence:	Ireland

Shareholdings:	None

Mortgages and charges:	None

Name	Harris & Sutherland Philippines Corporation

Date of Incorporation	7 December 1999

Place of Incorporation	Metro Manila, Philippines

Class of Company	Stock Corporation

Registered Number	A199915403

Registered Office	c/o Asian Construction & Development Corp., Philippines

Directors	Edgardo H. Angeles, Sr. Edgardo P. Angeles, Jr. Anthony P. Angeles Robert M. Kennard

Secretary

Authorised Capital	P400,000.00 (40,000 shares of P10.00 each)

Issued Capital	P100,000.00 (10,000 shares of P10.00 each)

Changes to Share Capital

Registered Shareholders	Edgardo H. Angeles, Sr. (5,800 shares) Edgardo P. Angeles, Jr. (100 shares) Anthony P. Angeles (100 shares) Harris & Sutherland (Fareast), Ltd. (3,800 shares) Robert M. Kennard (200 shares)

Accounting Reference Date	31 December

Auditors	None

Tax Residence	Philippines

Subsidiaries	None

Mortgages and charges	None

Name	Wuxi Babtie Engineering Consultants Co. Limited

Legal Address	Plot 03-3, Wuxi Liyuan Economic Development Zone, Wuxi Jiangsu, PRC

Shareholders	Wuxi Municipal Engineering Design Institute(50%) and Babtie Group Limited (50%)

Name:	Allott & Lomax Polska sp. Z.O.O.

Date of Incorporation:	8 March 1995

Place of Incorporation:	Poland

Class of Company:	Limited by share

Registered Number:	010995624

Registered Office:	04-355 Warsaw, Kordeckiego 56/58

Directors:	Marek Marczewski David G Compston Andrew T Ogden Alan Ormand Smith

Secretary:

Authorised Capital:	500 PLZ

Issued Capital:	500 PLZ

Registered Shareholders:	Allott & Lomax (International) Ltd (375)

Marek Marczewski (125)

Accounting Reference Date:	30 June

Auditors:	None

Tax Residence:	Poland

Shareholdings:	None

Mortgages and charges:	None

Part B : Minority Interest Companies

Name:	Ringway Babtie Limited

Date of Incorporation:	08/01/2003

Place of Incorporation:	England and Wales

Class of Company:	Private Limited with share capital

Registered Number:	04630708

Registered Office:	Albion House, Springfield Road, Horsham, West Sussex, RH12 2RW

Directors:	Alan Harcourt Craig OBE Paul Fleetham David Lee Roger James Pennock Robin William Withers

Secretary:	Robin William Withers

Authorised Capital:	£10,000

(7,500 Ordinary A Shares of £1 each (A Shares) and 2,500 Ordinary B Shares of £1 each (B Shares))

Issued Capital:	£10,000

(7,500 A Shares and 2,500 B Shares)

Registered Shareholders:	Ringway Group Limited (7,500 A Shares) Babtie Group Limited (2,500 B Shares)

Accounting Reference Date:	31/12

Auditors:	Grant Thornton

Tax Residence:	UK

Shareholdings:	Le Crossing Company Limited (57%)

Mortgages and charges:	None

Name:	Le Crossing Company Limited

Date of Incorporation:	12/09/2002

Place of Incorporation:	England & Wales

Class of Company:	Private Limited with share capital

Registered Number:	04533277

Registered Office:	Albion House, 38 Springfield Road, Horsham, West Sussex, RH12 2RW

Directors:	Gerard Charpentier Alan Harcourt Craig OBE Florence Darmon Peter Leonard Goddin FCIOB Phillip John Jackson David Lee Roger James Pennock Alain Veuve

Secretary:	Robin William Withers

Authorised Capital:	£210,000

(120,000 A Ordinary Shares of £1 each (A Shares) and 90,000 B Ordinary Shares of £1 each (B Shares))

Issued Capital:	£210,000 (120,000 A Shares and 90,000 B Shares)

Registered Shareholders:	Cofiroute UK Limited (90,000 B Shares) Ringway Babtie Limited (120,000 A Shares)

Accounting Reference Date:	31/12

Auditors:	Deloitte

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	None

Name:	Bear Scotland Limited

Date of Incorporation:	11/04/2000

Place of Incorporation:	Scotland

Class of Company:	Private Limited with share capital

Registered Number:	SC206139

Registered Office:	Bear House, Inveralmond Road, Inveralmond Industrial Estate, Perth, PH1 3TW

Directors:	David Joseph Coultas Alan Harcout Craig Ciaran Anthony Kennedy David Lee Alan Mackenzie Colin Vaughan McLeod Brian George Moore Ian Smith William Taylor

Secretary:	Ian Patrick Smith

Authorised Capital:	£200,000

(75,000 A Ordinary Shares of £1 each (A Shares), 75,000 B Ordinary Shares of £1 each (B Shares) and 50,000 C Ordinary Shares of £1 each (C Shares))

Issued Capital:	£200,000 (200,000 Ordinary Shares of £1 each)

Registered Shareholders:	Babtie Group Limited (50,000 C Shares) Ennstone Facilities Management Limited (75,000 A Shares) Ringway Group Limited (75,000 B Shares)

Accounting Reference Date:	31/12

Auditors:	Grant Thornton

Tax Residence:	UK

Shareholdings:	None

Mortgages and charges:	Floating Charge dated 25/9/01 in favour of Clydesdale Bank Public Limited Company

SCHEDULE 4

THE SHAREHOLDERS

Part A : The Original Members

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
Name	Number of Shares to be sold	Total	Cash due under Offer (less Escrow Amounts (£))	Completion Accounts Escrow Amount (£)	Warranty and Indemnity Escrow Amount (£)	Not used	per cent.	Deferred Consideration
Craig, Alan	353,071	6,216,732.94	5,259,349.03	174,069.80	783,314.11		8.703490	£250,000
Murray, Morris	331,568	5,838,116.72	4,939,040.14	163,468.47	735,608.11		8.173423	£250,000
Mitchell, William	325,818	5,736,873.02	4,853,388.08	160,633.62	722,851.31		8.031681	£250,000
MacDonald, Alex†	285,022	5,018,553.37	4,245,690.47	140,520.53	632,342.37		7.026026	£250,000
Masterton, Gordon	271,803	4,785,798.50	4,048,780.12	134,003.34	603,015.04		6.700167	£250,000
Fawcett, David	268,958	4,735,704.88	4,006,400.97	132,600.71	596,703.20		6.630035	£250,000
Kennard, Robert	250,645	4,413,256.90	3,733,610.35	123,572.10	556,074.46		6.178605	£250,000
Clarke, Robert	246,548	4,341,118.56	3,672,581.39	121,552.21	546,984.96		6.077610	£250,000
Noakes, David†	239,048	4,209,061.56	3,560,861.32	117,854.59	530,345.65		5.892729	£250,000
Perfect, Henry	227,473	4,005,253.59	3,388,440.01	112,147.92	504,665.66		5.607396	£250,000
Duff, Robert	211,616	3,726,049.88	3,152,233.98	104,330.16	469,485.73		5.216508	£250,000
Atkins, John†	199,693	3,516,114.47	2,974,628.86	98,451.93	443,033.68		4.922596	£250,000
Wingfield, Patrick	199,048	3,504,757.56	2,965,020.93	98,133.93	441,602.70		4.906696	£250,000
Smith, Gary†	193,539	3,407,757.30	2,882,958.82	95,417.91	429,380.57		4.770895	£250,000
Baird, David	159,693	2,811,810.47	2,378,788.47	78,731.27	354,290.72		3.936563	£250,000
Millmore, James	91,799	1,616,360.07	1,367,438.79	45,258.41	203,662.87		2.262920	£250,000
Durning, Bruce	66,874	1,177,490.64	996,155.75	32,969.98	148,364.91		1.648499	£250,000
Lindsay, Cameron	58,872	1,036,594.63	876,957.88	29,024.86	130,611.88		1.451243	£250,000
Cubitt, Mark (FD)	75,572	1,330,641.55	1,125,721.24	37,258.24	167,662.07		1.862911
Totals:	4,056,660	71,428,046.62	60,428,046.62	2,000,000.00	9,000,000.00		100	£4,500,000

†	Denotes Operating Board Director.

Part B : The Contracting Shareholders (other than the Original Members)

(1)	(2)	(3)
Name	Number of Shares to be sold	Cash due under Offer (£)
Barr, Ross†	55,500	977,221.80
Coultas, David†	55,500	977,221.80
Edwards, Colin†	55,500	977,221.80
Malone, Cliff†	55,500	977,221.80
Rogers, David†	55,500	977,221.80
Stewart, John†	50,000	880,380.00
Wallace, Gus†	55,500	977,221.80
Seywright, Alan†	33,607	591,738.61
Young, Robert†	39,107	688,580.41
Roberts, John†	32,832	578,092.72
Smith, Alan†	32,832	578,092.72
Broadfoot, Cameron	23,200	408,496.32
Fleetham, Paul†	26,700	470,122.92
Thomas, Allan	23,200	408,496.32
Seeley, Richard†	22,000	387,367.20
Mills, John	16,925	298,008.63
MacDonald, Ian	14,407	253,672.69
Totals:	647,810	11,406,379.36

†	Denotes Operating Board Director.

SCHEDULE 5

THE WARRANTIES

1.	THE GROUP COMPANIES AND THE SHARES

1.1 Authorisations, valid obligations, filings and consents

(a)	Each of the Original Members is the sole legal and beneficial owner of such number of Shares as is set opposite its name in column 2 of Part A of Schedule 4 and holds such Shares free of all Encumbrances and other rights exercisable by third parties.

(b)	So far as the Original Members are aware, each of the Contracting Shareholders is the sole legal and beneficial owner of such number of Shares as is set opposite its name in column 2 of Part B of Schedule 4 and holds such Shares free of all Encumbrances and other rights exercisable by third parties.

(c)	Each of the Original Members has the full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out and consummate the transactions contemplated hereby and thereby and this Agreement and the other Transaction Documents will, when executed, constitute valid and binding obligations on them, enforceable in accordance with their respective terms.

(d)	Each of the Group Companies has obtained all corporate authorisations and (other than to the extent relevant to the Conditions) all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under any Transaction Document to which it is a party.

(e)	Entry into and performance by each Original Member and each Group Company and, so far as the Original Members are aware, by each Contracting Shareholder of each Transaction Document to which he/she/it is a party will not violate or conflict with any other obligation to which he/she/it is subject or (in the case of a Group Company) the provisions of its memorandum and articles of association, certificate of incorporation, by-laws, or equivalent constitutional documents in each relevant jurisdiction, in each case where such breach or conflict would materially adversely affect its or their ability to enter into or perform its obligations under this agreement and/or any Transaction Document to which he/she/it is a party.

(f)	Subject to fulfilment of the Conditions, neither entry into this agreement nor entry into, and implementation of, the Proposed Transaction will:

(i)	result in violation or breach of any applicable laws or regulations in any relevant jurisdiction; or

(ii)	amount to a violation or default with respect to any statute, regulation, order, decree or judgment of any court or any governmental or regulatory authority in any jurisdiction,

by any Group Company, where, in each case, such breach, conflict or violation would materially adversely affect its ability to enter into or perform its obligations under this agreement and/or any Transaction Document to which it is a party.

(g)	Other than as referred to in this agreement:

(i)	no announcements, consultations, notices, reports or filings are required to be made by any Group Company in connection with the performance of their obligations under any Transaction Document; and

(ii)	no consents, approvals, registrations, authorisations or permits are required to be obtained by any Original Member or any Group Company in connection with the execution and performance of this agreement or any Transaction Document.

1.2 Details of Group Companies, the Shares and the Company

(a)	Each of the Group Companies and the Minority Interest Companies is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this agreement.

(b)	There is no liability to pay any additional contributions on the Shares.

(c)	No person has the right (exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital in any Group Company.

(d)	The Original Members and the Contracting Shareholders are entitled to transfer or procure the transfer of the full ownership of the Shares to the Offeror on the terms set out in this agreement and the Offer Documents.

(e)	The Shares constitute the whole of the issued and allotted share capital of the Company.

(f)	The information in respect of the Company set out in Schedule 2 is true, accurate and not misleading.

1.3 Subsidiaries

(a)	The Company is (or a Subsidiary is) the sole legal and beneficial owner of the number of issued shares in the capital of the relevant Subsidiary in which it is identified as a shareholder in Schedule 3 free from all Encumbrances and other rights exercisable by third parties, and all such shares which it is identified as holding are fully paid or properly credited under the applicable legislation in the jurisdiction of incorporation of the relevant Group Company as fully paid and there is no outstanding liability to pay any additional contributions on such shares.

(b)	The information set out in Schedule 3 in respect of each of the Group Companies (other than Wuxi Babtie Engineering Co. Limited) and Minority Interest Companies listed in Schedule 3 is true, accurate and not misleading.

1.4 Other interests

No Group Company owns or has any interest of any nature whatsoever in any:

(a)	shares, debentures or other securities issued by any undertaking (other than another Group Company or Minority Interest Company listed in Schedule 3 );

or

(b)	partnership.

2.	FINANCIAL MATTERS

2.1 The Accounts

(a)	The Last Accounts give, in relation to the Company and/or each Group Company to which they relate, a true and fair view of the state of affairs of the Company or Group Company and its assets and liabilities as at the Last Accounts Date and of the results thereof for the financial year ended on the Last Accounts Date.

(b)	Without limiting the generality of paragraph 2.1(a);

(i)	the Accounts for each of the last three (3) financial years ended on the Last Accounts Date were prepared in accordance with the requirements of all relevant laws and the relevant generally accepted accounting principles then in force;

(ii)	the Accounts either make full provision for or disclose all liabilities (whether actual, contingent or disputed and including finance lease commitments and pension liabilities), all outstanding capital commitments and all bad or doubtful debts of the Group Company or Group Companies to which they relate in accordance with the relevant generally accepted accounting principles;

(iii)	the results shown by the Accounts for each of the last three (3) financial years ended on the Last Accounts Date were not affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any of those periods unusually high or low.

2.2 Management Accounts

(a)	The Management Accounts for all periods ended after the Last Accounts Date to which they relate were properly prepared in a manner consistent with that adopted in the preparation of the consolidated management accounts of the Group for all equivalent periods ended during the twelve months prior to the Last Accounts Date.

(b)	On the basis of the accounting bases, practices and policies used in the preparation of the Management Accounts and having regard to the purpose for which the Management Accounts were prepared, the Management Accounts:

(i)	are not misleading in any material respect;

(ii)	do not materially over-state the value of the assets nor materially under-state the liabilities of the Group Companies as at the dates to which they were drawn up; and

(iii)	do not materially over-state the profits or materially under-state the losses of the Group Companies in respect of the periods to which they relate.

In the context of this paragraph 2.2(b), material and materially shall be deemed to refer to facts, matters, circumstances, issues or events which have or the absence of which would have an aggregate cost, benefit or value to the Group Companies of not less than £250,000.

(c)	There are attached as Annex 4 to the Disclosure Letter true and accurate copies of the most recent statutory accounts of each of the following entities:

(i)	BEAR Scotland Limited

(ii)	Babtie Fichtner Limited;

(iii)	Babtie Pettit Limited;

(iv)	Ringway Babtie Limited; and

(v)	Le Crossing Company Limited,

and each such set of accounts reflects the results of operations of the entity concerned (for the period ending on the date to which the accounts were prepared) and the assets and liabilities of the entity concerned (as at the relevant balance sheet date) in a way that is not misleading in any material respect.

2.3 Position since Last Accounts Date

(a)	Since the Last Accounts Date there has been no Material Adverse Change.

(b)	Since the Last Accounts Date:

(i)	the operation of each of the Group Companies has been carried on in the ordinary and usual course, and no Group Company has made or agreed to make any payment other than routine payments in the ordinary and usual course of trading;

(ii)	no dividend or other distribution (whether in cash, stock or in kind) has been declared, authorised, paid or made, nor has there been any reduction of paid-up share capital, by any Group Company (except for any dividends provided for in the Accounts);

(iii)	no share or loan capital or other similar interest has been issued or agreed to be issued by any Group Company;

(iv)	no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by any Group Company which:

(A)	is of a long term or unusual nature (a long term nature meaning that the contract, liability or commitment is not capable of performance within its terms within twelve months after the date on which it was entered into or undertaken or cannot be terminated on less than twelve months’ notice); or

(B)	involved or could involve an obligation of a material nature or magnitude (a liability for expenditure in excess of £250,000 being included as of a material magnitude for this purpose);

(v)	no Group Company has (whether in the ordinary and usual course of business or otherwise) acquired or disposed of, or agreed to acquire or dispose of, any asset having a value in excess of £100,000;

(vi)	no change has been made in terms of employment, including pension fund commitments, by any one or more Group Companies which could increase the total staff costs of the Group Companies by more than 5% per annum or the remuneration of any one director or employee by more than 5% per annum;

(vii)	no Group Company has repaid any borrowing or indebtedness in advance of its stated maturity;

(viii)	there has been no material increase or decrease in the levels of debtors or creditors or in the average collection or payment periods for the debtors and creditors respectively of any Group Company;

(ix)	otherwise than as specifically noted in the Management Accounts, no debtor of any Group Company has been released on terms that it pays less than the book value of its debt and no debt in excess of £50,000 owing to any Group Company has been deferred, subordinated or written off or has proved to any extent irrecoverable; and

(x)	there has been no change by any Group Company to its accounting principles, methods or practices or in the manner it keeps its books and records or any change by any Group Company of its current practices with regard to sales, receivables, setting or release of reserves, payables, or accrued expenses, except as required by UK GAAP, consistently applied for all relevant periods.

2.4 Past Transactions in accordance with Applicable Laws

During the period of five years ending on the date of this Agreement, all transactions undertaken by each Group Company have been carried out in accordance with all applicable laws and regulations. No such transaction constituted a transfer at an undervalue, a gratuitous alienation or an unfair preference, an unlawful distribution or unlawful financial assistance by or to any Group Company. At no time during such period have the net assets (being the aggregate consolidated value of all the assets less the aggregate consolidated value of all the liabilities of the relevant company at the relevant time) of any Group Company been less than the aggregate amount of its share capital and undistributable reserves.

2.5 Accounting and other records

(a)	The statutory books, books of account and other records of each Group Company required to be kept by applicable laws in all relevant jurisdictions are up-to-date and have been maintained in all material respects in accordance with all such applicable laws and relevant generally accepted accounting practices on a proper and consistent basis and in all material respects comprise complete and accurate records of all information required to be recorded.

(b)	All such statutory books, books of account and other records, together with all documents of title and executed copies of all existing agreements which are necessary for the proper conduct of the business of any Group Company and to which any Group Company is a party, are in the possession or under the control of a Group Company.

3.	DEBT POSITION

3.1 Debts owed to the Group Companies

(a)	None of the Group Companies has lent any money which is due to be repaid and as at the date of this agreement has not been repaid to it or owns the benefit of any debt (whether trading or otherwise) other than trade debts incurred in the ordinary and usual course of business which do not exceed £250,000 in aggregate for the Group Companies (and none of which exceeds £100,000).

(b)	All accounts receivable and unbilled work in progress of the Group Companies are reflected properly on their respective books and records of the Group and represent valid and enforceable obligations arising from bona fide transactions in the ordinary course of business, fully collectible in the ordinary course of business, in each case net of any (p) bad debt reserves (including any general bad debt reserve), (q) provisions against work in progress, negative work in progress specifically allocated to such account receivable or allocated to unbilled work in progress recorded on the respective books of the respective Group Company, and (r) provisions or reserves made specifically allocated to such account receivable or unbilled work in progress on the respective books of the respective Group Company to the extent subsequently released as a result of and to the extent of collection of the relevant amount, without cost in collection efforts therefore; Such accounts receivable and unbilled work in progress are so far as the Original Members are aware subject to no defences, claims or rights of setoff.

(c)

Except as disclosed, as at 31 May 2004 (i) no account debtor was delinquent in its payment by more than ninety (90) days, (ii) no account debtor had, so far as the Original Members are aware, refused or threatened to refuse to pay its obligations for any reason, (iii) no account debtor was, so far as the

Original Members are aware, insolvent or bankrupt, and (iv) no account receivable was pledged to any third party.

3.2 Debts owed by the Group Companies

(a)	No Group Company has outstanding (i) any financing leases that were not in existence as at 31 March 2004, or (ii) any other borrowing or indebtedness in the nature of borrowing (including any indebtedness for moneys borrowed or raised under any acceptance credit, discounting or similar facility, loan stock, bond, debenture, note, debt or inventory financing or sale and lease back arrangement, overdraft or any other arrangement the purpose of which is to borrow money) ((i) and (ii) together, Debt)other than moneys borrowed from third parties which do not exceed £250,000 in aggregate for the Group Companies and details of which are set out in the Disclosure Letter.

(b)	No Group Company has received any notice to repay any Debt which is repayable on demand.

(c)	No Debt of any Group Company has become or is now due and payable, or capable of being declared due and payable, in each case before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of any Debt of any Group Company before its normal or originally stated maturity has been received by any Group Company;

(d)	There has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment of any Debt of any Group Company or to enforce any security given by any Group Company (or, in either case, any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

(e)	As at 31 May 2004, trade debts incurred by each Group Company in the ordinary course of its business and outstanding did not exceed £250,000 in aggregate for all Group Companies (and none of them individually exceeded £50,000).

4.	REGULATORY MATTERS

4.1 Licences

Other than Licences In or any licence to use IPRs, in respect of which section 7 shall apply):

(a)	Each Group Company has obtained each licence, permission, authorisation (public or private) and consent:

(i)	which is required for carrying on its business effectively in the places and in the manner in which it is at the date of this agreement carried on and in accordance with all applicable laws and regulations; and

(ii)	failure to obtain which would have a cost (including for these purposes a loss of profit) to the Group Companies of £250,000 or more (and where more than one Group Company has failed to obtain the same or an equivalent licence, permission, authorisation or consent, the relevant costs shall be aggregated for the purposes of this test).

Copies of all such licences, permissions, authorisations and consents are attached to the Disclosure Letter.

(b)	The licences, permissions, authorisations and consents referred to in paragraph 4.1(a) are in full force and effect, are not limited in duration or subject to any materially unusual or onerous conditions and have been complied with in all material respects.

(c)	There are no circumstances so far as the Original Members are aware which indicate that any of the licences, permissions, authorisations or consents referred to in paragraph 4.1 (a) will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the Proposed Transaction or any of the Transaction Documents or otherwise).

4.2 Compliance with laws

Each of the Group Companies has conducted its business and corporate affairs in accordance with its memorandum and articles of association, by-laws or other equivalent constitutional documents in the relevant jurisdictions and in all material respects in accordance with all applicable laws and regulations of the relevant jurisdictions and there is no material violation of or default with respect to any statute, regulation, order, decree or judgment of any court or any governmental or regulatory authority in any jurisdiction in which it is resident or operates or is incorporated.

4.3 Bribery; export controls

No Group Company nor any director, officer or employee of any Group Company, nor, so far as the Original Members are aware any other person acting on behalf of any Group Company, has, directly or indirectly, since 1 January 1996:

(a)	paid or agreed to pay any bribe including any ‘inducement fee’, given or agreed to give a gift or similar benefit or paid or agreed to pay to a concealed bank account or fund to or for the account of, any customer, supplier, governmental official or employee, representative of a political party, or other person for the purpose of obtaining or retaining business, except where the amount is nominal and is for the purpose of expediting or securing the performance of a routine government action; or

(b)	breached any applicable law or regulation controlling the export or import of sensitive technology, know-how, confidential information or technical data.

4.4 Sanctions

No Group Company nor any director, officer or employee of any Group Company, nor, so far as the Original Members are aware any other person acting on behalf of any Group Company, has, directly or indirectly, breached the sanctions or boycott regime of any of the countries in which it has from time to time carried on business during the last ten (10) years and, without limitation, has not during that period:

(a)	been involved in any transaction where the project is located or is to be located in any of the following countries: Syria, Zimbabwe, the Unida group in Kenya, Burma/Myanmar, Cuba, Iran, Iraq, Libya, North Korea or Sudan.;

(b)	had dealings of any kind with the states of (or undertakings registered in or carrying on business in) Libya, North Korea, Sudan, Burma/Myanmar, Zimbabwe, Cuba, Kenya, Syria, Iraq or Iran;

(c)	been involved in any transaction where the products or services resulting from the project will be furnished to any person or entity in any of the following countries: Syria, Zimbabwe, the Unida group in Kenya, Burma/Myanmar, Cuba, Iran, Iraq, Libya, North Korea or Sudan.;

(d)	Complied with any boycott request of any Arab country regarding the country of Israel, including, but not limited to, refusing to do business with the state of Israel or an Israeli firm, refusing or requiring any other person to refuse to employ or to otherwise discriminate against any person on the basis or race, religion, sex or national origin, furnishing information with respect to the race, religion, sex or national origin of any person, furnishing information about whether any person has had or proposes to have business relationships with Israel, furnishing information concerning associations with charitable or fraternal organizations which support Israel or paying a letter of credit which requires any of the above.

4.5 Government contracting

(a)	No Group Company nor the directors, officers or employees, nor so far as the Original Members are aware, any of agents or consultants of any Group Company, has or has alleged that any other person has at any time in the last five years submitted to any government or administrative authority a false, fraudulent or inflated invoice for work or services performed at a false, fraudulent or inflated rate, cost or price, or is under investigation or has been accused of doing so.

(b)	None of the directors, officers or employees of any Group Company (i) is, (ii) at any time during the last five years when they were employed or were a director of any Group Company has been, or (iii) was at any time, so far as the Original Members are aware, before they became an employee of or director of any Group Company, suspended, debarred or ‘blacklisted’ from doing business with any Governmental Entity nor have any Group Companies been so suspended, debarred or ‘blacklisted’ at any time during the last five years. There are no circumstances that would warrant the institution of suspension or debarment proceedings, or ‘blacklisting’ with regard to any Governmental Entity on the part of any Group Company in the future.

(c)	The cost accounting and procurement systems used in the Business with respect to any contracts with a Governmental Entity are in compliance in all material respects with all applicable law.

4.6 Competition and fair trading laws

(a)	No Group Company (in relation to any Group Company or the business of the any Group Company), is bound by or party to any consent decree order or decision made by or undertakings (binding or not) given to any Governmental Entity, under or in any law, regulation or administrative process relating to fair competition, antitrust, monopolies, mergers or other similar matters.

(b)	No Governmental Entity has imposed or threatened to impose any fine or penalty upon any Group Company, or any part of its undertaking (within the meaning of Articles 81 and 82 EC Treaty (ex Articles 85 and 86)) for any reason including infringement of (a) Regulation 17, Regulation 4064/89, Regulation 1/2003, Regulation 139/2004 or Articles 81 or 82 EC Treaty, (b) the US Hart-Scott-Rodino Act, 15 U.S.C. §18a (2003), Sections 1 or 2 of the US Sherman Act, 15 U.S.C. §§1, 2 (2003), Sections 2 or 7 of the US Clayton Act, 15 U.S.C. §§13, 18 (2003) the US Robinson-Patman Act, 15 U.S.C. §§13-13b, 21a (2003), or Section 5 of the US Federal Trade Commission Act, 15 U.S.C. Section 45 (2003) (collectively and including any rules or regulations issued thereunder, (US Antitrust Laws)), or (c) any other national or state fair competition or antitrust or similar law or regulation.

(c)	No Group Company is aware of any process, notice or communication, formal or informal, by or on behalf of any Governmental Entity having jurisdiction in competition matters in relation to any aspect of the conduct of any Group Company or any agreement or arrangement to which any Group Company is or was, or is alleged to be or have been, a party.

(d)	No Group Company is or has been a party to (or concerned in) any agreement, arrangement, concerted practice or course of conduct which: (i) was registrable under applicable competition laws in any relevant jurisdictions; or (ii) contravened any such laws; or (iii) falls within Article 81 and/or Article 82 of the EC Treaty; or (iv) falls within Article 53 and/or Article 54 of the Agreement on the European Economic Area; or (v) falls within the prohibitions contained in Chapter I or Chapter II of the Competition Act 1998; or (vi) otherwise infringes the competition legislation or practice of any other jurisdiction.

(e)	No Group Company has received or is aware of any process, notice or other communication (formal or informal) by or on behalf of the European Commission or any other Government Entity having jurisdiction in competition matters in relation to any agreement, arrangement, concerted practice or course of conduct to which any Group Company is, or is alleged to be, a party, other than any such process, notice or other communication received from any such Government Entity in connection with an application, a notification or any other form of submission seeking merger clearance under applicable laws in any relevant jurisdiction.

(f)	No Group Company is subject to any order, judgment, decision or direction given by any Government Entity, or party to any undertaking or assurance given to any such Government Entity, in relation to competition matters which is still in force.

4.7 State aid

No Group Company has ever received, nor is any Group Company proposing to receive any aid (as that term is understood for the purposes of Articles 87 to 89 of the Treaty of Rome) from a Member State of the European Community.

5.	ASSETS

5.1 Ownership

(Other than the Properties and the Intellectual Property Rights (to which the provisions of paragraphs 7 and 10 shall apply but including all fixtures, fittings, plant and equipment at the Properties) each of the assets included in the Accounts of each Group Company is the absolute property of the relevant Group Company and are free from all Encumbrances and any other rights exercisable by third parties except for:

(a)	any hire or lease agreement in the ordinary course of business involving expenditure of less than £50,000 per annum (where the aggregate expenditure of the Group Companies under all such agreements is less than £250,000 per annum);

(b)	title retention provisions in respect of goods and materials supplied to such Group Companies in the ordinary course of business;

(c)	liens arising in the ordinary course of business by operation of law,

or, in the case of each of paragraphs 5.1 (b) and (c), similar encumbrances in the laws of the jurisdiction where such asset is located or to which it is subject.

5.2 Possession and third party facilities

(a)	All of the assets of the businesses carried on by the Group Companies are in the possession or under the control of the Group Companies and there are no circumstances which might result in the expropriation of any such assets by any Governmental Entity.

(b)	Where any assets are used in the businesses carried on by the Group Companies but not owned by the relevant Group Company or any facilities or services are provided to any of the Group Companies by any third party, there has not occurred any event of default or any other event or circumstance which is likely to entitle any third party to terminate any agreement or licence in respect of such use or the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance) and where such termination would have an aggregate cost to the Group Companies of £250,000 or more.

5.3 Office equipment, services, software

There is set out in Annex 5 to the Disclosure Letter a complete and accurate list of all:

(a)	office equipment with a written down value of £5,000 per item used by any Group Company, specifying whether such equipment is owned or leased; and

(b)	[deleted]

(c)	software other than:

(i)	Owned Software; or

(ii)	software that can be purchased from multiple vendors and in respect of which the relevant licence fees are or were less than £1,000 per copy (Commercially Available off the Shelf Software or Cots),

in each case that is used by the Group in its administration capacity including human resources management, finance and accounting, security, and telephony.

5.3 (d) There is attached as Annex 6 to the Disclosure Letter a list of ‘office costs’ setting out the administration and overhead costs associated with various offices of the Group. The list is accurate and not misleading in any material respect insofar as it relates to costs associated with the business and facilities management services used or enjoyed by the Group incurred in 2003 in respect of those offices. In respect of any offices. In respect of any office of the Group Company whose ‘office costs’ are not set out in Annex 6, no contracts have been entered into in respect of business and facilities management where the average annual payment for such services made by the Group is greater than £10,000.

5.4 Adequacy of assets

(a)	The:

(i)	rights, properties and assets of each of the Group Companies;

(ii)	facilities and services to which the Group Companies have a contractual right; and

(iii)	rights of the Offeror Group pursuant to this agreement and the Transaction Documents,

include all rights, properties, assets, facilities and services which are necessary for the carrying on of the business of that Group Company after Completion in the places and substantially in the manner in which it is carried on as at the date of this agreement and was carried on in the six months prior to the date of this agreement.

5.5 Related party transactions

Save as disclosed, none of the Group Companies, nor any of the directors or officers of the Group Companies (nor any family member of any such officer or director), now has or at any time subsequent to 1 January 2001, either directly or indirectly, had a material interest in:

(a)	any person which furnishes or sells or during such period furnished or sold services or products to a Group Company or purchases or during such period purchased from a Group Company any goods or services, or otherwise does or during such period did business with any Group Company; or

(b)	any contract, commitment or agreement to which a Group Company is or during such period was a party or under which it is or was obligated or bound or to which any of its properties may be or may have been subject.

5.6 Condition

All the furniture, fittings, equipment and vehicles used by each Group Company:

(a)	are in a reasonable state of repair consistent with wear and tear and having regard to the age of the relevant item and are not dangerous or obsolete; and

(b)	can be efficiently and properly used for the purposes for which they were acquired or are retained.

5.7 Asset Register

The asset register of each Group Company comprises a complete and accurate record of all the furniture, fittings, equipment and vehicles owned or possessed by the relevant Group Company.

5.8 Cash

(a)	Details of the cash balances of each Group Company as at 31 May 2004 are set out in the Disclosure Letter; and

(b)	Since the date referred to in paragraph 5.8(a), such cash balances have not been reduced by any payments except for amounts payable on the ordinary and usual course of business and not exceeding £250,000 in aggregate.

5.9 Insurances

(a)	There is set out in Annex 7 to the Disclosure Letter a summary of the insurances maintained by or covering each Group Company. The details set out in such summary are true, accurate and not misleading. Such insurances are in full force and effect and are not void or voidable, all premiums payable to date have been paid and there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and Completion will not have the effect of terminating, or entitling any insurer to terminate, cover under any such insurance.

(b)	No claim in excess of £50,000 is outstanding by any Group Company under any such policy of insurance and there are so far as the Original Members are aware no circumstances likely to give rise to such a claim.

6.	CAPTIVE INSURANCE PCC

6.1 White Rock PCC is a Guernsey registered company incorporated as a protected cell company under the provisions of the Companies (Guernsey) Law 1994 (as amended) and the Protected Cell Companies Ordinance 1997 (as amended). The Company holds all the insurance (participating redeemable preference) share capital in respect of Cell BG of White Rock PCC.

6.2 White Rock PCC has obtained and holds all the required regulatory licences and consents of the Guernsey Financial Services Commission for the conduct of its business and has obtained all other licences, permissions, authorisations, consents, orders, approvals, notices and concessions required for carrying on its business effectively in the places and in the manner in which its business is now carried on and copies of all such licences, permissions, authorisations, consents, orders, notices and concessions relevant to Cell BG are attached to the Disclosure Letter.

6.3 White Rock PCC has at all times kept cellular assets of Cell BG separate and separately identifiable from cellular assets attributable to other cells and separately identifiable from non-cellular assets.

6.4 The licences, permissions, authorisations, consents, orders and approvals referred to in paragraphs 6.1 and 6.2:

(a)	are in full force and effect;

(b)	have been complied with in all respects;

(c)	are not limited in duration or in any other respect;

(d)	are not subject to any unusual or onerous conditions; and

(e)	there are no circumstances which indicate that any of the licences, permissions, authorisations, consents, orders or approvals referred to in paragraph 6.1 will be varied, limited, revoked or not renewed, whether in whole or in part (whether as a result of the sale of the Company or otherwise).

6.5 White Rock PCC has conducted its business and corporate affairs in accordance with its Articles of Incorporation and in accordance with all applicable laws and regulations of Guernsey.

6.6 For the purpose of the preparation of its annual returns and of its insurance returns in respect of the last three years ended on the Accounts Date, White Rock PCC has:

(a)	maintained proper accounts and records including separate accounts for Cell BG;

(b)	obtained adequate information from policyholders in respect of Cell BG; and

(c)	established and maintained an appropriate system of control over its transactions and records.

6.7 The valuation methods applied to the assets, investments and liabilities of White Rock PCC in preparing its insurance returns pursuant to Section 33 of the Insurance Business (Bailiwick of Guernsey) Law 2002 in respect of the last three years ended on the Accounts Date were in accordance with Schedule 2 of the Insurance Business (Bailiwick of Guernsey) Law, 2002, The Insurance Business (Asset and Liability Valuation) Regulations 2002 and any requirement or directive of the Guernsey Financial Services Commission and any regulations made thereunder.

6.8 There is set out in Annex 8 to the Disclosure Letter a list of all claims made by Group Companies on White Rock PCC (Cell BG) for indemnity in respect of amounts in excess of £100,000; and

6.9 White Rock PCC has not entered into any reinsurance treaties in respect of liabilities of Cell BG.

6.10 White Rock PCC is not engaged in and has not been threatened with or has pending, any litigation, arbitration or administrative proceedings relating to Cell BG where the amount in dispute or involved exceeds £50,000 nor does the aggregate of any such litigation, arbitration or administrative proceedings exceed £250,000.

6.11 White Rock PCC (Cell BG) has not undertaken any insurance or accepted any risk in respect of any business, company, person or entity not being a Group Company.

6.12 There is set out in Annex 9 to the Disclosure Letter a set of management accounts of White Rock PCC (Cell BG) as at 31 May 2004 which management accounts set out details of all of the assets of White Rock PCC (Cell BG) that were or may properly have been included in the calculation as at 31 May 2004 of the regulatory capital of White Rock PCC (Cell BG). Since that date there has been no material change to the financial position of White Rock PCC (Cell BG).

6.13 [deleted]

6.14 The Original Members are not aware of any fact or circumstance which renders or may render any of the attachments to the Disclosure Letter in relation to White Rock PCC (Cell BG) incorrect or misleading in any way.

7.	INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

7.1 Group Company IPR

(a)	There is set out in the Disclosure Letter a complete and accurate list of all Group Company IPR which is registered or in respect of which registration has been applied for by any Group Company (Registered Group Company IPR) and all material unregistered trade marks, trade names and logos comprised in the Group Company IPR. The owner or applicant for each Intellectual Property Right specified in the Disclosure Letter is correctly stated.

(b)	A Group Company owns all of the rights and interests in and has title to (respectively) the Group Company IPR and the Group Company IPR is valid and subsisting.

(c)	A Group Company is the registered proprietor of the registrations and applications included in the Registered Group Company IPR, and those registrations and applications are not subject to any notice of amendment, challenge, removal or surrender. As far as the Original Members are aware, there is nothing which might prevent the applications from being granted.

(d)	No compulsory licences, licences of right or anything similar have been granted for the Group Company IPR.

(e)	All application, filing, registration, renewal and other fees for the Registered Group Company IPR which are due for payment at the date of this agreement have been paid, and all material transactions relating to them have been registered within applicable time limits. There is set out in the Disclosure Letter a complete and accurate list of renewal dates for the Registered Group Company IPRs for the next 12 months.

7.2 Licences In and Licences Out

(a)	There is set out in the Disclosure Letter a complete and accurate list of all express Licences In and all express Licences Out other than:

(i)	Licences In relating to software;

(ii)	Licenses In granted by customers of a Group Company in the normal course of business to use reports and/or plans;

(iii)	Licences Out to customers of a Group Company to use any reports or plans generated by a Group Company in the course of its normal business; and

(iv)	non-exclusive Licenses Out to use software products owned by a Group Company granted in the normal course of business on substantially the same terms as the software licence terms set out in Disclosure Document 7.19 (Example of Pro Forma Software Licence Terms (Babtie Group Limited granting licences)).

(b)	A Group Company maintains complete and accurate records of all Licences In and Licences Out relating to software.

(c)	The Licences In and the Licences Out are binding and in force. None of the parties to them is in default and there are no grounds on which they might be terminated. No disputes have arisen in connection with them.

(d)	The Licences In cover all of the Intellectual Property Rights used (but not owned) by the Group Companies. None of the Licences In is due to expire on or before 30 June 2005.

(e)

Other than confidentiality obligations undertaken by a Group Company in the normal course of business, the Licences Out do not restrict the Group Companies from using the Intellectual Property Rights to which they relate. Any Licences Out of trade mark rights (whether registered or unregistered)

vest goodwill resulting from the licensee’s use of such trade mark rights in a Group Company.

7.3 No Infringement by Group Companies

(a)	None of the operations of the Group Companies infringes the Intellectual Property Rights of a third party.

(b)	In the three years prior to the Completion Date, no claim has been made by a third party which alleges that the operations of a Group Company infringe the Intellectual Property Rights of a third party or which otherwise disputes the right of a Group Company to use the Intellectual Property Rights owned or used by the Group Companies. The Original Members are not aware of any circumstances likely to give rise to a claim.

7.4 No Infringement by third parties

(a)	As far as the Original Members are aware, no third party is infringing the Intellectual Property Rights owned or used by the Group Companies.

(b)	In the three years prior to the Completion Date, no claim has been made by a Group Company which alleges that a third party is infringing the Intellectual Property Rights owned or used by the Group Companies, or which otherwise disputes the right of a third party to use Intellectual Property Rights. The Original Members are not aware of any circumstances likely to give rise to a claim.

(c)	No Group Company has acquiesced in the unauthorised use by a third party of the Intellectual Property Rights owned or used by the Group Companies.

(d)	There have been no acts or omissions which would prejudice the rights of the Offeror to enforce the Intellectual Property Rights owned or used by the Group Companies. In particular, transactions relating to them have been registered promptly, and within applicable time limits.

7.5 Confidential Information

(a)	As far as the Original Members are aware, confidential information of the Group Companies, or which has been used by the Group Companies has been kept confidential and has not been disclosed to third parties except in the ordinary course of business and subject to written confidentiality obligations from the third party. As far as the Original Members are aware, the confidentiality obligations have not been breached.

(b)	None of the operations of the Group Companies involves the unauthorised use of confidential information disclosed in circumstances which might entitle a third party to make a claim against a Group Company.

(c)	Except for agreements entered into in the ordinary course of business, no Group Company is subject to any obligation which restricts the free use or disclosure of confidential information used by it.

7.6 Adequacy of Intellectual Property Rights

(a)	The Group Companies own, or have licensed to them, all Intellectual Property Rights which are required to carry on the business of the Group Companies as it is presently carried on, and in accordance with their current documented plans.

(b)	Without prejudice to the generality of paragraph 7.6(a) (above) in relation to each of the software packages used by any Group Company, the Group Company concerned (i) has the correct number of licences or ‘seats’ for such package, and (ii) undertakes regular audits to check that such is the case.

7.7 Encumbrances

The Intellectual Property Rights owned or used by each Group Company are not subject to any security interest, option, mortgage, charge or lien.

7.8 Restrictions on Use

(a)	Other than confidentiality obligations undertaken by a Group Company in the normal course of business, there are no agreements or arrangements which restrict the disclosure, use or assignment by any Group Company of the Intellectual Property Rights owned by it.

(b)	Other than in relation to Licences In:

(i)	to use software; or

(ii)	granted by customers of a Group Company in the normal course of business to use reports and/or plans,

no Group Company is under any obligation to pay a royalty, licence fee or other consideration, or to obtain approval or consent, for use of the Intellectual Property Rights owned or used by it.

7.9 Loss of Intellectual Property Rights

The Intellectual Property Rights owned by the Group Companies will not be lost, and the Licences In will not be rendered liable to termination, by virtue of the acquisition of the Shares or the performance of this agreement or any of the Transaction Documents.

7.10 Disclosure, Assignment and Inventions

(a)	Any Intellectual Property Right created by an employee of a Group Company during the course of his/her employment will vest in that Group Company on its creation other than:

(i)	non assignable rights in performance; and

(ii)	moral rights.

(b)	No claims have been made or threatened by employees or ex-employees of the Group Companies in any jurisdiction for inventor compensation or anything similar.

(c)	No moral rights claims have been made or threatened by persons who are or have been partners, directors, independent consultants, employees in any jurisdiction in respect of any works protected by copyright law.

7.11 Documentation

Complete and accurate records, files and documents have been maintained for all material Intellectual Property Rights owned by the Group Companies and the records, files and documents are in the possession of or under the control of a Group Company.

7.12 Information technology

(a)	The Internal IT Systems are either owned by, or properly licensed or leased to, a Group Company. No Group Company is in breach of any such licences or leases, and as far as the Original Members are aware, there are no grounds on which such licences or leases might be terminated.

(b)	No Group Company has authorised a third party to modify, reverse engineer or create derivative works of software or systems included in the Internal IT Systems and licensed to a Group Company under a Licence In other than to the extent permitted in such Licence In or under applicable law.

(c)	There are no circumstances in which any ownership, benefit, or right to use the Internal IT Systems may be lost by virtue of the acquisition of the Shares or the performance of this agreement.

(d)	The Internal IT Systems and the manual and automated data of the relevant Group Company are maintained and operated by that Group Company or under a services contract with a Group Company. The Internal IT Systems comprise assets which are controlled by a Group Company only.

(e)	The Group Companies either:

(i)	have binding maintenance and support contracts for the Internal IT Systems (and there is no reason to believe that any such contracts will not be renewed when they expire on the same or substantially similar terms); or

(ii)	maintain the Internal IT Systems themselves in accordance with good industry practice.

(f)	The Internal IT Systems have not failed to any material extent and the data which they process has not been corrupted. Each Group Company has taken best endeavours in accordance with good industry practice to ensure that the Internal IT Systems do not contain viruses, bugs or things which distort their proper functioning, permit unauthorised access or disable them without the consent of the user.

(g)	The Group Companies have, in accordance with good industry practice, taken precautions to preserve the availability, security and integrity of the Internal IT Systems and the data and information stored on the Internal IT Systems.

(h)	The Internal IT Systems do not contain third party software or systems which are not available from third party suppliers on arm’s length commercial terms.

7.13 Data Protection

(a)	The Group Companies comply with all applicable data protection laws.

(b)	No notice or allegation has been received by any Group Company from a competent authority alleging a failure to comply with applicable data protection laws.

(c)	No individual has claimed, and no grounds exist for an individual to claim, compensation from a Group Company for breaches of applicable data protection laws.

8.	CONTRACTUAL MATTERS

8.1 Material contracts

Except as specified in the Disclosure Letter there is not outstanding any agreement or arrangement to which a Group Company is a party:

(a)	which, by virtue of the Proposed Transaction and the Transaction Documents, is likely to result in:

(i)	any other party being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option); or

(ii)	any Group Company being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or is a liability or obligation of such Group Company being created or increased;

(b)	which was entered into otherwise than in the ordinary course of business;

(c)	which is a guarantee, indemnity, counter-indemnity or letters of comfort of any nature whatsoever of the liability (which liability exceeds or may exceed £250,000) of any person other than a Group Company;

(d)	which was entered into otherwise than by way of bargain at arm’s length;

(e)	which requires, or confers any right to require, the allotment or issue of any shares, debentures or other securities of any Group Company now or at any time in the future;

(f)	which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement;

(g)	which:

(i)	involves or is likely to involve expenditure by any Group Company in excess of £250,000 per annum;

(ii)	involves or is likely to involve obligations or restrictions on the part of any Group Company of an unusual or exceptional nature and not in the ordinary and usual course of business; or

(iii)	is of a long term or unusual nature (a long term nature meaning that the agreement or arrangement is not capable of performance within its terms within twelve months after the date on which it was entered into or undertaken or cannot be terminated on less than twelve months’ notice);

(h)	which establishes any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement (other than Licences In and Licences Out as covered by the warranties set out in section 7 (above) or arrangement;

(i)	which is a recognition, procedural or other agreement between any Group Company and any recognised independent trade union;

(j)	which is a bid, tender, proposal or offer which, if accepted, would result in any Group Company being committed to any agreement or arrangement of a kind described in paragraphs 8.1 (a) to 8.1(i) above;

(k)	pursuant to which it is or may become obliged to subscribe share capital in or loan money to or guarantee the debts of or indemnify any person in relation to or otherwise incur any liability in connection with any joint venture (whether incorporated or unincorporated) or consortium.

8.2 Defaults

(a)	No Group Company is in material default under any agreement or arrangement to which it is a party and there are no circumstances likely to give rise to such a default.

(b)	No party with whom any Group Company has entered into any agreement or arrangement is in material default under it and there are no circumstances likely to give rise to such a default.

Material in the context of paragraphs 8.2(a) and (a) above shall be deemed to refer to any default which would have a cost to the Group Companies in aggregate of not less than £250,000.

8.3 Trading relationships

During the twelve months preceding the date of this agreement no customer of or supplier to any Group Company (accounting for sales/purchases of £500,000 or more in any of the last three financial years ending on the Accounts Date):

(a)	has ceased to deal with such Group Company; or

(b)	has indicated in writing an intention to cease to deal with such Group Company, either in whole or in part; and

so far as the Original Members are aware, no such person is likely to cease to deal with such Group Company or to deal with it on a smaller scale (whether as a result of the implementation of the Proposed Transaction or for any other reason).

8.4 Principal Suppliers and Customers

No supplier or customer (including any person connected in any way with any such supplier or customer) accounts either for more than five per cent. of the aggregate value of all purchases or for more than five per cent. of the aggregate value of all sales of any Group Company.

8.5 Agents and distributors

Except as disclosed, no Group Company has entered into any contract or arrangement (whether written or unwritten) appointing any person as an agent of, distributor for, or franchisee of any Group Company nor is any agent, distributor or franchisee entitled (nor is any person alleging that they are entitled) to any commission or remuneration from any Group Company.

8.6 Grants

Nothing has been done, agreed to be done or omitted to be done by any Group Company as a result of which either (i) any investment or other grant paid to any Group Company is liable to be refunded in whole or in part or (ii) any such grant for which application has been made will or may not be paid or may be reduced (whether as a result of the Proposed Transaction or otherwise.)

8.7 Joint ventures

(a)	The Disclosure Letter contains complete and accurate details of all joint ventures (whether incorporated or unincorporated) and consortiums in respect of which any Group Company has or may have an obligation or liability and copies of all documents governing the establishment, operation and any obligations of any Group Company to or in connection with any such joint venture or consortium.

(b)	The following joint ventures have not traded in the 24 months ended on the date of this agreement and are not subject to any obligation which remains to be performed:

(i)	Eurogroup Consult EEIG;

(ii)	WUXI Babtie Engineering Consultants;

(iii)	Allott & Lomax Polska sp. Z.O.O.;

(iv)	OCB Germanischer Lloyd Limited; and

(v)	Harris & Sutherland Philippines Corporation

9.	LITIGATION AND INVESTIGATIONS

9.1 Litigation

(a)	Except as claimant in the collection of debts arising in the ordinary course of business (none of which exceeds £50,000 and which do not exceed £250,000 in aggregate for the Group Companies as a whole), no Group Company is a claimant or defendant or defender in or otherwise a party to any litigation, arbitration, adjudication or administrative proceedings or any other formal dispute resolution process before a duly appointed tribunal which are in progress or threatened or pending by or against or concerning it or any of the assets of the relevant Group Company (Proceedings).

(b)	The Original Members are not aware of any circumstances which are likely to give rise to any such proceeding, investigation or inquiry as is referred to in paragraph 9.1(a) or which may give rise or have given rise to any claim against any Group Company.

(c)	All Proceedings have been specifically and prudently reserved for in the Last Accounts.

9.2 Investigations

No governmental or official investigation or inquiry concerning any Group Company is in progress nor has any Group Company nor any of their respective directors or officers nor so far as the Original Members are aware have any of their respective employees been notified formally or informally that any such investigation may be launched.

9.3 Defective Products

(a)	No Group Company has manufactured, sold or supplied any product (for the avoidance of doubt not including the provision of professional services) which is or was or so far as the Original Members are aware will become in any material respect faulty, defective or dangerous (unless inherently dangerous) or which does not comply in any material respect with any warranties or representations expressly or impliedly made by or on behalf of such Group Company or in all material respects with all applicable laws, regulations, standards and requirements in all relevant jurisdictions.

(b)	So far as the Original Members are aware, no Group Company is a party to any proceedings nor have any been threatened where it is alleged that any Group Company or any director, officer, employee, agent or representative of any Group Company has supplied professional services or given advice in a manner that was in breach of contract, breach of statutory duty, negligent or which services or advice was delivered otherwise than in accordance with all reasonable skill and care.

10.	REAL ESTATE

10.1 General

(a)	The Properties comprise all the land and buildings owned, leased, controlled, occupied or used by any Group Company or in relation to which any Group Company has any right, interest or liability.

(b)	The information in respect of the Properties set out in Schedule 7 is true, complete and accurate and not misleading in any respect.

10.2 Possession and occupation

A Group Company is in possession of the whole of each of the Properties, none of which is vacant, and no other person is in or actually or conditionally entitled to possession, occupation, use or control of any of the Properties.

10.3 Title

(a)	The terms upon which each relevant Group Company occupies each Property are adequate to continue the activities of the relevant Group Company at each Property until the relevant contractual expiry date of the agreement pursuant to which each Property is occupied (as set out in Schedule 7 ) and so far as the Original Members are aware there are no current actions or disputes in respect of the validity of the titles to the Properties or circumstances likely to give rise to any such actions or disputes.

(b)	All original deeds and documents necessary to prove title are in the possession or under the control of the relevant Group Company or are the subject of binding acknowledgements for production.

(c)	So far as the Original Members are aware there is no Encumbrance in or over or affecting any of the Properties.

(d)	No Property is affected by a subsisting contract for sale or other disposition of any interest in it.

(e)	A Group Company is the sole legal and beneficial owner of, and otherwise absolutely entitled to, each of the Properties and the proceeds of sale thereof.

10.4 Adverse Interests

So far as the Original Members are aware, none of the Properties is subject (or likely to become subject) to any matter which might adversely affect the relevant Group Company’s ability to continue to carry on its existing business from any Property in the same manner as at present and at substantially the same cost and so far as the Original Members are aware, no Group Company is, or is alleged to be, in breach of any covenant, restriction, condition or obligation (whether statutory or otherwise) affecting the Properties or the conduct of the existing business at or from the Properties which would have an adverse effect on the operation of the business of the Group at the relevant Properties nor so far as the Original Members are aware, is there any reason why such covenants, restrictions, conditions and obligations should not continue to be complied with. For the avoidance of doubt, this paragraph shall not apply in respect of Environmental Consents.

10.5 Rights etc.

So far as the Original Members are aware, each Property benefits from all permanent and legally enforceable easements and other contractual rights (if any) necessary for the continued use, enjoyment and maintenance of such Property by the relevant Group Company for the purpose of its existing business carried on at or from such Property and for compliance with any obligations relating to the relevant Property (whether statutory or otherwise).

10.6 Outgoings

(a)	The Properties are not subject to the payment of any outgoings nor is any Group Company actually or contingently liable to pay any sums in relation to any Property other than the usual rates and taxes and, in the case of leaseholds, rent, insurance rent and service charge.

(b)	There is no outstanding liability for any rent, service charge, insurance rent, rates, taxes or other outgoings in respect of any of the Properties provided that any sums arising from breach of any covenants and conditions relation to the state of repair and condition of the Properties shall not be treated as an outgoing for the purpose of this Warranty 10.6(b).

10.7 Disputes

(a)	Other than in relation to the state of repair and condition of the Properties, so far as the Original Members are aware, there are no current, contingent or anticipated notices, actions, disputes, complaints, liabilities, claims or demands relating to or in respect of the Properties or their use.

(b)	So far as the Original Members are aware, there are no current notices, actions or disputes relating to or in respect of the state of repair and condition of the Properties.

(c)	For the avoidance of doubt, this paragraph 10.7 shall not apply in respect of any such notices, actions, disputes, complaints, liabilities, claims ore demands under Environmental Laws.

10.8 Planning Matters

(a)	So far as the Original Members are aware, the Properties and all uses of, and developments on, the Properties comply in all material respects with all Planning Legislation.

(b)	No Permission in respect of any of the Laboratories is for a limited period or personal, and no Permission affecting any of the Laboratories contains (expressly or impliedly) any unusual or onerous conditions or obligations.

(c)	No Group Company is subject to any outstanding monetary claim or liability, actual or contingent, arising under Planning Legislation or any Permission.

In this paragraph 10.8, the following words and expressions have the following meanings:

Planning Legislation means all legislation intended to control or regulate the construction, demolition, alteration or use of land or buildings or to preserve or protect the national heritage and any orders, bye-laws or regulations made or granted under any of them; and

Permission means any planning permission, approval or other equivalent consent, authorisation or licence given or deemed to be given pursuant to Planning Legislation and includes all conditions attached to it.

10.9 Costs

(a)	No Group Company is for any reason anticipating liability for or the expenditure of any material sum of money in respect of any of the Properties other than in relation to the state and condition and repair of the Properties.

(b)	[deleted].

10.10 Property Liabilities

No Group Company has any actual or contingent obligation or liabilities in relation to any freehold or leasehold property other than under its existing title to the Properties.

10.11 State of Properties

(a)	The buildings and other structures on, under or over the Properties are adequate for the purpose of carrying on the business of the Group as carried on immediately prior to Completion.

(b)	The Company’s accounting policy on dilapidations has been consistently applied in the three accounting reference periods ended on the Last Accounts Date and is to accrue provisions for dilapidations liabilities arising under the Leases under which leasehold Properties are held which fall due for termination within the twelve months following the annual accrual.

10.12 Leasehold Properties

(a)	In relation to such of the Properties as are leasehold or let to, or occupied by, third parties:

(i)	all covenants, conditions and agreements contained in the relevant leases, on the part of the landlord and the tenant, have been complied with in all material respects save for covenants and conditions relation to the state of repair and condition of the Properties;

(ii)	there has been no complaint alleging any breach or any refusal to accept rent;

(iii)	no rent is or could be currently under review;

(iv)	no tenant or other person in occupation has commuted any rent or other payment or paid any rent or other payment ahead of the due date for payment or made any improvements for which the landlord may be required to pay compensation;

(v)	no surety has been released, expressly or by implication; and

(vi)	no tenancy is being continued after the contractual expiry date whether pursuant to statute or otherwise.

10.13 Due Diligence and information

The Original Members have provided true and complete copies of all deeds, documents and other information relevant to any Group Company’s interest in or use of any of the Properties or their value.

10.14 Insolvency

The Original Members are not aware of any circumstances which could render any transaction relating to a Group Company’s title to any Property liable to be set aside under the provisions of insolvency legislation.

11.	LABORATORIES

11.1 The activities carried on at the Laboratories:

(a)	are permitted under the terms of the property leases governing the Properties at which the Laboratories are situate and do not contravene the terms of any restrictive covenant, or law or regulation, affecting the relevant Properties; and

(b)	have been disclosed to the insurers/re-insurers of the Group and are covered by such insurances as are customary and prudent for the activity concerned.

12.	TAXATION

12.1 In this section 12:

tax, tax authority, relief and event shall have the same meanings as they have for the purposes of the Tax Covenant;

Taxes Act means the Income and Corporation Taxes Act 1988; and

paragraphs 1.2, 1.3 and 1.4 of the Tax Covenant shall apply for the purposes of this Part 12 of Schedule 5 .

12.2 General/compliance

All liabilities, whether actual, deferred, contingent or disputed, of each Group Company for tax measured by reference to income, profits or gains earned, accrued or received on or before the Last Accounts Date or arising in respect of an event occurring or deemed to occur on or before the Last Accounts Date are fully provided for or (as appropriate) disclosed in the Last Accounts. All other warranties relating to specific tax matters set out in this Schedule are made without prejudice to the generality of this paragraph.

12.3 Trading since the Last Accounts Date:

(a)	Since the Last Accounts Date:

(i)	no Group Company has been involved in any transaction which has given or may give rise to a liability to tax on any Group Company (or would have given or might give rise to such a liability but for the availability of any relief) other than tax in respect of normal trading income or receipts of the Group Company concerned arising from transactions entered into by it in the ordinary course of business;

(ii)	other than trading disallowables (such as, for example, business entertainment expenditure) in the ordinary course of business no payment has been made by any Group Company which will not be deductible for the purposes of corporation tax (or any corresponding tax on profits in any relevant foreign jurisdiction), either in computing the profits of that Group Company or in computing the corporation tax or corresponding tax chargeable on it;

(iii)	no disposal has taken place or other event occurred which has or may have the effect of crystallising a liability to tax which, if such disposal or event had been planned or predicted at the Last Accounts Date, should have been reflected in the provision for deferred tax contained in the Last Accounts; and

(iv)	no event has occurred as at the date of this Agreement which has or may have the effect of prejudicing any relief taken into account in computing or eliminating the provision for deferred tax contained in the Last Accounts.

12.4 Continuing commitments

All sums payable under any obligation incurred by any Group Company prior to Completion and which will continue to bind any Group Company after Completion have been deductible for the purposes of corporation tax (or any corresponding tax on profits in any relevant foreign jurisdiction), either in computing the profits of any Group Company or in computing the corporation tax or corresponding tax chargeable on it.

12.5 Returns etc.

Each Group Company has duly, and within any appropriate time limits, made all returns, given all notices and supplied all other information required to be supplied to all relevant tax authorities and has maintained all records required to be maintained for tax purposes; all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on the proper basis and do not, so far as the Original Members are aware, reveal any transactions which may be the subject of any dispute with, or any enquiry raised by, any tax authority.

12.6 Disputes, investigations

No Group Company is involved in any current dispute with any tax authority or is or has in the last three years been the subject of any investigation, enquiry, audit or non-routine visit by any tax authority. So far as the Original Members are aware in relation to each Group Company there is no planned investigation, enquiry, audit or non-routine visit by any tax authority and so far as the Original Members are aware there are no facts which might cause such an investigation, enquiry, audit or non-routine visit to be instituted.

12.7 Penalties, interest

Within the past six years, no Group Company nor any director or officer of any Group Company (in his capacity as such) has paid or become liable to pay, and so far as the Original Members are aware there are no circumstances by reason of which it or they may become liable to pay to any tax authority, any penalty, fine, surcharge or interest in respect of tax (including in respect of any failure to make any return, give any notice or supply any information to any relevant tax authority, or any failure to keep or preserve any records or to pay tax on the due date for payment).

12.8 Consents, clearances

(a)	No transaction in respect of which any consent or clearance was required or sought from any tax authority has been entered into or carried out by any Group Company without such consent or clearance having first been properly obtained and all information supplied to any tax authority or other appropriate authority in connection with any such consent or clearance fully and accurately disclosed all facts and circumstances material to the giving of such consent or clearance. Any transaction for which such consent or clearance was obtained has been carried out only in accordance with the terms of such consent or clearance and the application on which the consent or clearance was based and at a time when such consent or clearance was valid and effective. No facts or circumstances have arisen since any such consent or clearance was obtained which would cause the consent or clearance to become invalid or ineffective.

(b)	In relation to each Group Company, no professional advisor has advised that it is likely or certain that the Company, in relation to any arrangements entered into by it prior to the date of this Agreement, will be required to provide the UK Inland Revenue with any prescribed information under the provisions announced in Inland Revenue Budget Note 28, when enacted.

12.9 Special arrangements

No tax authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to any Group Company’s affairs.

12.10 Outstanding rights

The Disclosure Letter gives details of the rights of each Group Company which have not, at the time of Completion, been exercised, to make an appeal against an assessment to tax or an application for postponement or deferral of the payment of any tax.

12.11 Withholdings

Each Group Company has made all deductions and retentions of or on account of tax as it was or is obliged or entitled to make and all such payments of or on account of tax as should have been made to any tax authority in respect of such deductions or retentions.

12.12 Employees

All amounts payable to any tax authority in respect of any employee (including any tax deductible from any amounts paid to an employee, and any national insurance, social fund or similar contributions required to be made in respect of employees) due and payable by any Group Company up to the date hereof have been duly paid and each Group Company has made all such deductions and retentions as should have been made under applicable laws or regulations.

12.13 Capital gains

If each Group Company disposed of each of its assets (except trading stock and work-in-progress) for a consideration equal to the book value of that asset as shown in or adopted for the purposes of the Last Accounts to a person not connected with it and by way of bargain at arm’s length, no liability to tax would arise by reference to any actual or deemed gain and no Group Company has acquired any such asset (otherwise than from another Group Company) except by way of bargain at arm’s length and from an unconnected person.

12.14 Capital expenditure

If each Group Company disposed of each of its assets, or of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge or corresponding tax would arise on a disposal of any of those assets) for a consideration equal to their book value as shown in or adopted for the purpose of the Last Accounts, no balancing charge (or corresponding tax of any relevant foreign jurisdiction) would arise in respect of any such asset or pool of assets under any legislation relating to capital allowances (or corresponding legislation of the relevant foreign jurisdiction).

12.15 Controlled foreign companies/offshore funds etc.

No Group Company has, or has had in the past seven years, an interest in a controlled foreign company as defined in Chapter IV of Part XVII of the Taxes Act or any material interest in an offshore fund as defined in section 759 of the Taxes Act.

12.16 Company residence/permanent establishment

Each Group Company is and has at all times been resident for tax purposes in its place of incorporation and is not and has not at any time been treated as resident in any other jurisdiction for any tax purpose (including any double taxation arrangement). No Group Company is subject to tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment or other place of business in that jurisdiction.

No Group Company has carried out or caused or permitted to be carried out any of the transactions specified at the relevant time in section 765(1) of the Taxes Act otherwise than with the prior consent of H.M. Treasury (and in the case of a special consent, full particulars of any conditions subject to which such consent was given are set out in the Disclosure Letter) or specified at the relevant time in section 765A of the Taxes Act without having duly provided the required information to the Inland Revenue.

No Group Company is liable for any tax as the agent of any other person or business or constitutes a permanent establishment of any other person, business or enterprise for any tax purpose.

12.17 Transfer pricing, thin capitalisation

All transactions between any Group Companies, or between any Group Company and any Contracting Shareholder or Original Member have been and are on fully arm’s length terms. There are no circumstances which could cause any tax authority to make any adjustment for tax purposes, or require any such adjustment to be made, to the terms on which any such transaction is treated as taking place, and no such adjustment has been made or attempted in fact.

12.18 Value added tax

For the purposes of this Part 12 the expression “VAT legislation” means any relevant enactments in relation to VAT and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with any relevant tax authority, and any concession referred to in the Disclosure Letter.

12.19 VAT

(a)	In relation to each Group Company:

(i)	it is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with the relevant tax authority;

(ii)	it has in the three years prior to the date hereof complied fully with and observed in all material respects the terms of VAT legislation;

(iii)

it has in the three years prior to the date hereof maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation;

(iv)	it obtains credit for all input tax paid or suffered by it;

(v)	it is not and has not been treated as a member of a group for the purposes of VAT legislation, and has not applied for such treatment; and

(vi)	it is not and has not been subject under VAT legislation to any penalty, fine or surcharge, or any warning or notice which could (whether with or without other events) lead to the imposition of any penalty, fine or surcharge, and has not been required to give any security as a condition of making supplies for the purposes of VAT.

(b)	All VAT, import duty and other taxes or charges payable by any Group Company upon the supply, acquisition, use or importation of goods or services, and all excise duties payable in respect of any assets (including trading stock) imported or owned by any Group Company, have been fully paid.

(c)	In relation to each Group Company, no professional advisor has advised that it is likely or certain that the Company, in relation to any scheme entered into by it prior to the date of this Agreement, will be required to notify, or provide any information to HM Commissioners of Customs and Excise under the provisions announced in HM Customs & Excise Budget Notice CE1, when enacted.

12.20 Stamp duty/capital duty

All documents in the possession or under the control of each Group Company or to the production of which any Group Company is entitled which establish or are necessary to establish the title of any Group Company to any asset, or by virtue of which any Group Company has any right, have been duly stamped and any applicable stamp duties or similar duties or charges in respect of such documents have been duly accounted for and paid.

All duties, fees and penalties payable in respect of the capital of each Group Company (including any premium over nominal value at which any share was issued) have been duly accounted for and paid, and there are no circumstances under which any relief obtained against payment of any such amount could be withdrawn.

13.	ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS

13.1 Each Group Company is, and has been during the period of two years leading up to the date of this agreement, operated in compliance with Environmental Laws in all material respects.

13.2 There are no ongoing claims, proceedings, actions, notices, demands or investigations against any Group Company with respect to any material non-compliance with or material liability under Environmental Laws, nor, so far as the

Original Members are aware, are there any such claims, proceedings, actions, notices, demands or investigations pending or threatened.

13.3 So far as the Original Members are aware, there are no circumstances which are likely to give rise to any material non-compliance with or material liability under Environmental Laws in relation to the business of any Group Company.

13.4 All Environmental Consents required for the operation of the business of any Group Company as at the date of this agreement have been obtained, are being complied with in all material respects and are in full force and effect.

13.5 So far as the Original Members are aware, there are no circumstances which are likely to result in any Environmental Consent required for the operation of the business of any Group Company (or any part of it) as at the date of this agreement being revoked, suspended, materially amended, materially modified or not renewed.

13.6 At the date of this agreement there are no outstanding applications by or on behalf of a Group Company for or in respect of any Environmental Consent or material condition contained therein, and there are no applications or appeals pending in respect of the refusal, limitation, variation or revocation of any Environmental Consent or material condition contained therein.

13.7 No Environmental Consent is subject to restrictions on any change of control or otherwise requires any consent, notification or other action to be obtained, made or taken in order for that consent to remain in full force and effect (without variation) following Completion.

13.8 Neither the business of any Group Company (nor any part of it) nor any site owned or occupied by any Group Company has been the subject of an audit report, assessment, review or investigation (including any testing, sampling or monitoring) within the last three years in relation to the Environment or Health and Safety Matters or Nuclear Matters which has been prepared by or on behalf of any Group Company or, so far as the Original Members are aware, any Government Entity or other regulatory body with jurisdiction in relation to Environmental Laws (save for internal health and safety and quality audits, copies of which for the period since August 2003 have been disclosed to the Offeror).

13.9 So far as the Original Members are aware, there is no pollution or contamination of the Environment on, in, at, under or migrating to or from, any site owned or occupied by any Group Company which may give rise to any material liability of a Group Company under Environmental Laws.

13.10 So far as the Original Members are aware, no Group Company has any material liabilities in relation to the Environment, whether under contract with another party or otherwise, in relation to any sites previously owned, or occupied by it in respect of any activities or operations carried on by it.

13.11 The Group Companies have at all times taken all necessary steps to ensure the proper keeping, treatment, management, consignment and disposal of wastes produced in the course of the business of any Group Company (and every part of it)

so as to comply with all Environmental Laws, where non-compliance would have a material adverse effect.

Material in the context of the liabilities under the Warranties in this paragraph 13 shall be deemed to refer to facts, matters, circumstances, issues or events which have or the absence of which would have an aggregate cost of not less than £250,000.

14.	EMPLOYMENT

14.1 Save as disclosed, none of the Group Companies recognises any trade union or other body representing its Employees or any of them for the purpose of collective bargaining or other negotiating purposes. No formal application for collective bargaining recognition has been made to any Group Company by any union or industrial organisation in the three years preceding the date of this agreement in relation or on behalf of the Employees or is pending at the date of this agreement.

14.2 None of the Group Companies has received written notice of any claim for breach of contract which is currently ongoing in relation to any Employee or former employee of the Group Companies.

14.3 Save under the Listed Plans, none of the Group Companies has made or agreed to make any payment to, or has provided or agreed to provide any benefit for, any Employee or former employee of the Group Companies or any spouse or dependant of any Employee or former employee of the Group Companies on or in connection with the sale and purchase of the Shares contemplated by this Agreement and/or the Transaction Documents.

14.4 Save under the Listed Plans, none of the Group Companies has agreed to make any payment to, or has agreed to provide any benefit for, any Employee or former employee of the Group Companies or any spouse or dependant of any Employee or former employee of the Group Companies on or following termination of their employment except for such payments made or benefits provided to former employees, or any spouse or dependant of any former employee prior to the date of signing this Agreement.

14.5 No dispute, strike or other industrial action exists or has been threatened between any of the Group Companies and a significant number or category of Employees or between any of the Group Companies and a trade union representing the Employees or any of them.

14.6 There are no proposals nor has any agreement been reached by the Group Companies to increase rates of remuneration of any Employees from rates of remuneration disclosed in the Disclosure Letter, with the exception of any arrangements in relation to normal annual pay reviews.

14.7 There are no amounts due but unpaid to or in respect of the Employees or any former employee of any of the Group Companies other than not more than one month’s arrears of remuneration accrued or due or reimbursement of business expenses in respect of which claims have been submitted within the last three months prior to Completion, or holiday pay accrued prior to Completion.

14.8 There is attached to the Disclosure Letter:

(a)	copies of contracts of employment for all Original Members who are Employees, Operating Board Directors and Business Centre Directors employed by a Group Company at the date of this Agreement;

(b)	copies of sample standard terms and conditions of employment applicable to the Employees; and

(c)	details of all benefits applicable to all Employees, including but not limited to all bonus schemes, commission arrangements, insurance policies and any terms of severance payments or severance payment policies, but excluding benefits provided under Listed Plans (as defined in paragraph 15.2).

14.9 The Group Companies have complied in all material respects with all obligations imposed on them by all relevant statutes, regulations (including the Transfer of Undertakings (Protection of Employment) Regulations 1981), instruments, collective agreements, recognition agreements and all contractual obligations owed to or in respect of their employees and former employees and no material liability has been incurred by the Group Companies under any legislation affecting the employment, dismissal or working conditions of any such employees or former employees.

14.10 No Group Company has, or is proposing to introduce, any share incentive scheme, share option scheme or profit sharing, bonus, commission or other such incentive scheme for any directors or Employees.

14.11 Save as disclosed, all contracts of employment with any Employee (whether written or unwritten) can be terminated by the relevant Group Company on six months notice or less without giving rise to a claim for damages or compensation for wrongful dismissal.

14.12 The Group Companies have maintained current, adequate and suitable records regarding the service of each Employee (including but not limited to details of the terms of employment, payments of statutory sick pay and maternity pay, disciplinary and grievance matters, health and safety matters, income tax and social security contributions, wage and time records, records detailing length of service accumulated benefits and entitlements) and, during the 6 months prior to Completion, regarding the termination of employment of any former employee.

14.13 There are no loans owing to any Group Company by any director or Employee.

15.	RETIREMENT BENEFITS

Definitions

15.1 Unless otherwise defined in this Agreement, terms used in this paragraph 15 are defined in paragraph 15.13 (below).

Group Company Plans

15.2 The Disclosure Letter contains a list of all Group Company Plans (the Listed Plans). Except under the Listed Plans (and any statutory social security plans operated under public law, statute or regulation in the relevant jurisdiction), no Group Company nor any Original Member provides or contributes to Benefits (or is or could become liable to do so) for or in respect of any Employee or former employee of any Group Company.

15.3 No proposal has been announced, no power or discretion has been exercised and no legally binding agreement, undertaking, commitment or assurance has been made to establish any scheme, fund, arrangement, plan or agreement other than Group Company Plans for providing any Benefits or to introduce, modify, change, improve or increase any Benefits under any Group Company Plan for or in respect of any Employee.

Approval

15.4 Any Group Company Plan that is capable of Approval has been Approved since its establishment and remains Approved on the date of this Agreement, and so far as the Original Members are aware, nothing has been done or omitted to be done and there are no other circumstances which would or might result in any Group Company Plan ceasing to have Approval.

Payments in respect of Group Company Plans

15.5 Paragraph 15.5 of the Disclosure Letter gives details of all contributions payable to the Group Company Plans, including the rates, amounts and due dates for payment of such contributions (including whether payment is in advance or in arrears). All amounts due to be paid to or in respect of the Group Company Plans by any Group Company on or before the date of this Agreement (including all insurance premiums, taxes and expenses) have been duly paid in full on the due dates for such payments.

Compliance

15.6 So far as the Original Members are aware, each Group Company, the Original Members and the trustees and managers of each Group Company Plan have complied and are in compliance with their respective obligations under the Group Company Plans, and so far as the Original Members are aware, each Group Company Plan is and has at all times been administered and operated in all material respects in accordance with applicable law, regulations and guidelines and the provisions of the relevant Group Company Plan’s governing provisions.

15.7 Each Group Company Plan provides equal benefits and equal access for men and women and (in the case of Group Company Plans in the European Union) satisfies the requirements of Article 141 of the Treaty of Rome.

Disputes and investigations

15.8 Other than routine claims for benefits, there are no actions, suits, claims, disputes, complaints or proceedings outstanding, pending or threatened against any

Group Company Plan (including, so far as the Original Members are aware, the trustees or managers of that plan) or any Group Company in respect of any act, event, omission or other matter arising in connection with any Group Company Plan and so far as the Original Members are aware, there are no circumstances which could or might give rise to any such action, suit, claim, dispute, complaint or proceedings.

Unfunded Group Company Plans

15.9 All Benefits under each unfunded Group Company Plan which have accrued prior to the date of this Agreement have been duly paid and/or fully and properly reflected on the books and records and other financial reports of the Group Companies in accordance with local legal requirements in the relevant jurisdiction.

Defined contribution Group Company Plans

15.10 The only liability (actual or contingent, present or future) of any Group Company under or in connection with all defined contribution benefits under any Group Company Plan is to contribute the relevant amounts described in paragraph 15.5 of the Disclosure Letter (as referred to in paragraph 15.5 above).

15.11 So far as the Original Members are aware, no promise, assurance or representation has been made to any Employee or former employee of any Group Company that his defined contribution benefits (if any) under any Group Company Plan will at any point in the future equate (approximately or exactly) to any particular amount however calculated.

15.12 The completion of the transactions envisaged by this Agreement will not cause or result in any increase in the amount of or accelerated entitlement to the Benefits payable or prospectively or contingently payable in respect of any Employee or former employee of any Group Company.

Definitions

15.13 In this section 15:

Approval means approval or qualification by and/or due registration with the appropriate taxation, social security, supervisory, fiscal or other applicable regulatory authorities in the relevant state or jurisdiction, in order to obtain tax approved, favoured or qualified status in the relevant jurisdiction, and Approved shall be construed accordingly;

Benefit means any pension, lump sum, gratuity or similar benefit provided or to be provided on or after retirement, death, disability or leaving pensionable service in respect of any Employee or former employee of any Group Company. This shall include life insurance benefits and medical, dental and other welfare benefits;

defined contribution, in relation to Benefits under any Group Company Plan, means that those Benefits are (or will be) determined by reference to contributions paid into or credited to that plan in respect of the individual member to which they relate, and investment returns on those contributions, and are not subject to any employer underpin or guarantee as to the minimum level of benefits, interest or investment return;

funded, in relation to any Group Company Plan, means that assets are accumulated under or in respect of that plan before the corresponding benefits start being paid. For the purposes of this definition, assets shall mean assets which are separate from those of the Group Companies and shall exclude any book reserved liabilities;

Group Company Plan means, in any jurisdiction, each scheme, fund, arrangement, plan or agreement under which any Group Company provides, is or could become liable to provide or has agreed to provide any Benefits for or in respect of any Employee or former employee of any Group Company; and

unfunded, in relation to any Group Company Plan, means that such Group Company Plan is not funded

16.	INSOLVENCY ETC.

16.1 No order has been made, petition presented or meeting convened for the winding up of any Group Company or any of their direct or indirect holding companies, or for the appointment of any provisional liquidator (or equivalent in the relevant jurisdiction) or in relation to any other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributors, and there are no cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under applicable laws, would be reasonably likely to justify any such cases or proceedings.

16.2 No step, legal proceeding or other procedure has been taken by any person with a view to the appointment of an administrator, (or equivalent in the relevant jurisdiction), whether out of court or otherwise, in relation to any Group Company, and no receiver (including any administrative receiver, or the equivalent to a receiver or administrative receiver in the relevant jurisdiction), has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any Group Company nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed for the purpose by a court, governmental agency or similar body).

16.3 None of the Original Members, nor any of the Group Companies or any of their direct or indirect holding companies has taken any step with a view to suspension of payments or a moratorium of any indebtedness, or has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay his or her or (as the case may be) their debts as they fall due. No petition has been presented and no order has been made for the sequestration of any Shareholder, and no trustee in bankruptcy has been appointed to the property of any Shareholder.

16.4 No distress, diligence, execution or other process which remains undischarged has been levied on any of the assets of any Group Company.

16.5 All charges in favour of each Group Company required to be registered have been so registered to comply with all necessary formalities as to registration or otherwise in any jurisdiction in which it is registered, resident or operates where the failure to register or comply is a Material Adverse Change.

17.	BABTIE MORTON & SHAW

In this paragraph 17:

1999 Reallocation Letters means the letters dated various dates between 21 July and 27 October 1999 from each holder or beneficial owner of A Shares at that time to the other holders or beneficial owners of A Shares at that time and to the Company; in terms of which each such holder or beneficial owner of A Shares agreed that with the prior written consent of the holders or beneficial owners of at least 80% in nominal value of the A Shares, the provisions of the Original Re-allocation Letters and the Articles could be disapplied in relation to specific issues or transfers of A Shares

2000 Co-ordination Agreement means the Co-ordination agreement which was entered into among the Company and the persons who were then all of the holders of the A Shares dated 7 September 2000;

2000 Senior Shareholders’ Agreement means the Senior Shareholders’ Agreement which was entered into among the Company and the persons who were then all of the holders of the A Shares dated 7 September 2000;

Addenda means (i) the Addenda numbers 1, 2 and 3 among the Company and the registered and beneficial owners of the A and D Shares in the capital of the Company dated various dates in August, September and December 1993; (ii) an addendum among inter alia the registered holders and beneficial owners of the A and C Shares in the capital of the Company and the Company dated various dates in December 1997 and 5 January 1998; (iii) an addendum among inter alia certain members of the Company, Mr Paul Gilbert Carter and the Company dated various dates in June, July and October 1997; (iv) an addendum among inter alia the registered holders and beneficial owners of the A and C Shares in the capital of the Company, and the Company dated various dates in July, August, September, October and November 1998; and an addendum among inter alia certain members of the Company, Mr Robert Andrew Morgan Watkins and the Company dated various dates in July, August, September, October and November 1998;

First Retirement Agreement means the retirement agreement entered into among the Company, certain members of the Company, including certain holders of B shares in the capital of the Company, dated various dates in September 2000;

Interim Agreement means the interim agreement among the persons who were then all of the holders of A Shares dated 24 February 2000 which recorded the agreement reached among the parties thereto on certain matters pending a documentation review, and which in accordance with its terms was stated to be of temporary effect only;

Original Reallocation Letters means the letters dated 18 June 1997 from each holder or beneficial owner of A Shares at that time to the other holders or beneficial owners of A Shares at that time and to the Company in terms of which inter alia each such holder or beneficial owner of A Shares undertook to participate in a re-allocation of A Shares upon the occurrence of certain Relevant Events as defined therein;

Retirement Agreement means the retirement agreement among the Company and the registered holders and/or beneficial owners of the A, B and C Shares in the Company dated various dates in 2000; and

Special Agreements means (i) the Special Agreement among the Company and the registered holders and beneficial owners of the A and D Shares in the capital of the Company dated 9 June 1993 as varied and amended by Addenda numbers 1, 2 and 3 among the said parties dated various dates in August, September and December 1993; (ii) the Special Agreement among the Company and the registered holders and beneficial owners of the A, B and D Shares in the capital of the Company dated 8 and 30 April 1994; (iii) the Special Agreement among the Company and the registered holders and beneficial owners of the A, B, C and D Shares in the capital of the Company dated various dates in December 1994; (iv) the Special Agreement among the Company and the registered holders and beneficial owners of the A, B, C and D Shares in the capital of the Company dated various dates in December 1995; and (v) the Special Agreement among the Company and the registered holders and beneficial owners of the A, B, C and D Shares in the capital of the Company entered into on various dates in June, July and October 1997.

17.1 There are no outstanding and unsatisfied liabilities of the Company to the other parties to the Tri-partite Agreement or under the Offer to Sell in respect of the obligation of the Company to discharge all outstanding obligations of the Partnership and the Partners to the former partners of the Partnership, including the obligation to those former partners or their successors to repay capital and to pay annuities.

17.2 The Disclosure Letter contains full details of all outstanding guarantees and any other forms of personal undertakings given by any Original Member or any Contracting Shareholder or former Shareholder of the Company in respect of the obligations of either the Company or any of its subsidiaries.

17.3 No party has any outstanding obligations or liabilities, or rights, benefits or claims under or pursuant to all or any of the Original Reallocation Letters, the 1999 Reallocation Letters, the Special Agreements, the 2000 Co-ordination Agreement, the ‘Management Agreement’, the 2000 Senior Shareholders’ Agreement, the Interim Agreement, the Addenda or the First Retirement Agreement.

17.4 No Retiring Member (as defined in the Retirement Agreement) or any other person has any outstanding or future or contingent right to receive any benefits, payments or other sums, whether as principal, interest or dividend, under or pursuant to the provisions of the Retirement Agreement. No Original Member or Contracting Shareholder or any other person who is not a Retiring Member is able or is anticipated to become a Retiring Member.

17.5 All of the rights and assets of Babtie, Shaw & Morton (the Partnership and members of such Partnership, the Partners) have been fully and effectively transferred to the Company.

17.6 All sums due to any Partner or former Partner or former shareholder of the Company have been paid in full and no Group Company is under any obligation to make any payment to or meet any liability of the Partnership, any of the Partners, or any of the former members of the Company.

17.7 All of the “Retirement Debentures” issued pursuant to the Retirement Agreement have been redeemed in full.

17.8 No person is or may be entitled to a participating dividend pursuant to the Retirement Agreement.

17.9 So far as the Original Members are aware, none of the Partners have any remaining liability in respect of the business of the Partnership for which the Company is or could be liable under any counter-indemnity or similar obligation.

17.10 There is no actual, pending or threatened litigation, dispute, claim or arbitral or similar proceedings in relation to (i) the manner in which the Partnership was carried on, (ii) the transfer of the business of the Partnership to the Company, (iii) the management of the Company, or (iv) the rights or obligations of the members (or former members) of the Company with regard to the Company and its business and management including the distribution of profits therefrom.

18.	ENQUIRY

In preparing the Disclosure Letter and the Supplementary Disclosure Letter, the Original Members have made reasonable and careful enquiry of the following advisers to the extent that the Warranties and associated disclosures relate to the Warranties listed after their name:

Janet Tunstall and Andy Johnston of Griffith & Armour	9. (Litigation and Investigations)

Graham Sibbald and Colin McLeod of Dundas & Wilson	1. (The Group Companies and the Shares), 8. (Contractual Matters), 9 (Litigation), and 17. (Babtie Morton & Shaw)

Geoff Fallon of Vail Williams	10. (Real Estate)

Tony Smith of Beale & Co.	9 (Litigation)

SCHEDULE 6

LIMITATIONS ON LIABILITY AND ESCROW

Additional definitions

In this agreement, the following words and expressions shall have the following meanings:

Claim means any claim for breach of Warranty or any claim under the Tax Covenant;

Non Tax Claim means a Claim other than a Tax Claim;

Non Tax Warranties means warranties other than the Tax Warranties; and

Tax Claim means a Claim for a breach of any of the Tax Warranties or a claim under the Tax Covenant;

Time limits for bringing claims

1. The Original Members shall not be liable for any claim, unless the Representative Shareholder receives from the Offeror written notice containing reasonable details of the claim:

(a)	in the case of a Tax Claim, before the end of the sixth accounting reference period of the Company commencing after the conclusion of the accounting reference period in which Completion takes place (the Tax Claims Longstop Date); and

(b)	in the case of:

(i)	any Non Tax Claim; or

(ii)	any claim under the Specific Indemnities,

each, a Basic Claim,

before 31 December 2006 (the Basic Claims Longstop Date).

De minimis

2. The Original Members shall not be liable for any Basic Claim or a claim under the Tax Warranties unless the amount of the liability pursuant to a single such claim (and, for these purposes, a number of Basic Claims or claims under the Tax Warranties arising out of the same or similar subject matter, facts, events or circumstances may be aggregated and form a single claim), exceeds £25,000, in which case the Offeror shall be able to claim the whole amount of such Basic Claim or claim under the Tax Warranties and not merely the excess. For the avoidance of doubt there shall be no de minimis in respect of claims under the Tax Covenant.

Threshold

3. The Original Members shall not be liable for any Basic Claim or any claim under the Tax Warranties unless the aggregate amount of the liability of the Original Members for all claims not prohibited by paragraph 2 (above) exceeds £250,000 (in which event the Offeror shall be entitled to claim the whole amount of such Basic Claims or claims under the Tax Warranties and not merely the excess).

Aggregate liability of Original Members

4. Subject to paragraph 5 below the aggregate amount of the liability of the Original Members:

(a)	for all Basic Claims and Tax Claims (together), shall not exceed the Warranty and Indemnity Claims Escrow Amount; and

(b)	in respect of the Purchase Price Adjustment, shall not exceed the Completion Accounts Escrow Amount.

5. In respect of Tax Claims:

(a)	notwithstanding the fact that paragraphs 25 and 28 of this Schedule 6 provide that the whole or (as the case may be) the residue of the Warranty and Indemnity Claims Escrow Amount shall (subject always to the remainder of this Schedule 6 and in particular paragraphs 26 and 27 below (Protected Amounts and Protected Tax Amounts)) be released on the Basic Claims Longstop Date, Tax Claims may continue to be made until the expiry of the Tax Claims Longstop Date; and

(b)	in respect of any Tax Claim made after the Basic Claims Longstop Date and which is to be satisfied otherwise than by way of release to the Offeror of a Protected Tax Amount (as that term is defined in paragraph 27 (below)), the liability of each Original Member in respect of such Tax Claim shall be limited to each Member’s proportionate share as set out in column 8 of Part A of Schedule 4 .

Circumstances in which limitations not to apply

6. None of the limitations contained in paragraphs 1 to 5 shall apply to any Claim or any claim under the Specific Indemnities to the extent that such claim (or the delay in discovery of such claim) is the consequence of, or is increased as a consequence of, dishonest or deliberate mis-statement or concealment or other fraud by the Original Members (or any of them) or any other person named in 1.2(k) of Schedule 1 .

Disclosure

7. The Original Members shall not be liable for any claim for a breach of Warranty, as given on the date of this agreement pursuant to clause 8.1, if and to the extent that the fact, matter, event or circumstance giving rise to such claim was fairly and reasonably disclosed in the Disclosure Letter and, in relation to specific disclosures, disclosed in sufficient detail to identify the nature and scope of any matter purportedly disclosed, in each case in the Disclosure Letter. For the avoidance of doubt no disclosure shall be made or be deemed to have been made against any indemnity in this agreement or against any obligation in the Tax Covenant.

8. Without prejudice to the obligations of the Original Members under clause 8.6 (notification of Warranty breaches):

(a)	the Original Members shall be entitled at any time prior to Completion to deliver a final letter (a Supplementary Disclosure Letter) containing further disclosures in respect of any event(s) or circumstance(s) arising after the date of this Agreement but before Completion which amounts to or is/are likely to amount to a breach of Warranty as repeated immediately prior to Completion pursuant to clause 8.5; but

(b)	for the avoidance of doubt:

(i)	no disclosures may be made otherwise than in the Disclosure Letter; and

(ii)	after the date of this agreement, no further disclosures may be made or shall be accepted whether in a Supplementary Disclosure Letter or otherwise,

of any fact, matter, event or circumstance arising on or prior to the date of this agreement); and

accordingly, the Original Members shall not be liable for any claim for a breach of Warranty pursuant to clause 8.5, if and to the extent that the event(s) or circumstance(s) arising after the date of this agreement but before Completion was/were fairly and reasonably disclosed in a Supplementary Disclosure Letter and, in relation to specific disclosures, disclosed in sufficient detail to identify the nature and scope of any matter(s) purportedly disclosed, in each case in a Supplementary Disclosure Letter and such event(s) or circumstance(s) have not arisen as a result (in whole or in part) of any act or omission of any of the Original members or any other person named in paragraph 1.2(k) of Schedule 1 .

Contingent claims

9. If any Claim is based upon a liability which is contingent only, the Original Members shall not be liable to make payment unless and until such contingent liability gives rise to an obligation to make a payment. This is without prejudice to the right of the Offeror to give notice of such claim in accordance with paragraph 1. For the avoidance of doubt, the fact that the liability may not have become an actual liability by the relevant date provided in paragraph 1 shall not exonerate the Original Members in respect of any such claim properly notified before that date.

General exclusions on liability

10. The Original Members shall not be liable for a Basic Claim if and to the extent that:

(a)	Acts of Offeror. such claim is attributable (in whole or in part) to an event, act, transaction, arrangement, default or omission (otherwise than in the ordinary course of business, or at the direction of any of the Original Members or any of their agents or representatives, or otherwise as contemplated by this agreement) occurring after Completion by or involving a member of the Offeror Group or any of its respective officers, employees or agents, except where such event, act, transaction, arrangement, default or omission by the Offeror would not have given rise to the claim if all the Warranties were true;

(b)	Legislative change, etc. such claim is attributable (in whole or in part) to, or is increased as a result of, the passing or coming into force of, or any change in, after the date of this Agreement, any law, rule, regulation, directive, or interpretation of the law by or any administrative practice of any government, governmental department, agency or regulatory body, or (for the avoidance of doubt without prejudice to Schedule 8 ) any increase in the rates of Tax or any imposition of Tax, in any such case not actually or prospectively in force at the date of this Agreement;

(c)	Change in accounting policies etc. such claim is attributable (in whole or in part) to, or is increased as a result of a change made after Completion in the method of calculation or assumptions or bases used to determine assets or liabilities (whether present, future, contingent or otherwise) of or obligations of a Group Company in respect of Group Company Plans, or the accounting policies or accounting or any Tax reporting, practice or the length of any accounting period for Tax purposes of the Offeror or a Group Company (save to the extent that any such change is made because the Group Company’s policies, practices or periods were not in compliance with law or the provisions of UK GAAP or that any such change is required in the future in order to continue to comply with law and the provisions of UK GAAP);

(d)	Consent. the matter giving rise to such claim arises (in whole or in part) from an event, act, transaction, arrangement, default or omission occurring after the date of this agreement but before Completion with the written agreement of the Offeror (except where the consequences of such event, act, transaction, arrangement, default or omission could not have been reasonably foreseen by the Offeror); or

(e)	Specific provision. the matter giving rise to such claim is specifically provided for or specifically reserved in the Completion Accounts.

Rights against third parties

11. The Original Members shall not be liable for a Basic Claim if and to the extent that the matter giving rise to such claim is an amount for which a Group Company has recovered or has been indemnified (or would have had such a right or been so entitled but for a change in law or change in the terms of its insurance after Completion) from or by any person other than a Shareholder whether under any provision of applicable law, insurance policy or otherwise net of (i) (in the case of actual recovery or indemnification) all Costs incurred by the relevant member(s) of the Offeror Group in making such recovery or exercising any such rights (including making any claim or taking proceedings) or collecting or seeking to collect under any such indemnity, and (ii) in each case any tax that was or would have been payable on any amounts so received.

Offeror’s knowledge

12. The Offeror confirms that as at the date of this Agreement it does not have any actual knowledge of a breach of Warranty.

Conduct of claims

13. Subject to paragraphs 15, 16 and 17 (below) if any member of the Offeror Group becomes aware of any claim or potential claim by a third party after the Completion Date which might result in the Offeror being entitled to make a Basic Claim or a claim pursuant to the Tax Warranties:

(a)	the Offeror shall give notice of such claim or potential claim to the Representative Shareholder as soon as reasonably practicable and shall procure that the Representative Shareholder is given all reasonable facilities to investigate any such claim or potential claim (failure to give such notice as soon as reasonably practicable shall not prevent the Offeror from making the relevant claim, but the Original Members shall not be liable to the Offeror in respect of such claim to the extent that the amount of it is increased, or is not reduced, as a result of such failure);

(b)	the Offeror shall not, and shall procure that no member of the Offeror’s Group shall, make any admission of liability, agreement or compromise with any person, body or authority in relation thereto without prior consultation with the Representative Shareholder;

(c)	the Offeror shall, and shall procure that all other members of the Offeror Group shall take reasonable steps to retain and preserve all relevant assets, documents, records and information within the power, possession or control of the Offeror Group of, or relating to a Group Company which are or are likely to be relevant in connection with any claim or potential claim for so long as any actual or prospective claim remains outstanding;

(d)	the Original Members shall at their own cost be entitled to copies of any of the documents, records and information referred to in paragraph 13(c) (above), and to photograph any premises or assets; and

(e)	upon the written request of the Representative Shareholder the sole conduct of any legal proceedings of whatsoever nature arising out of any such claim, or potential claim (3rd Party Claim) shall be delegated to the Representative Shareholder in which case the Offeror shall (and shall procure that each member of the Offeror Group shall) give to the Representative Shareholder all such assistance as the Representative Shareholder may reasonably require and shall appoint such solicitors and other professional advisers as the Representative Shareholder may nominate to act on behalf of the Offeror and/or any of the Group Companies in accordance with the instructions of the Representative Shareholder, subject, in each case, to each member of the Offeror Group being indemnified and secured by the Original Members in advance, to the Offeror’s reasonable satisfaction, against all reasonable out-of-pocket costs and expenses (including those of its legal advisers referred to above) incurred in respect of such claim.

14. Where a 3rd Party Claim is delegated to the Representative Shareholder in accordance with the preceding paragraph:

(a)	the Representative Shareholder shall keep the Offeror fully and promptly informed of the 3rd Party Claim, shall consult the Offeror on any matter which is or is likely to be material in relation to any 3rd Party Claim and shall take account of all reasonable requirements of the Offeror in relation to such 3rd Party Claim; and

(b)	the Representative Shareholder shall not make any settlement or compromise of the claim which is the subject of the 3rd Party Claim nor agree to any matter in the conduct of such 3rd Party Claim which may affect the amount of the liability in connection with such claim without the prior approval of the Offeror, such approval not to be unreasonably withheld or delayed.

Right of offeror to retain conduct

15. Notwithstanding the provisions of paragraph 13 (above) and without prejudice to the provisions of paragraph 16 (below):

(a)	the Offeror shall be entitled to elect by notice to the Representative Shareholder to retain the conduct of any claim or potential claim by a third party after the Completion Date which might (but for this paragraph 15) result in the Offeror being entitled to make a Basic Claim or a claim pursuant to the Tax Warranties provided that if the Offeror gives such notice then paragraph 13 shall not apply and the Original Members shall have no further liability in respect of the fact, matter or circumstance giving rise to such Basic Claim or claim under the Tax Warranties;

(b)	at any time after the Offeror has given notice to the Representative Shareholder pursuant to paragraph 13(a) (above), the Offeror shall be entitled by the giving of further notice (a Claim Conduct Notice) to the Representative Shareholder to take/retake control over the conduct of any claim or potential claim by a third party after the Completion Date which might (but for this paragraph 15) result in the Offeror being entitled to make a Basic Claim or a claim pursuant to the Tax Warranties provided that if the Offeror gives a Claim Conduct Notice then paragraph 13 shall (from the date of receipt of such Claim Conduct Notice) no longer apply and the liability of the Original Members shall not be increased by any act or omission of the Offeror in relation to the conduct of the defence of any such claim after the date of the Claim Conduct Notice is received; and

(c)

if at any time (for the avoidance of doubt including when a claim is first notified or at any subsequent time as a result of the development of the claim) the potential Losses of any member of the Offeror Group for or in relation to any claim that might entitle the Offeror to make a Basic Claim or a claim under the Tax Warranties against the Original Members (after taking into account any amount of the Warranty and Indemnity Escrow Amount available to meet any such Losses) exceeds the potential liability of the Original Members in relation to that claim (taking into account the amount (if any) of the Warranty and Indemnity Escrow Amount already supporting other potential claim(s) and therefore not available to support the relevant claim), the Offeror shall be entitled to elect by notice to the Representative to take/retake control over the conduct of such claim and in such cases the Offeror:

(i)	shall not, and shall procure that no member of the Offeror’s Group shall, make any admission of liability, agreement or compromise with any person, body or authority in relation thereto without prior consultation with the Representative Shareholder; and

(ii)	shall procure that all other members of the Offeror Group shall take reasonable steps to retain and preserve all relevant assets, documents, records and information within the power, possession or control of the Offeror Group of, or relating to a Group Company which are or are likely to be relevant in connection with any claim or potential claim for so long as any actual or prospective claim remains outstanding; and

the Original Members shall at their own cost be entitled to copies of any of the documents, records and information referred to in paragraph (c)(ii) (above), and to photograph any premises or assets as may be relevant in connection with such claim.

16. The provisions of paragraph 13(b) above shall not apply in respect of any such claim or potential claim if the Representative Shareholder does not notify the Offeror in writing of its intention to exercise its rights pursuant to paragraph 13 in respect of such claim within 10 Business Days of the Offeror giving notice pursuant to paragraph 13(a) above and, if the Representative Shareholder does not give notice during such period, the Offeror shall thereafter be entitled in its absolute discretion to discharge, settle, compromise, or resist any action, proceedings or claim against any member of the Offeror Group out of which the claim may arise.

17. Neither the Offeror nor any member of the Offeror Group shall be required to take any action pursuant to paragraphs 13 above or 19 below, nor refrain from taking any action in compliance with paragraphs 13 or 19, if such requested action or omission would, in the reasonable opinion of the Offeror, be materially prejudicial to the business of the Offeror or any member of the Offeror Group.

Restriction on double-recovery

18. The Offeror shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity (including pursuant to the Specific Indemnities) more than once in respect of any circumstances giving rise to any liability, loss, cost, shortfall, damage or deficiency, regardless of whether more than one claim arises in respect of it, and for this purpose recovery by the Offeror or any member of the Offeror Group or any Group Company shall be deemed to be a recovery by each of them. For the avoidance of doubt the Original Members shall have no liability for, and the Offeror shall not be entitled to recover, under the Warranties and/or the Specific Indemnities to the extent that the amount of any liability, loss, cost, shortfall, damage or deficiency has been specifically taken into account in the preparation of the Completion Accounts pursuant to Schedule 9 (Net Assets Adjustment).

Third party recoveries

19. Where the Original Members have made a payment to the Offeror in respect of, or relating to, any claim other than a Tax Claim and the Offeror or any member of the Offeror Group has a right of reimbursement against any other person (other than a Shareholder) in respect of or relating to that claim, the Offeror shall promptly notify the Representative Shareholder of that fact and provide such information as he/she may require and shall take all steps or proceedings as the Representative Shareholder may reasonably require to enforce such right subject to being promptly indemnified and secured to the Offeror’s reasonable satisfaction by the Original Members against all losses, costs, damages and expenses that are or may be thereby reasonably and properly incurred in defending such claim and, in the event that the Offeror or any member of the Offeror Group shall be reimbursed any amount, shall as soon as practicable pay to the Original Members’ Solicitors an amount equal to the amount reimbursed less any reasonable costs of recovery and any tax thereon.

Cooperation re insurance

20. If at any time after Completion any of the Original Members wish to insure all or any part of their liability in respect of Claims, the Offeror shall at the cost of the Original Members provide such information as any prospective insurer or broker may reasonably require before effecting such insurance.

Obligation to mitigate

21. The Offeror shall, and shall procure that each member of the Offeror Group shall, take all reasonable steps to avoid and/or mitigate the liability of the Original Members for a Claim. Nothing in this Schedule shall restrict or limit the Offeror’s general obligation at law to mitigate any loss or damage which it may suffer as a result of a matter giving rise to a Claim.

Escrow in relation to warranties and indemnities

22. Each of the Original Members acknowledges and agrees that the sum set opposite their name in column 6 of Schedule 4 and transferred into the Warranty and Indemnity Escrow Account on the Completion Date in accordance with clause 2 of the Escrow Agreement is held as security against the possibility of a breach of Warranty or a claim by the Offeror under any indemnity in this agreement or a claim under the Tax Covenant and that his/her proportionate liability for any such breach or claim is as set out in column 8 of Part A of Schedule 4 .

23. To the extent that prior to the Basic Claims Longstop Date:

(a)	the Offeror shall have notified the Representative Shareholder of any claim under clause 8.1 (Original Members’ warranties) or any indemnity contained in this agreement other than a claim under the Tax Covenant (a Relevant Claim); and

(b)	the amount of such Relevant Claim shall have been agreed by the Representative Shareholder and the Offeror or determined by a judgment of the Supreme Court of England and Wales,

the Offeror and the Representative Shareholder shall, unless such amount has already been paid in full, immediately upon such agreement or determination issue joint written instructions to the Escrow Agent to pay the outstanding amount of any such Relevant Claim, or such amount as is possible if the Relevant Claim exceeds the Warranty and Indemnity Escrow Amount, from the Warranty and Indemnity Escrow Account to the Offeror.

24. To the extent that prior to the Basic Claims Longstop Date any amount which the Original Members are obliged to pay in respect of a claim under the Tax Covenant is due and payable in accordance with the provisions of paragraph 8 of the Tax Covenant, the Offeror and Representative Shareholder shall, unless such amount has already been paid in full, immediately issue joint written instructions to the Escrow Agent to pay the outstanding amount of any claim, or such amount as is possible if the claim exceeds the Warranty and Indemnity Escrow Amount, from the Warranty and Indemnity Escrow Account to the Offeror.

25. Subject to paragraphs 26, 27, and 28 (below) on the Business Day next following the Basic Claims Longstop Date the Offeror and the Representative Shareholder shall issue joint written instructions to the Escrow Agent to release to the Original Members’ Solicitors the balance (if any) remaining in the Warranty and Indemnity Escrow Account on such date.

26. Subject to paragraph 29 (below) to the extent that the liability for or the quantum of a Relevant Claim notified under clause 23 (above) shall not have been agreed or determined (as described above) before the Basic Claims Longstop Date, the amount claimed, or, if the amount of the Relevant Claim exceeds the balance (if any) remaining in the Warranty and Indemnity Escrow Account, such amount of the Relevant Claim as is possible, (together with any interest thereon) (the Protected Amount) shall continue to be held in the Warranty and Indemnity Escrow Account from and including the Basic Claims Longstop Date pending agreement or determination; immediately upon such agreement or determination the Offeror and the Representative Shareholder shall issue joint written instructions to the Escrow Agent to pay the amount of the Relevant Claim, or such amount as is possible if the Relevant Claim exceeds the balance (if any) remaining in the Warranty and Indemnity Escrow Account, from the Warranty and Indemnity Escrow Account to the Offeror.

27. To the extent that either:

(a)	any amount which the Original Members are obliged to pay in respect of a claim under the Tax Covenant falls due and payable under paragraph 8 of the Tax Covenant on a date falling after the Basic Claims Longstop Date; or

(b)	any amount which should have been paid to the Offeror under paragraph 24 (above) has not been paid for any reason,

either being a Relevant Tax Claim,

the amount of the Relevant Tax Claim, or, if the amount of the Relevant Tax Claim exceeds the balance (if any) remaining in the Warranty and Indemnity Escrow Account, such amount of Relevant Tax Claim as is possible (the Protected Tax Amount) shall continue to be held in the Warranty and Indemnity Escrow Account from and including the Basic Claims Longstop Date until the date that such amount becomes payable under paragraph 8 of the Tax Covenant. Either (i) in the case of a Relevant Tax Claim under sub-paragraph (a), immediately upon such amount becoming payable under paragraph 8 of the Tax Covenant, or (ii) in the case of a Relevant Tax Claim under sub-paragraph (b) which has already become due and payable under paragraph 8 of the Tax Covenant, immediately, the Offeror and the Representative Shareholder shall issue joint written instructions to the Escrow Agent to pay the amount of the Relevant Tax Claim, or such amount as is possible if the Relevant Tax Claim exceeds the balance (if any) remaining in the Warranty and Indemnity Escrow Account, from the Warranty and Indemnity Escrow Account to the Offeror.

28. Immediately after all such Relevant Claims have been so agreed or determined and paid (in accordance withparagraph 23 (above) and all Relevant Tax Claims have been paid in accordance with paragraph 27 (above), the balance (if any) remaining in the Warranty and Indemnity Escrow Account (and not, immediately after such payments, required to be held against any other Relevant Claims and/or any Relevant Tax Claims) shall be paid to the Original Members.

29. If:

(a)	within ten (10) Business Days of the Basic Claims Longstop Date the Representative Shareholder notifies the Offeror in writing that it does not agree that there should be maintained in the Warranty and Indemnity Escrow Account an amount in respect of a Relevant Claim; and

(b)	the Protected Amount in respect of such Relevant Claim is in excess of £50,000,

then the question as to whether a bona fide cause of action exists in relation to the Relevant Claim shall (subject to paragraph 30 below) be referred, on the joint application of the Offeror and the Representative Shareholder, to Counsel (or such other expert as the Offeror and the Representative Shareholder may agree) (in this paragraph 29, the Expert) or, failing agreement, to an expert to be selected by CEDR (in this paragraph 29, the Independent Expert); and if the Expert or the Independent Expert (as the case may be) advises that a bona fide cause of action:

(c)	exists, then the Protected Amount shall be maintained in the Warranty and Indemnity Escrow Account pending agreement or determination of the same in accordance with paragraph 23 (above); or

(d)	does not exist, then the Offeror and the Representative Shareholder shall issue joint written instructions to the Escrow Agent to release the Protected Amount (provided that it is not otherwise required to cover any other Relevant Claim or a Relevant Tax Claim) to the Original Members in accordance with paragraph 26 (above).

30. In connection with any reference of a Relevant Claim to an Expert or Independent Expert for adjudication as to whether a bona fide claim exists or does not exist:

(a)	the Offeror shall be responsible for the costs of its professional advisers;

(b)	the Original Members shall be responsible for the costs of their professional advisers; and

(c)	the fees and expenses of the Expert or the Independent Expert shall be shared equally between the Original Members on the one hand and the Offeror on the other and it shall be a condition to the making of the joint application pursuant to paragraph 29 above that the Original Members shall provide security to the satisfaction of the Offeror of an amount equal to one half of the amount of the Expert or Independent Expert’s estimated costs in connection with its determination.

31. To the extent that after the Basic Claims Longstop Date any amount which the Original Members are obliged to pay in respect of a claim under the Tax Covenant is due and payable in accordance with the provisions of paragraph 8 of the Tax Covenant, and payment of such amount has not been made to the Offeror out of the Warranty and Indemnity Escrow Account pursuant to paragraph 27 (above), then each Original Member shall pay such percentage of that amount as is set opposite their name in column 8 of Schedule 4 of this Agreement to the Offeror on the date when that amount becomes due and payable in accordance with the provisions of paragraph 8 of the Tax Covenant.

32. To the extent that after the Basic Claims Longstop Date:

(a)	the Offeror shall have notified the Representative Shareholder of a claim under any Tax Warranty (a Relevant Tax Warranty Claim); and

(b)	the amount of such Relevant Tax Warranty Claim shall have been agreed by the Representative Shareholder and the Offeror or determined by a judgment of the Supreme Court of England and Wales,

then each Original Member shall immediately upon such agreement or determination pay such percentage of the agreed or determined amount of the Relevant Tax Warranty Claim as is set opposite their name in column 8 of Part A of Schedule 4 of this agreement to the Offeror.

33. The Protected Amount shall (provided that it is not otherwise required to cover any other Relevant Claim), be released to the Original Members in accordance with paragraph 25 (above) on the expiry of the period of one year commencing on the Basic Claims Longstop Date unless (i) by then legal proceedings in respect of that

Relevant Claim shall have been issued and served upon the Original Members or (ii) such amount is required to be held against any other Relevant Claim, in which case the Protected Amount shall be maintained in the Warranty and Indemnity Escrow Account pending determination of the same in accordance with paragraph 23(b) (above).

SCHEDULE 7

PROPERTIES

[See attached Schedule]

SCHEDULE 8

TAX COVENANT

1.	INTERPRETATION

1.1 In this Schedule, the following definitions shall have the following meanings:

event includes the death or the winding up or dissolution of any person, and any act, transaction or omission whatsoever, and any reference to an event occurring on or before a particular date shall include events which for tax purposes are deemed to have, or are treated or regarded as having, occurred on or before that date;

Offeror’s Group means the Offeror and any other company or companies which either are or become after Completion, or have within the six years ending at Completion been, treated as members of the same group as, or otherwise connected or associated in any way with, the Offeror for any tax purpose;

Offeror’s relief means:

(a)	any relief arising to the Company or any Subsidiary in respect of an event occurring or period ending on or before Completion which was taken into account in computing the provision for deferred tax in the Completion Accounts or in eliminating such provision, or was included as an asset or otherwise taken into account in the Completion Accounts;

(b)	any relief arising to the Company or any Subsidiary in respect of an event occurring or period ending after Completion; and

(c)	any relief arising to any member of the Offeror’s Group (other than the Company or any Subsidiary);

relief includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set off in respect of any tax or relevant to the computation of any income, profits or gains for the purposes of any tax, or any repayment of or saving of tax (including any repayment supplement or interest in respect of tax), and:

(a)	any reference to the use or set off of relief shall be construed accordingly and shall include use or set off in part; and

(b)	any reference to the loss of a relief shall include the absence, non existence or cancellation of any such relief, or to such relief being available only in a reduced amount;

tax includes (a) taxes on gross or net income, profits and gains, (b) all other taxes of any nature and (c) levies, duties, imposts, charges and withholdings in the nature of tax, including any excise, value added, sales, transfer and payroll taxes and any national insurance or social security contributions, and any payment whatsoever which the relevant person may be or become bound to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person;

tax authority means any taxing or other authority (whether within or outside the United Kingdom) competent to impose any tax liability;

tax claim means:

(a)	the issue of any notice, demand, assessment, letter or other document by or on behalf of any tax authority or the imposition of any withholding of or on account of tax; or

(b)	the preparation or submission of any notice, return, assessment, letter or other document by the Offeror, the Company, any Subsidiary, or any other person,

from which it appears that a tax liability has been incurred by or will be imposed on the Company or any Subsidiary; and

tax liability means both a liability of the Company or any Subsidiary to make or suffer an actual payment of tax (or an amount in respect of tax) and also:

(a)	the loss of any relief falling within paragraph (a) of the definition of Offeror’s relief; and

(b)	the use or set off of any Offeror’s relief in circumstances where, but for such use or set off, the Company or any Subsidiary would have had an actual tax liability in respect of which the Offeror would have been able to make a claim against the Original Members under this Schedule, and, where paragraph (a) or (b) above applies, the amount that is to be treated for the purposes of this Schedule as a tax liability of the Company or the Subsidiary shall be determined as follows:

(i)	where the relief that is the subject of the loss or which is used or set off as mentioned in those paragraphs is a deduction from or offset against tax, the tax liability shall be the amount of that relief so lost, used or set off;

(ii)	where the relief that is the subject of the loss or which is used or set off as mentioned in those paragraphs is a deduction from or offset against income, profits or gains, the tax liability shall be, in the case of a relief which is used or set off, the amount of tax saved thereby and, in the case of a relief which is lost, the amount of tax which but for such loss would have been saved by virtue of the relief so lost, ignoring for this purpose the effect of reliefs (other than deductions in computing profits for the purpose of tax) arising in respect of an event occurring or period ending after Completion; and

(iii)	where the relief that is the subject of the loss or setting off is a repayment of tax, the tax liability shall be the amount of the repayment that would have been obtained but for the loss, use or setting off.

1.2 Any reference to income, profits or gains earned, accrued or received on or before a particular date or in respect of a particular period shall include income, profits or gains which for tax purposes are deemed to have been or are treated or regarded as earned, accrued or received on or before that date or in respect of that period.

1.3 Any reference to an event occurring on or before Completion shall be deemed to include a series or combination of events the first of which occurred on or before Completion (but only to the extent that the event occurring on or before Completion was not in the ordinary course of business of the Company and the event(s) occurring after Completion is/are in the ordinary course of business of the Company).

1.4 Any reference to something occurring in the ordinary course of business will, without prejudice to the generality thereof, be deemed not to include:

(a)	anything which involves, or leads directly or indirectly to, any liability of the Company to tax that is the primary liability of, or properly attributable to, or due from another person (other than a member of the Offeror’s Group) or is the liability of the Company only because some other person, other than a member of the Offeror’s Group, has failed to pay it or is the liability of the Company because it has elected to be regarded as taxable or liable or to be regarded as having made a disposal;

(b)	anything which relates to or involves the acquisition or disposal of an asset or the supply of services (including the lending of money, or the hiring or leasing of tangible or intangible property) in a transaction which is not entered into on arm’s length terms;

(c)	anything which relates to or involves the making of a distribution for tax purposes, the creation, cancellation or re-organisation of share or loan capital, the creation, cancellation or repayment of any intra-group debt or the Company becoming or ceasing or being treated as ceasing to be a member of a group of companies or as becoming or ceasing to be associated or connected with any other company for any tax purpose;

(d)	anything which relates to a transaction or arrangement which includes, or a series of transactions or arrangements which includes, any step or steps having no commercial or business purpose apart from the reduction, avoidance or deferral of a tax liability, and any tax arising under Part XVII Taxes Act;

(e)	anything that gives rise to a tax liability on deemed (as opposed to actual) profits or to the extent that it gives rise to a tax liability on an amount of profits greater than the difference between the sale proceeds of an asset and the amount attributable to that asset in the Accounts or, in the case of an asset acquired since the Accounts Date, the cost of that asset;

(f)	anything which involves, or leads directly or indirectly to, a change of residence of the Company for tax purposes;

(g)	any failure by the Company to deduct, charge, recover or account for tax;

(h)	the acquisition or disposal of a capital asset.

1.5 Any stamp duty which is charged or chargeable on any document executed prior to Completion which is necessary to establish the title of the Company or any Subsidiary to any asset or in the enforcement or production of which the Company or any Subsidiary is interested shall be deemed, together with any interest, fines or penalties relating to such stamp duty, to be a liability of the Company or the relevant Subsidiary to make an actual payment of tax.

1.6 The rule known as the ejusdem generis rule shall not apply and accordingly:

(a)	general words shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(b)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.7 In this Schedule, unless the context otherwise requires:

(a)	references to persons include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(b)	the headings are inserted for convenience only and do not affect the construction of this Schedule;

(c)	references to one gender include all genders;

(d)	any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re enacted;

(e)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept is, in respect of any jurisdiction other than England, deemed to include the legal concept or term which most nearly approximates in that jurisdiction to the English legal term.

1.8 All payments made by the Original Members to the Offeror or by the Offeror to the Representative Shareholder under this Schedule, other than payments of interest, shall so far as possible be made by way of adjustment to the consideration for the sale of the Shares.

2.	COVENANT TO PAY

The Original Members hereby severally covenant with the Offeror (for itself and as trustee for its successors in title) to pay to the Offeror an amount equivalent to:

2.1 any tax liability arising in respect of, by reference to or in consequence of:

(a)	any income, profits or gains earned, accrued or received on or before Completion; and

(b)	any event which occurs or occurred on or before Completion.

(c)	any failure to discharge or default in discharging any of the Original Member’s obligations under paragraph 10 where such tax liability comprises interest or penalties;

2.2 any tax or any amount on account of tax which the Company or any Subsidiary, or any other member of the Offeror’s Group, is required to pay as a result of a failure by any of the Original Members or any person connected with any of the Original Members to discharge that tax and any other tax liability which is properly attributable to any member of the Retained Group;

2.3 any Costs reasonably and properly suffered or incurred by the Company or any Subsidiary as a result of, or in connection with, any claim being made against the Company or any Subsidiary in respect of or relating to tax under the terms of any agreement for the sale and purchase of shares or a business or part of a business entered into by the Company or any Subsidiary prior to Completion; and

2.4 any liability of any member of the Offeror’s Group to pay or account for tax to the extent that such liability arises in respect of a failure to make deductions of PAYE or employee National Insurance Contributions arising in respect of, by reference to or in consequence of, the Deferred Consideration.

3.	EXCLUSIONS AND LIMITATIONS

3.1 The covenant contained in paragraph 2.1 shall not apply and the Offeror shall have no claim against the Original Members to the extent that:

(a)	provision in respect of that tax liability has been made in the Completion Accounts, or the tax liability was paid or discharged before Completion; or

(b)	the tax liability arises or is increased as a result only of any increase in rates of tax which is announced and comes into force after Completion with retrospective effect or of any change in law or change in the interpretation or application of law by a court or tax authority or any change or withdrawal by a tax authority of any published practice or concession which is announced and comes into force after Completion with retrospective effect or any change in the basis upon which the Accounts of the Company are prepared or any change in the accounting policy or practice of the Company made after Completion with retrospective effect other than to conform to generally accepted accounting policies or practice then current; or

(c)	the tax liability would not have arisen but for a voluntary transaction, action or omission carried out or effected by the Company or the Subsidiary concerned at any time after Completion, except that this exclusion shall not apply where any such transaction, action or omission:

(i)	is carried out or effected pursuant to a legally binding commitment created on or before Completion, or which for some other reason could not reasonably have been avoided;

(ii)	is carried out or effected in the ordinary course of business; or

(iii)	(without prejudice to paragraphs 3(c)(i) and 3(c)(ii)) is carried out in circumstances where the Offeror did not know and (on the basis of the information actually supplied in writing by the Original Member to the Offeror prior to Completion) could not reasonably be expected to know it would or might give rise to the tax liability in question; or

(d)	the tax liability comprises interest or penalties arising by virtue of an underpayment of tax prior to Completion, insofar as such underpayment would not have been an underpayment but for a bona fide estimate made prior to Completion of the amount of income, profits or gains to be earned, accrued or received after Completion proving to be incorrect, or but for any other event or events occurring after Completion; or

(e)	such tax liability arises as a result of the Company or any Subsidiary failing to submit the returns and computations required to be made by them or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion and otherwise than as a result of any default or failure of the Original Members in carrying out, or in failing to carry out, the Original Members’ obligations under paragraph 10; or

(f)	the tax liability would not have arisen but for:

(i)	the making of a claim, election, surrender or disclaimer, the giving of a notice or consent, or the doing of any other thing under the provisions of any enactment or regulation relating to tax, in each case after Completion and by the Offeror, the Company, any Subsidiary or any person connected with any of them; or

(ii)	the failure or omission on the part of the Company or any Subsidiary after Completion to make any such valid claim, election, surrender or disclaimer, or to give any such notice or consent or to do any other such thing, in circumstances where the making, giving or doing of which was taken into account in the preparation of the Completion Accounts and details of which are given to the Offeror in reasonable time; or

(g)	the tax liability is a liability to tax comprising interest, penalties, charges or costs in so far as attributable to the unreasonable delay or default of the Offeror, the Company or any Subsidiary after Completion; or

(h)	the tax liability in question is a liability to stamp duty or stamp duty reserve tax (or any interest, fine, charge or penalty relating thereto) arising in respect of this agreement; or

(i)	any relief (other than a Offeror’s relief) is available to the Company or any Subsidiary to set against or otherwise reduce the amount of that tax liability; or

(j)	the tax liability would not have arisen but for the provisions of section 768 Taxes Act where the application of the section is due to a major change in the nature or conduct of a trade or business carried on by the Company at Completion, being a change occurring on or after Completion; or

(k)	the tax liability would not have arisen but for an event occurring before or after Completion at the request or direction of, or with the acquiescence or consent of, a member of the Offeror’s Group (which, for the purposes of this paragraph 3(l), includes the Company and the Subsidiaries only after Completion) or an authorised representative or professional adviser of a member of the Offeror’s Group.

3.2 The provisions in paragraphs 1(a), 4, 5, 6, 9, 18, 20, 21 of Schedule 6 of this agreement shall apply to this Schedule as if set out in full herein.

3.3 The provisions of paragraph 3.1 shall also operate to limit or reduce the liability of the Original Members in respect of claims under the Tax Warranties and any other Warranty insofar as it relates to tax.

4.	COSTS AND EXPENSES

The covenant contained in this Schedule shall extend to all costs and expenses reasonably and properly incurred by the Offeror, the Company or any of the Subsidiaries in connection with a claim under this Schedule or in connection with the subject matter of any such claim, including in connection with any action taken as referred to in paragraph 7 and any satisfaction or settlement of a tax liability in accordance with that paragraph.

5.	WITHHOLDINGS/DEDUCTIONS FROM COVENANT PAYMENTS

5.1 All sums payable by the Original Members under this Schedule shall be paid without set-off or counterclaim.

5.2 All sums payable by the Original Members under this Schedule shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Original Members agree to pay such additional amount or amounts as shall in aggregate be required to ensure that the net amount received by the Offeror under this Schedule will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

6.	TAX ON COVENANT PAYMENTS

6.1 If any tax authority brings into charge to tax any sum paid to the Offeror under this Schedule (including in circumstances where any relief is available in respect of such charge to tax), then the Original Members agree to pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount (or that would be so chargeable but for such relief), is equal to the amount that would otherwise be payable under this Schedule provided that if the amount payable by the Original Members is subject to tax solely as a result of the Offeror assigning the benefit of this agreement to a third party (including another company within the Offeror’s Group) then this paragraph 6.1 shall have no effect.

6.2 Paragraph 6.1 shall apply in respect of any amount deducted or withheld as contemplated by paragraph 5.2 as it applies to sums paid to the Offeror, save to the extent that in computing the tax chargeable the Offeror is able to obtain a credit for the amount deducted or withheld.

7.	NOTIFICATION OF CLAIMS AND CONDUCT OF DISPUTES

7.1 If the Offeror becomes aware of any tax claim relevant for the purposes of this Schedule, the Offeror shall give, or shall procure that notice of that tax claim is given to the Representative Shareholder in writing as soon as reasonably practicable and, if possible, not later than ten (10) Business Days prior to the expiry of any time limit for appeal but in any event not more than twenty (20) Business Days after becoming aware of any such tax claim, and in any event before the Tax Claims Longstop Date, and shall (subject to paragraphs 7.2 and 7.3) take (or shall procure that the Company or the relevant Subsidiary shall take) such action as the Representative Shareholder may reasonably request, at the cost and expense of the Original Members, to dispute, resist, appeal, compromise or defend the tax claim and any adjudication in respect thereof.

7.2 The Offeror shall not be required to take any action pursuant to paragraph 7.1:

(a)	unless the Offeror and the Company or Subsidiary concerned is each promptly indemnified and secured to the Offeror’s reasonable satisfaction by the Representative Shareholder against all losses, costs, damages and expenses that are or may be thereby reasonably and properly incurred; or

(b)	if, in the Offeror’s reasonable opinion, the action is likely to affect adversely either the future liability of the Offeror, the Company or the Subsidiary concerned to tax; or

(c)	which involves contesting any tax claim before any court or other appellate body unless the Representative Shareholder has been advised by tax Counsel of at least 3 years’ call, after disclosure of all relevant information and documents, that it is reasonable to take the action requested by the Representative Shareholder.

7.3 If the Representative Shareholder does not request the Offeror to take any appropriate action within fifteen Business Days of notice to the Representative

Shareholder, or no action is required to be taken by virtue of any of the provisions of paragraph 7.2, the Offeror shall be free to satisfy or settle (or to allow the Company or the Subsidiary concerned to satisfy or settle) the relevant tax liability on such terms as it may in its absolute discretion think fit.

8.	DUE DATE OF PAYMENT AND INTEREST

8.1 Where a claim under this Schedule relates to a liability to make or suffer an actual payment or increased payment of tax or an amount in respect thereof, the Original Members agree to pay to the Offeror the amount claimed under this Schedule in respect thereof on or before the date which is the later of the date ten Business Days after demand is made therefor under this Schedule and the fifth Business Day prior to:

(a)	in the case of tax in respect of which there is no provision for payment by instalments, the latest date on which the tax in question can be paid to the relevant tax authority in order to avoid a liability to interest or penalties accruing; or

(b)	in the case of tax in respect of which there is provision for payment by instalments, each date on which an instalment of such tax becomes payable (and so that on each such date an appropriate proportion of the amount claimed shall be paid, such proportion to be notified by the Offeror to the Original Members at least five Business Days prior to each such date).

Provided that, if the date on which tax to which this paragraph applies can be recovered is deferred following application to the appropriate authority and the Original Members indemnify the Offeror, the Company and the Subsidiary concerned to the Offeror’s reasonable satisfaction in accordance with paragraph 7.2, the date for payment by the Original Members shall be the earlier of the date on which the tax becomes recoverable by the relevant tax authority (notwithstanding any initial deferral) and such date when the amount of tax is finally and conclusively determined. For this purpose, an amount of tax shall be deemed to be finally determined when, in respect of such amount, an agreement under section 54 of the Taxes Management Act 1970 or any legislative provision corresponding to that section is made, or a decision of a court or tribunal is given or any binding agreement or determination is made from which either no appeal lies or in respect of which no appeal is made within the prescribed time limit.

8.2 Where a claim under this Schedule relates to the loss or set off of a repayment of tax, the Original Members agree to pay to the Offeror the amount claimed under this Schedule in respect thereof on or before the date which is the later of the date ten Business Days after demand is made therefor under this Schedule and the date when such repayment would have been due were it not for such loss or setting off.

8.3 Where a claim under this Schedule relates to the loss, use or set off of any relief other than a repayment of tax, the Original Members agree on a several basis to pay to the Offeror the amount claimed under this Schedule in respect thereof on or before the date which is the later of the date ten Business Days after demand is made therefor under this Schedule, and:

(a)	in the case of a relief which is used or set off, the date or dates referred to in paragraph 8.1(a) or 8.1(b) that would have applied to the tax saved by the use or set off of the relief if that tax had been payable; or

(b)	in the case of a relief which is lost, the date or dates referred to in paragraph 8.1(a) or 8.1(b) that apply to the tax which but for such loss would have been saved by virtue of such relief, ignoring for this purpose the effect of reliefs (other than deductions in computing profits for the purposes of tax) arising in respect of an event occurring or period ending after Completion.

8.4 Where a claim under this Schedule relates to Costs of the type referred to in paragraph 2.3 above, the Original Members agree on a several basis to pay to the Offeror the amount claimed under this Schedule in respect thereof on or before the date which is the later of the date ten Business after demand is made therefor under this Schedule and the fifth Business Day prior to the date when the Company or Subsidiary concerned becomes liable to pay or incur such Costs under the relevant sale and purchase agreement.

8.5 Paragraphs 8.1, 8.2, 8.3 and 8.4 shall apply to any additional amount payable under paragraphs 4, 5 and 6 so that such amount shall be paid on the later of the date ten Business Days after demand is made therefor by or on behalf of the claimant and such other date or dates determined under paragraphs 8.1, 8.2, 8.3 and 8.4 in relation to the tax, relief or Costs to which the claim under paragraph 2 in respect of which such additional amount is due, relates.

8.6 Any sum not paid by the Original Members on the due date for payment specified in this paragraph 8 shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of 2 per cent. per annum over the base rate of The Royal Bank of Scotland plc (or in the absence of such rate at such similar rate as the Offeror shall select) from the due date to and including the day of actual payment of such sum. Such interest shall be paid as soon as reasonably practicable on the demand of the Offeror.

8.7 Any payment due from the Original Members under this Clause 8 shall be satisfied in accordance with the provisions in paragraphs 24, 27 and 31 of Schedule 6 of this agreement.

9.	RECOVERY FROM THIRD PARTIES

9.1 If any payment is made by the Original Members under this Schedule in full discharge of a liability which arises under this Schedule in respect of a tax liability or if any payment is made by the Original Members in respect of a tax liability which gives rise to a claim under the Tax Warranties or any other Warranty insofar as it relates to tax and the Offeror, the Company or the Subsidiary concerned subsequently receives or is entitled to recover or obtain from any person (other than the Offeror, the Company or the Subsidiary concerned or any person connected with any of them) a payment or relief in respect of the tax liability in question (which payment or relief is received by virtue of a legal right), the Offeror shall:

9.1.1	notify the Representative Shareholder of that fact as soon as reasonably practicable and shall if so required by the Representative

Shareholder, take (or shall procure that the Company or the relevant Subsidiary shall take) such action as the Representative Shareholder may reasonably in writing request to enforce such recovery or to obtain such payment or relief; and

9.1.2	if the Offeror or the Company or the relevant Subsidiary receives or obtains a payment or relief in respect of the tax liability in question, pay to the Representative Shareholder an amount equal to the amount received or the amount that the Offeror, the Company or the Subsidiary concerned will save by virtue of the receipt of the relief (less the amount of all costs and expenses reasonably incurred in obtaining such payment or relief and net of any tax payable on the amount received or that would have been payable but for the use or set off of any Offeror’s relief) to the extent that the payment to the Original Members does not exceed the payment originally made by the Original Members (net of any tax suffered thereon), and to the extent that the right to such payment or relief is not prejudiced thereby.

9.2 Any payment required to be made by the Offeror pursuant to paragraph 9.1 above shall be made in a case where the Offeror or Company or relevant Subsidiary receives a payment, within five Business Days of the receipt thereof.

9.3 Where the Offeror, the Company or the Subsidiary concerned receives a relief, as referred to in paragraph 9.1, a payment shall not be made to the Representative Shareholder before the date on which the tax that would have been payable but for the relief would have become recoverable by the appropriate tax authority, and shall not be made to the extent that, but for the use of such relief, the Company or Subsidiary concerned would have had an actual tax liability in respect of which the Offeror would have been able to make a claim against the Original Members under this Schedule or would have been able to do so but for Schedule 6 (Limitations on Liability).

10.	MANAGEMENT OF PRE-COMPLETION TAX AFFAIRS

Interpretation

10.1 In this paragraph 10:

accounting period means any period by reference to which any income, profits or gains, or any other amounts relevant for the purposes of tax, are measured or determined;

pre Completion tax affairs means the tax affairs of the Company and the Subsidiaries insofar as these relate to any accounting period ending on or before Completion;

Straddle Period means any accounting period commencing prior to Completion and ending after Completion;

tax documents means the tax returns, claims and other documents which the Original Members are required to prepare on behalf of the Company and the Subsidiaries pursuant to this paragraph 10;

tax return means any return required to be made to any tax authority of income, profits or gains or of any other amounts or information relevant for the purposes of tax, including any related accounts, computations and attachments; and

time limit means the latest date on which a tax document can be executed or delivered to a relevant tax authority either without incurring interest or a penalty, or in order to ensure that such tax document is effective.

Obligations of the Offeror

10.2 Subject to and in accordance with the provisions of this paragraph with effect from Completion and to the extent that such matters remain outstanding at Completion the Offeror or its duly authorised agents shall have sole conduct of all tax affairs of the Company and each of the Subsidiaries and shall be entitled to deal with such tax affairs in any way which it, in its absolute discretion considers fit.

10.3 In respect of any accounting period ending on or before Completion except with the Representative Shareholder’s written consent, the Offeror shall not, and shall procure that its duly authorised agents do not, prepare any tax document (or any similar document relating to the tax affairs of the Company or any of the Subsidiaries) which comprises or includes a claim, election, surrender, disclaimer, notice or consent, or withdraw any such item unless the making, giving or withdrawal of it (as the case may be) either has been taken into account in preparing the Completion Accounts, or could not have any adverse effect on the liability to tax of the Company or any of the Subsidiaries in respect of pre-Completion tax affairs.

10.4 The Offeror shall procure that:

(a)	the Company and Subsidiaries provide to the Representative Shareholder all tax returns relating to pre-Completion tax affairs or to the Straddle Period no later than 20 Business Days before the date on which such tax returns are required to be filed with the appropriate tax authority without incurring interest or penalties and shall further procure that the Company and Subsidiaries shall take the Representative Shareholder’s reasonable comments into account before those tax returns are submitted to the appropriate tax authority;

(b)	in respect of any accounting period ending on or before Completion and any Straddle Period, that the tax returns of the Company and each Subsidiary shall be prepared on a basis which is consistent with the manner in which previously submitted tax returns of the Company and Subsidiaries were prepared for accounting periods ending prior to Completion;

(c)	the Representative Shareholder is kept fully informed of the progress of all matters relating to the pre Completion tax affairs;

(d)	the Representative Shareholder promptly receives copies of all written correspondence with any tax authority insofar as it is relevant to the pre Completion tax affairs;

(e)	no tax document is submitted to any tax authority which is not, so far as the Representative Shareholder is aware, complete, true and accurate in all respects, and not misleading; and

(f)	no Material Correspondence is submitted to, or any Material Agreement reached with, any tax authority without the prior approval of the Representative Shareholder (such approval not to be unreasonably withheld or delayed).

For the purposes of sub paragraph 10.4(f) above, Material Correspondence and Material Agreements are tax documents, other correspondence and agreements which the Representative Shareholder considers or ought reasonably to consider may be of material importance to the Original Members as regards either the relationship with the tax authority concerned in respect of any pre-Completion tax affairs or the liability to tax of the Company or any of the Subsidiaries in respect of any pre-Completion tax affairs.

10.5 Without prejudice to any liability of the Original Members pursuant to this Schedule 12 or any other liability of the Original Members under this agreement, the Offeror agrees to devote reasonable resources to dealing with pre Completion tax affairs, and shall use reasonable endeavours to ensure that they are finalised by 31 December 2005.

Obligations of the Original Members

10.6 The Original Members and their duly authorised agents shall provide such assistance as the Offeror and its duly authorised agents shall reasonably request in discharging their obligations under this paragraph 10, including (without prejudice to the generality of the foregoing) ensuring that:

(a)	all books, accounts, records and written advice under the control of the Original Members relating to the tax affairs of the Company and/or the Subsidiaries are left in the possession of the Company and/or the Subsidiaries on Completion; and

(b)	the Offeror is sent a copy of any communication received by the Original Members or their duly authorised agents from any tax authority insofar as it relates to the tax affairs of the Company and/or the Subsidiaries.

11.	OVERPROVISIONS

11.1 The Representative Shareholder may, at its request and expense, require the auditors for the time being of the Company to certify (applying the accounting policies, principles and practices adopted in relation to the preparation of the Completion Statement) that any provision for tax in the Completion Accounts (excluding any provision for deferred tax) has proved to be an over-provision (Overprovision). For the avoidance of doubt there shall be ignored for the purposes of this paragraph the effect of any change in law made or action taken by the Offeror or the Company after Completion or any relief arising after Completion.

11.2 Subject to paragraph 11.4 below

(a)	any Overprovision shall first be set off against any payment then due from the Representative Shareholder under this Schedule; and

(b)	to the extent there is an excess, a refund shall be made to the Representative Shareholder of any previous payment or payments made by the Representative Shareholder under this Schedule (and not previously refunded under this Schedule) up to the amount of the excess; and

(c)	to the extent that the excess referred to in paragraph 11.2(b) is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Representative Shareholder under this Schedule.

11.3 Either the Representative Shareholder or the Offeror may, at its expense, require any certificate produced in accordance with paragraph 11.1 above to be reviewed by the auditors for the time being of the Company in the event that there are relevant circumstances or facts of which it was not aware, and which were not taken into account, at the time such certificate was produced, and to certify whether the certificate remains correct or whether it should be amended.

11.4 If, following a request under paragraph 11.3, the certificate is amended, the revised amount of the Overprovision shall be substituted for the purposes of paragraph 11.2, and any adjusting payment that is required shall be made forthwith.

SCHEDULE 9

NET ASSETS ADJUSTMENT

Part A : Interpretation

In this Schedule 9 :

Accounts means:

in relation to any financial year of each Group Company:

(a)	the audited balance sheet of the Company (and, where relevant, the audited consolidated balance sheet of the Company and its subsidiary undertakings) as at the Accounts Date in respect of that financial year;

(b)	the audited profit and loss account of the Company (and, where relevant, the audited consolidated profit and loss account of the Company and its subsidiary undertakings) as at the Accounts Date in respect of that financial year; and

(c)	the audited cash flow statement of the Company (and, where relevant, the audited cash flow statement of the Company and its subsidiary undertakings) as at the Accounts Date in respect of that financial year.

Together with the notes to the Accounts.

Accounting Principles means the use of accounting principles, policies, treatments, practices and categorisations consistent with those used in the preparation of the Last Accounts;

BBS means the aggregate staff-related bonus payable to the employees of all of the Group Companies;

Completion Accounts means the consolidated balance sheet of the Company and the Subsidiaries as at the Completion Date calculated in accordance with the provisions of this Schedule 9 ;

Expert means a partner of at least 10 years’ qualified experience at Deloitte & Touche or if such firm is unable or unwilling to act, an independent firm of chartered accountants agreed between the parties, or, in default of agreement within 5 Business Days of one of the parties seeking the appointment of an Expert, selected by the President for the time being of the Institute of Chartered Accountants at the request of one of the parties;

Guaranteed Net Assets means £20,127,000 being the shareholder funds figure as shown in the balance sheet of the Group as at 31 December 2003 and included as Annex 10 to the Disclosure Letter;

Final Net Assets means the Net Assets as at Completion, as agreed, deemed agreed or determined in accordance with this Schedule 9;

Net Assets means the amount by which (i) the consolidated assets of the Group Companies, net of reserves exceed, on the Completion Date, (ii) the consolidated liabilities of the Group Companies, in each case as calculated in accordance with this Schedule 9 ;

PRB means the aggregate profit related bonus payable to the Original Members; and

UK GAAP means all Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issues Taskforce Abstracts issued or adopted by the Accounting Standards Board and for which application is mandatory for periods ending on or before Completion.

Part B : General Requirements and Process

Offeror to prepare first draft

1. The Offeror shall after Completion and with the full co-operation of the Representative Shareholder prepare draft Completion Accounts, in the format set out in Part E of this Schedule 9 together with a proposed figure for Final Net Assets.

2. The Offeror shall, by no later than ninety (90) days after Completion, deliver the draft Completion Accounts including a proposed figure for Final Net Assets to the Representative Shareholder and PricewaterhouseCoopers.

Representative Shareholder to review

3. The Representative Shareholder shall notify the Offeror in writing within forty five (45) days (the Review Period) after receipt whether or not the Representative Shareholder accepts that the draft Completion Accounts (including the proposed figure for Final Net Assets) has been prepared in accordance with the provisions of this Schedule 9 .

4. Any notice indicating that the Representative Shareholder is not prepared to accept that the draft Completion Accounts (including the proposed figure for Final Net Assets) has been prepared in accordance with the provisions of this Schedule 9 (a Dispute Notice) shall only be valid for the purposes of this agreement if it sets out in detail its reasons for such non-acceptance and specifying the adjustments (each such adjustment being for an amount of £25,000 or more) which, in the Representative Shareholder’s opinion, should be made to the draft Completion Accounts (if any) and to be made to the proposed figure for Final Net Assets in order to comply with the requirements of this Schedule 9 . Ultimately the validity of any such notice from the Representative Shareholder shall be a matter for determination by the Independent Firm (as defined in paragraph 8 (below)).

5. Except for the matters specifically set out in such notice, the Representative Shareholder shall be deemed to accept in full the draft Completion Accounts (including the proposed figure for Final Net Assets).

6. If the Representative Shareholder notifies the Offeror before the end of the Review Period by way of service of a valid Dispute Notice that it is not prepared to accept that the draft Completion Accounts and/or the proposed figure for Final Net Assets has been prepared in accordance with this Schedule 9 then the Representative Shareholder and the Offeror shall use all reasonable endeavours (in conjunction with Offeror’s Accountants and PricewaterhouseCoopers (i) to meet and discuss the objections of the Representative Shareholder and (ii) to reach agreement upon the adjustments (if any) required to be made to the draft Completion Accounts and/or the proposed figure for Final Net Assets, within a period of fifteen (15) days after receipt of the Representative Shareholder’s notification under paragraph 3 of Part B of this Schedule 9 .

Agreement or deemed agreement

7. If the Representative Shareholder is satisfied with the draft Completion Accounts and the proposed figure for Final Net Assets (either as originally submitted or after adjustments agreed between the Representative Shareholder and the Offeror pursuant to paragraph 6 of this Part) or if the Representative Shareholder fails to give a valid notification to the Offeror of its non-acceptance of the draft Completion Accounts and/or (as the case may be) the proposed figure for Final Net Assets before the end of the Review Period, then:

(a)	the draft Completion Accounts (incorporating any agreed adjustments) shall constitute the Completion Accounts for the purposes of this agreement;

(b)	the proposed figure for the Final Net Assets shall be the Final Net Assets for the purposes of this agreement.

Failure to agree: expert determination

8. If the Representative Shareholder and the Offeror do not reach agreement within thirty (30) days of service of the Dispute Notice, then the matters in dispute may be referred, on the application of either the Offeror or (subject to paragraph 9 below) the Representative Shareholder, for determination by Deloitte & Touche or, if that firm is unable or unwilling to act, by such other firm of chartered accountants of international standing as shall be agreed by the Representative Shareholder and the Offeror or, failing agreement, appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either the Representative Shareholder or the Offeror (the Independent Firm). The Representative Shareholder and the Offeror shall use all reasonable endeavours to agree with the Independent Firm the precise terms of reference to apply to its role hereunder as soon as reasonably practicable following a referral to the Independent Firm. The following general terms of reference shall apply in any event:

(a)	PricewaterhouseCoopers (on the instructions of the Representative Shareholder) and the Offeror’s Accountants shall each prepare a written statement within fifteen (15) days of the formal appointment of the Independent Firm on the matters in dispute which (together with the relevant documents) shall be submitted to the Independent Firm for determination. The matters in dispute shall be limited to the matters specified in the Representative Shareholder’s notice of objection as required by paragraphs 4 and 5 of Part B of this Schedule 9 ;

(b)	at the same time as the Offeror’s Accountants and PricewaterhouseCoopers submit their respective written statements to the Independent Firm for determination, each shall deliver to the other a copy of their submissions (with all relevant supporting documents);

(c)

following delivery of their respective submissions, the Offeror’s Accountants and PricewaterhouseCoopers shall have the opportunity to comment once only on the other party’s submissions by written comment delivered to the Independent Firm not later than ten (10) days after the written statement was first submitted to the Independent Firm and copied to the other party pursuant to sub-paragraph (b) above;

(d)	any response to a subsequent request by the Independent Firm for information from either the Offeror’s Accountants or PricewaterhouseCoopers shall be copied to the Offeror and the Representative Shareholder and the other firm of Accountants at the same time as it is delivered to the Independent Firm and, unless otherwise directed by the Independent Firm, the party receiving a copy of the information may, within ten (10) days after receipt of such information, comment once only on that information, and shall deliver a copy of such comment to the party who provided the information at the same time as it is delivered to the Independent Firm. Thereafter, neither the Representative Shareholder nor the Offeror nor their respective Accountants shall be entitled to make further statements or submissions except insofar as the Independent Firm so requests (in which case it shall, on each occasion, give the other parties (unless otherwise directed) ten (10) days to respond to any statements or submission so made);

(e)	in giving its determination, which shall be in the form of a written report addressed to the Original Members and the Offeror and delivered to the Representative Shareholder and the Offeror (the Report), the Independent Firm must select either the Completion Accounts and the Final Net Assets figure proposed by the Representative Shareholder or the Completion Accounts and the Final Net Assets Figure proposed by the Offeror (being whichever in its view most closely reflects the Completion Accounts and Net Assets figure as calculated in accordance with this Schedule 9 ) but may not propose some intermediate or other figure;

(f)	the Independent Firm shall determine (using its own legal advice as appropriate) any question of the legal construction of this agreement but only insofar as it is relevant to the determination of the Completion Accounts including the figure for Final Net Assets;

(g)	the Independent Firm shall act as an expert (and not as an arbitrator) in making any such determination which shall be final and binding on the parties save in respect of manifest error. In particular, without limitation, its determination of any fact which it has found it necessary to determine for the purposes of its determination pursuant to this paragraph 8 shall be final and binding on the parties for all purposes; and

(h)	the parties expressly waive, to the extent permitted by law, any rights of recourse to the courts they may otherwise have to challenge the Independent Firm’s determination, including any determination under paragraphs (f) or (g) above.

Costs

9. In connection with the preparation and review of the Completion Accounts and any dispute arising in connection therewith:

(a)	the Offeror shall be responsible for the costs of its professional advisers including those of Ernst & Young;

(b)	the Original Members shall be responsible for the costs of their professional advisers including those of PricewaterhouseCoopers; and

(c)	the fees and expenses of the Independent Firm shall be shared equally between the Original Members on the one hand and the Offeror on the other and it shall be a condition to the exercise by the Representative Shareholder of its right of referral to the Independent Firm that the Original Members shall provide security to the satisfaction of the Offeror of an amount equal to one half of the amount of the Independent Firm’s estimated costs in connection with its determination of the Completion Accounts and the figure for Final Net Assets.

Calculation of purchase price adjustment

10. If the Final Net Assets are less than the Guaranteed Net Assets, then the Initial Purchase Price shall be adjusted by an amount equal to the result of the following calculation:

Final Net Assets

less

Guaranteed Net Assets

= Purchase Price Adjustment,

and, accordingly, the Original Members shall pay to the Offeror an amount equal to the absolute value of the Purchase Price Adjustment but limited to a maximum of the Completion Accounts Escrow Amount together with interest on the same sum in accordance with paragraph 11 (below).

Settlement of any purchase price adjustment

11. If the Original Members are liable to pay a Purchase Price Adjustment then:

(a)	the Offeror and the Representative Shareholder shall issue joint written instructions to the Escrow Agent to pay to the Offeror an amount (limited as stated in paragraph 10 above) from the Completion Accounts Escrow Amount equal to (i) the aggregate amounts that the Original Members are liable to pay in respect of the Purchase Price Adjustment and (ii) any amount of the costs of the Independent Firm falling to be paid by the Original Members; and

(b)

if, having made the payment referred to in paragraph 11(a) (above), there remains any amount of the Completion Accounts Escrow Amount standing to the credit of the Completion Accounts Escrow Account (the Balance), then the Offeror and the Representative Shareholder shall issue joint written instructions to the Escrow Agent to release the Balance to the Original Members on or before relevant date set out in paragraph 13 (a), (b) or (c)

(below) and payment shall be made in accordance with the provisions of the Escrow Agreement.

12. If Final Net Assets are equal to or greater than Guaranteed Net Assets then no adjustment shall be made and the Offeror and the Representative Shareholder shall issue joint written instructions to the Escrow Agent to release to the Original Members such amount as is equal to the Completion Accounts Escrow Amount (less any amount of the costs of the Independent Firm falling to be paid by the Original Members) so that the written instructions are received by the Escrow Agent on or before relevant date set out in paragraph 13 (a), (b) or (c) (below) and payment shall be made in accordance with the provisions of the Escrow Agreement.

Timing of payments

13. Written instructions for the payment of a Purchase Price Adjustment from the Completion Accounts Escrow Account shall be issued jointly by the Offeror and the Representative Shareholder to the Escrow Agent so as to be received by the Escrow Agent:

(a)	on or before the fifth (5th) Business Day after the end of the Review Period;

(b)	if a Dispute Notice is delivered before the expiry of the Review Period, on or before the fifth (5th) Business Day after resolution of all matters set out in the Dispute Notice by mutual agreement of the Representative Shareholder and the Offeror; or

(c)	if an Independent Firm is retained, on or before the fifth (5th) Business Day after the date on which the Report has been received by the Representative Shareholder and the Offeror.

Part C : Accounting policies - general requirements

The Completion Accounts shall:

(a)	be prepared in accordance with the specific accounting treatments set out in Part D of this Schedule;

(b)	be prepared adopting the Accounting Principles, including in relation to the exercise of accounting discretion and judgement; and

(c)	where neither the Accounting Principles, nor the accounting treatments set out in Part D of this Schedule deal with a matter, be prepared in accordance with UK GAAP.

In the event of any conflict between the application of paragraphs (a), (b) and (c), the application of paragraph (a) shall take precedence over that in paragraphs (b) and (c) and the application of paragraph (b) shall take precedence over that in paragraph (c).

The Offeror and the Representative Shareholder each acknowledge that the sole purpose of the Completion Accounts is to determine the amount of the Final Net Assets for the purposes of the adjustments and payments set out in paragraphs 11 to 13 of Part B of Schedule 9 .

Part D : Accounting Policies - specific accounting treatments

1.	Fixed Assets

In connection with the preparation of the Completion Accounts and fixing the amount of Final Net Assets, save where the value of any fixed asset has been impaired, none of the fixed assets of any Group Company shall be revalued from the amounts reflected in the Last Accounts.

2.	Accounting for BBS and PRB:

The Completion Accounts shall reflect BBS and PRB accruals calculated in a manner consistent with the manner used in the preparation of the Last Accounts. Such accruals shall be based on the actual profit before BBS and PRB expense, income tax and cost of capital for the period from and including 1 January 2004 to and including the Completion Date (the Actual Profit Before Bonus), and shall be computed as follows.

In respect of the BBS, if:

(a)	the Actual Profit Before Bonus is equal to or greater than the amount obtained by multiplying £7,000,000 by a fraction, the denominator of which is twelve (12) and the numerator of which is the number of months from and including January 2004 up to and including the whole of the month in which the Completion Date falls, then the amount accrued in the Completion Accounts in respect of BBS shall be the amount in £ sterling represented by Q in accordance with the following formula:

x = (£7,000,000 ÷ 12×M)

y = (APB Bonus - x)

z = ((x×5.71%) + (y×26.64%))

If z ≥ 3,197,042 THEN Q = (£3,197,042 + N)

If z < 3,197,042 THEN Q = (z + N)

(b)	the Actual Profit Before Bonus is less than the amount obtained by multiplying £7,000,000 by a fraction, the denominator of which is twelve (12) and the numerator of which is the number of months from and including January 2004 up to and including the whole of the month in which the Completion Date falls, but not less than zero, then the amount accrued in the Completion Accounts for BBS shall be the amount in £ sterling represented by Q in accordance with the following formula:

x =	M	× 400,000
12

  Q = (x + N)

(c)	the Actual Profit Before Bonus is equal to or less than zero, there shall be no accrual for BBS included in the Completion Accounts.

In respect of the PRB, the amount accrued in the Completion Accounts for PRB shall be the amount in £ sterling represented by Q in accordance with the following formula:

x = 1.4% × (ABPBonus – BBS – BDividend + £260,000)

Q = ((13×x)– £260,000)+ N

Where:	APB Bonus means Actual Profit Before Bonus

M means the number of months from and including January 2004 up to and including the whole of the month in which the Completion Date falls

B Dividend means all amounts paid to Bill Paterson in the immediately period before the date of this agreement in respect of his cumulative participating share of £1 in the capital of the Company

N = such national insurance contributions as the relevant Group Company in its capacity as employer is obliged to make at the rate prescribed by law at the relevant time in connection with such payment

Attached as examples (at Part F to this Schedule 9 ) are the figures for BBS and PRB in the budget for 2004 and also applied in the last Accounts

3.	Accounting for Provisions and Reserves:

(a)	Adequate provision shall be made in the Completion Accounts for all actual and reasonably estimatable losses, costs and expenses that have been incurred as at the Completion Date.

(b)	The Completion Accounts shall reflect no reduction of provisions and reserves from the amounts recorded as of 31 March 2004, except for amounts relating to specific events that:

(i)	for the purposes of preparing the Management Accounts as of 31 March 2004, were contemplated by the management of the relevant Group Companies in establishing such provisions and reserves; and

(ii)	were resolved in the period 1 April 2004 up to and including the Completion Date.

(c)

With respect to the Company’s accounting for its investment in the BEAR joint venture, and without prejudicing the general applicability of clause 2(a), above, the Completion Accounts shall include a provision for the Company’s proportionate share (being 25%) of the remaining estimated future losses of, and estimated cash contributions to, the BEAR joint venture which the

Company reasonably expects it will suffer considering (i) the actual financial results of the BEAR joint venture as of the latest date such results are available prior to the date the Completion Accounts are prepared; (ii) the latest financial and cash flow forecasts of the BEAR joint venture, as prepared by the management of the BEAR joint venture reflecting said management’s best estimate of the financial results and liquidity needs of the joint venture through the expiration date of the related contracts, and (iii) the Company’s independent assessment of the latest financial and cash flow forecasts of the BEAR joint venture. The Company’s independent assessment of the latest financial and cash flow forecasts of the BEAR joint venture shall be made with the same level of conservatism and prudent business judgment as was used in recording the Company’s position in the BEAR joint venture included in the Last Accounts, and may include a conservative estimate of recovery (i.e., additional, non-contractual revenue) attributable to claims that the BEAR joint venture has filed against its customer.

(d)	A £350,000 expense will be allowed in the Completion Accounts for costs associated with the preparation and negotiation of the Offer Document, Form of Acceptance and this agreement, in respect of professional fees.

4.	Accounting for Pensions:

The Completion Accounts shall include adequate provision for pension expense at the current budgeted expense rate for the Company and Allott & Lomax pension schemes. Such amount shall not be less than the amount obtained by multiplying £7,000,000 by a fraction, the denominator of which is twelve (12) and numerator of which is the number of months from and including January 2004 up to and including the whole of the month in which the Completion Date falls.

5.	Accounting for Professional Indemnity Insurance Reserves:

Adequate provision shall be made in the Completion Accounts for all actual and reasonably estimatable losses, costs and expenses that have been incurred up to and including the Completion Date relating to the Company’s professional indemnity insurance programme and relating to the Company’s financial position as of the Completion Date.

The Completion Accounts shall reflect an expense for the Company’s professional indemnity insurance program for the period 1 January 2004 up to and including the Completion Date that includes, at a minimum:

(a)	an amount representing that portion of insurance premiums paid or scheduled to be paid relating to the Company’s professional indemnity insurance program and allocable to the period 1 January 2004 up to and including the Completion Date; and

(b)

the estimated loss (including development costs) for claims incurred (whether or not reported to either the Company, its insurance brokers, its insurance underwriters, or other agents) up to and including the Completion Date determined in a manner consistent with the preparation of the Last Accounts and including, for the avoidance of doubt, any amount of loss that will be for the account of any Group Company as a result of an excess on any insurance policy or any limit on the amount insured under any insurance policy.

6.	Information Available for Completion accounts

Information available up until the earlier of the date of delivery of a notice from the Representative Shareholder under paragraph 5 of Part B of this Schedule 9 and the date of agreement or determination of the Completion Accounts shall be taken into account insofar as it provides evidence of the state of affairs of the Group Companies at Completion.

7.	Miscellaneous

(a)	No account will be taken of FRS17 in the Completion Accounts.

(b)	Dilapidations on any leases of Property due to expire within twelve months of the Completion Accounts will be provided for on a consistent basis to the provisions booked in the Last Accounts.

Part E : Format of Completion Accounts

	Description	Guaranteed NAV Calculation[1]	Final NAV (as at Completion Date)
		£’000	£’000
	Tangible assets	3,829	X
	Intangible assets	2,074
	Investments	2,697	X
	Debtors	46,017	X
	Cash at bank or in hand	9,633	X
	A. Total Assets	64,250	X
Creditors:	Amounts falling due within one year	43,666
	Amounts falling due after one year	457
	B. Total Liabilities	44,123	X
	C. Guaranteed/Final NAV (A-B)	20,127	X
	D. Guaranteed NAV		Same figure as for ‘C’ in the Guaranteed NAV Calculation
	E. Difference		X

[1]	Prior to signature this column will be populated with figures from the agreed reference balance sheet.

Part F : Example calculation of BBS and PRB

SIGNED by Greg Landry	)
for and on behalf of	)
GIBB HOLDINGS LIMITED	)

SIGNED by Greg Landry	)
for and on behalf of	)
JACOBS ENGINEERING GROUP INC.	)

SIGNED by William Gilchrist Mitchell	Witness	Signature
At	Name
on 2004	Address

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Alan Harcourt Craig	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Morris James Murray	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Alexander MacDonald	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Gordon Grier Thomson Masterton	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of David Fred Fawcett	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Robert Moir Kennard	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Robert Hugh Clarke	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of David John Noakes	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Robert Shepherd Duff	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of John Phillippo Atkins	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Gary Smith	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of David Baird	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Mark Cubitt	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of James Peter Millmore	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Bruce Alexander Durning	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Cameron Stuart Lindsay	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Patrick William Wingfield	Name
At	Address
on 2004

SIGNED by William Gilchrist Mitchell as Attorney for	Witness	Signature
and on behalf of Henry George Perfect	Name
At	Address
on 2004